UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 9)

REGISTRATION UNDER THE SECURITIES ACT OF 1933

BAETA CORP.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

3841
(Primary Standard Industrial Classification Code Number)

26-0722186
(I.R.S. Employer Identification Number)

1 Bridge Plaza Second Floor, Suite 275 Fort Lee, NJ 07024 (201) 471-0988
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonid Pushkantser
1 Bridge Plaza
Second Floor, Suite 275
Fort Lee, NJ 07024
(201) 471-0988
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

The Sourlis Law Firm
Virginia K. Sourlis, Esq.
214 Broad Street
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	915,400	(1)	$1.00	$915,400	$116.00	(2) (3)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	The registration fee has been paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2010

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

915,400 Shares of Common Stock

BAETA CORP, INC.

$1.00 per Share

This prospectus relates to the resale of up to 915,400 shares of our common stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. To the best of our knowledge, none of the Selling Stockholders are broker-dealers, underwriters or affiliates thereof.

We have arbitrarily set an offering price of $1.00 per share of common stock offered through this prospectus. We are paying the expenses of registering these shares. We will not receive any proceeds from this offering.

Our common stock is presently not traded or quoted on any market or securities exchange. The sales price to the public is fixed at $1.00 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer apply to have of our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or even if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to prevailing market prices on the OTC Bulletin Board or privately negotiated prices by the Selling Stockholders.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 4.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is __________, 2010.

ii

PROSPECTUS

BAETA CORP.
915,400 SHARES COMMON STOCK
$1.00 per Share

TABLE OF CONTENTS

Item	Page

Summary	1

Risk Factors	4

Description of Business	11

Description of Properties	28

Legal Proceedings	28

Use of Proceeds	29

Determination of Offering Price	29

Dilution	29

Selling Stockholders	29

Plan of Distribution	35

Directors, Executive Officers, Promoters and Control Persons	38

Security Ownership of Certain Beneficial Owners and Management	51

Executive Compensation	44

Description of Securities	52

Interest of Named Experts and Counsel	56

Experts	56

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	57

Organization Within Last Five Years	57

Management’s Discussion and Analysis of Financial Condition and Results of Operations	57

Certain Relationships and Related Transactions and Corporate Governance	67

Market for Common Equity and Related Stockholder Matters	71

Changes in and Disagreements with Accountants and Financial Disclosure	72

Where You Can Find More Information	73

Financial Statements	F-1

iii

SUMMARY

You should read the entire prospectus before making an investment decision to purchase our Common Stock.

Our Company, BAETA Corp. (“BAETA,” the “Company,” “we,” “us” and similar terms), designs and markets products for the monitoring, reporting, and recording of pain and other health related products for the hospital and outpatient/consumer settings. BAETA’s current line of products consist of a pain monitoring system known as MyHealthTrends™ For Pain (this product was formerly named MyPainAway) marketed as a consumer product. Additionally, the company is developing MyPillsOntime™, an automatic medication reminder/dispenser system for consumer market, MyHealthID, a patient controlled and managed online repository for personal medical records, as well as a commercial version of MyHealthTrends™ For Pain, for use in the hospital and healthcare facility market that we are working to launch in the fiscal year 2010. Other lines of products currently anticipated for future development include MyHealthTrends™ For Weight Control, intended to assist in weight loss and control, and MyHealthTrends™ For Smoking Cessation, designed to help customers quit smoking.

Organizational History

Incorporated in State of New Jersey on August 14, 2007, we are a development stage medical technology company that develops and manufactures advanced products for use in consumer households and in hospitals and other medical institutions. Our flagship product, MyHealthTrends™ For Pain, is a patent-pending pain management and assessment product targeted for the estimated 25 million chronic pain sufferers in the United States. We successfully launched this product (formerly named MyPainAway™) and its interactive customer website during the fourth quarter of 2008. Since inception, we have focused our operations towards the development and marketing of our products and the development of our corporate infrastructure, and have not generated any substantial revenue.

Summary Financial Information

The table below summarizes:

•	The restated audited financial statements of BAETA Corp. for the fiscal years ended December 31, 2008** and 2007; and
•	the unaudited financial statements for the quarter ended September 30, 2009:

Balance Sheet Summary:

	At December 31, 2008**	At December 31, 2007	At September 30, 2009
	(Taken from the Restated Audited Financial Statements*)	(Taken from the Audited Financial Statements*)	(Unaudited)
Balance Sheet
Cash and Cash Equivalents	$14,475	$10,150	$1,924
Total Assets	$82,452	$10,471	$224,894
Total Liabilities	$259,011	$20,000	$499,374
Total Stockholders’ Deficit	$(176,559)	$(9,529)	$(274,480)

* The auditors did not audit the contents of this table.

Statement of Operations Summary:

	For the Fiscal Year Ended December 31, 2008**	For the Fiscal Year Ended December 31, 2007	For the Nine Months Ended September 30, 2009	For the Period August 14, 2007 (Inception) to September 30, 2009
	(Taken from the Restated Audited Financial Statements*)	(Taken from the Audited Financial Statements*)	(Unaudited)	(Unaudited)
Statement of Operations:
Revenue	$71.00	$0	$9,003	$9.074
Net Loss	$(548,200)	$(11,529)	$(527,464)	$(1,087,193)
Net Loss Per Share of Common Stock , basic and diluted	$(0.03)	$(0.00)	$(0.02)	—
* The auditors did not audit the contents of this table.

** Restatement of 2008 Financial Results

On May 26, 2009, Stan J.H. Lee, CPA, CMA, declined to stand for re-election and effectively resigned as auditor of BAETA Corp. The resignation letter is attached hereto as Exhibit 16.1.

Subsequently, the Company hired W.T. Uniack & Co., CPAs, P.C. as independent public auditor going forward, as of 6/30/2009. At this time, Management conducted a review of the December 31, 2008 audited financial statements, and determined that many material errors were present necessitating a re-audit, and as such, directed W.T. Uniack & Co., CPAs, P.C. to re-audit the Company financials for the year ending December 31, 2008. The re-audited and corrected financial statements for the year ending December 31, 2008, are now provided. The errors resulted in a change in Net Income Before Tax from ($596,661) to ($547,700) and Net Income from ($597,193) to ($548,200).

AVAILABLE INFORMATION

Upon the effectiveness of the Company’s registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”), the Company will be subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will therefore be required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements will be available free of charge on the SEC’s website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 1 Bridge Plaza, 2nd Floor, Suite 275, Fort Lee, NJ 07024. Our telephone number is (201) 471-0988.

OFFERING SUMMARY

The Issuer:	BAETA Corp., a New Jersey corporation.

Selling Stockholders:
The Selling Stockholders named in this prospectus are existing stockholders of our company who purchased shares of our common stock exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, under Section 4(2) of the Securities Act.

Securities Being Offered:	Up to 915,400 shares of our common stock, par value $0.0001 per share.

Offering Price:
The offering price of the common stock has been arbitrarily set at $1.00 per share. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If our common stock is quoted on the OTC Bulletin Board and a market for our common stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders.

Minimum Number of Shares to Be Sold in This Offering:	None

Capitalization:
Common Stock: 150,000,000 shares authorized; 22,576,516 shares outstanding as of the date of this prospectus.

Preferred Stock: 10,000,000 shares authorized; 100 shares of Series A Preferred Stock outstanding, 2 shares of Series B Preferred Stock Outstanding.

Series A

The outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Company or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. The outstanding 100 shares of Series A Preferred Shares are held by Dr. Alexander Gak, our President and Chairman.

The voting rights of the Company’s Series A Preferred Stock effectively eliminate the voting rights of our common stockholders. Potential investors should consider this as a risk of investment prior to purchasing our common stock. See “Risk Factors”.

Series B

The outstanding shares of Series B Preferred Stock have no voting rights. Each share of Series B Convertible Preferred Stock carries with it the immediate right by its owner to convert such share of Series B Convertible Preferred Stock into the amount of shares of BAETA Corp. Common Stock equivalent to one percent (1%) of the total amount of BAETA Corp. Common Stock then issued and outstanding at the time of the conversion election.

Common Stock Outstanding Before and After the Offering:
22,576,516 Shares of our common stock are issued and outstanding as of the date of this prospectus and will continue to be issued and outstanding upon the completion of this offering. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. All of the proceeds of the offering will go to the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

Risks Related to Our Business

We are not currently profitable and may not become profitable.

We have incurred significant operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock. At September 30, 2009, we had $1,924 cash on-hand and our stockholder’s deficit was $274,480, and there is substantial doubt as our ability to continue as a going concern.

We are a development stage company and are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are an early-stage medical technology company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations is subject to changing needs of patients, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

Our primary assets consist of intangibles, and there is no assurance that our operations will be successful.

Our primary asset consists of Intellectual Property, concepts, methods and strategies related to MyHealthTrends™ For Pain pain tracking system, its associated online user portal and MyPillsOntime automatic pill dispensing unit. Furthermore, we have filed patent applications for our technologies, however, no such patents have yet been granted, nor are there any assurances that such patents will be granted. As a result of the foregoing, we will likely incur additional losses in the future. There is no assurance that our operations will be successful or that it will be profitable in the future.

We will need to obtain additional financing.

We will be required to obtain additional financing to continue to operate our business. There can be no assurance that any additional financing, if required, will be available to us on acceptable terms, if at all. Any inability of us to obtain additional financing, if required, could have a material adverse effect on our financial condition and results of operations.

Our product lines may never gain commercial acceptance.

We believe that our plan to develop and attract a significant proprietary presence in the vital signs monitoring market offers significant growth potential. There can be no guarantee that our plan of operation will be commercially accepted at revenue levels sufficient to permit us to achieve or maintain profitable operations.

We may be unable to adequately protect our proprietary rights or may be sued by third parties for infringement of their proprietary rights.

The medical technology industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of trade secret, copyright or patent infringement. We may inadvertently infringe a patent of which we are unaware. In addition, because patent applications can take many years to issue, there may be a patent application now pending of which we are unaware that will cause us to be infringing when it is issued in the future. If we make any acquisitions, we could have similar problems in those industries. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of our alleged infringement of another’s intellectual property, forcing us to do one or more of the following:

o	Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

o	Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms; or

o	Redesign those products or services that incorporate such technology.

A successful claim of infringement against us, and our failure to license the same or similar technology, could adversely affect our business, asset value or stock value. Infringement claims, with or without merit, would be expensive to litigate or settle, and would divert management resources.

A dispute concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and costly, and an unfavorable outcome could harm our business.

We may be exposed to future litigation by third parties based on claims that our programs infringe the intellectual property rights of others. If we become involved in litigation, it could consume a substantial portion of our managerial and financial resources, regardless of whether we win or lose. We may not be able to afford the costs of litigation. Any legal action against us or our collaborators could lead to:

•	payment of damages, potentially treble damages, if we are found to have willfully infringed a party’s patent rights;
•	injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or
•	we or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

As a result of the foregoing, we could be prevented from commercializing current or future products.

We may not be able to successfully patent our technologies, which could have potentially devastating effects on our business and ability to compete in the marketplace.

Our intellectual property consists of the following:

1.	MyPainAway brand trademark. Trademark registration filed January 2008.

2.	MyHealthTrends™ For Pain brand trademark. Trademark registration to be filed.

3.	MyHealthTrends™ and MyHealthTrends™ For Pain pain monitoring system integrated hardware and software technology.

4.	Patent pending for “Device, Method and/or System for Monitoring the Condition of a Subject,” docket No U.S. 1488/07, originally submitted July 2007.

5.	Patent pending for “Automatic Reminder and Dispensing Device, System and Method Therefore,” docket No U.S. 1509/08, originally submitted May 2008.

The is no assurance that the U.S. Patent and Trademark Office will grant us patents on any of our proprietary technologies, nor any assurances that we can adequately protect any of our intellectual property from infringement claims or prosecutions.

We are highly dependent on the services of Dr. Alexander Gak, our President and Chairman.

Our success depends on the efforts and abilities of Dr. Alexander Gak, our President and Chairman of the Board. The loss of the services of Dr. Gak would have a material adverse effect on us. Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts.

As our business grows, we will need to attract additional employees which we might not be able to do.

We have one full-time officer, Mr. Leonid Pushkantser, the Chief Executive Officer. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

We may not be able to compete successfully with current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our products, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with technological advances or that our products will not become obsolete. We cannot assure you that competitors will not develop related or similar products and bring them to market before we do, or do so more successfully, or that they will not develop technologies and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

The ability to generate long-term contracts for the sale of our products is vital.

We lack long-term contracts and there can be no assurance that we will successfully establish or maintain any long-term contracts in the future.

Our product lines may be subject to future government regulation.

While our product lines are not currently subject to regulation by the U.S. Food and Drug Administration (“FDA”), there is no guarantee that our products won’t become subject to future regulation. Any future regulation by the FDA or other governmental authority could potentially have devastating effects on our ability to conduct operations.

Failure by us or our suppliers to comply with the Food and Drug Administration (“FDA”) regulations and similar foreign regulations applicable to the products we manufacture or distribute could expose us to enforcement actions or other adverse consequences.

We design, manufacture, install and distribute medical vital signs monitoring devices that are currently not subject to FDA regulation. However, while we are investigating this matter diligently and are of the opinion that FDA regulation does not apply to our current products, we can make no guarantees that our products will not be subject to future regulation by the FDA in the United States and similar agencies in other countries. Failure to comply with applicable regulations could result in future product recalls, injunctions preventing the shipment of products or other enforcement actions that could have a material adverse effect on our revenues and profitability. Additionally, certain of our suppliers may be subject to FDA regulations, and the failure of these suppliers to comply with regulations could adversely affect us.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a New Jersey corporation. New Jersey law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. New Jersey law also authorizes New Jersey corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may not be able to generate revenue.

We do not have an organization for the sales, marketing and distribution of our products. We must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed our cost effectiveness. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company and officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property.

We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. The enforcement of a claim alleging that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming and the outcome is unpredictable. We cannot assure you that these agreements will not be breached, that we will be able to do much to protect ourselves if they are breached, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If any of these events occurs, then we run the risk of losing control over valuable company information, which could negatively affect our competitive position.

Risks Relating to Ownership of Our Common Stock

There is no active market for our common stock. One may never develop or if developed, be sustained and you could lose your investment in our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our common stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Dr. Gak is our Chairman of the Board and has the right to designate classes and rights of our Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.0001 par value, with designations, rights and preferences determined from time to time by our Board of Directors. Dr. Gak is our Chairman and therefore, together with Mr. Pushkantser’s approval, is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. This could adversely affect the value of our common stock.

Voting Rights Risk

We have 100 shares of our Series A Preferred Stock outstanding. The outstanding shares of Series A Preferred Stock votes together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. The 100 shares of Series A Preferred Shares are held by Dr. Alexander Gak, our President and Chairman. The right of the Series A Preferred Stock to vote on all matters with the common stock and having 80% of the vote effectively eliminates the voting power of our common stock and may suppress the value of our common stock.

Change of Control Risk

As the sole holder of our Series A Preferred Stock, Dr. Gak maintains majority voting power and sole discretion with regards to election of directors, disposition of major corporate assets, pursuing or rejecting any potential transaction, including one which would result in a change of control of the Company, even though such transaction might be beneficial to the stockholders of the Company. Such right may suppress the value of our common stock, and should be considered a material risk to investing in our common stock.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Upon the effectiveness of this registration statement, our Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will be required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act and the rules of the Nasdaq Global Market.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
 Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of common stock in the future may be volatile.

If a market develops for our common stock, the market price of our common stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, e and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

General

We are a medical technology company that develops and manufactures advanced products within the global vital signs monitoring industry. Our flagship product is a patent-pending pain management and assessment product targeted for the estimated 25 million chronic pain sufferers in the United States. Management successfully launched the product, called “MyHealthTrends™ For Pain” (formerly called “MyPainAway™”) and its interactive customer website during the fourth quarter of 2008.

Generally, we design and currently have in development several lines of products for the monitoring, reporting, and recording of pain and other health related products for the hospital and outpatient, and consumer settings. BAETA’s current line of products consists of a pain monitoring system known as MyHealthTrends™ For Pain (this product was formerly named MyPainAway) marketed as a consumer product. Additionally, the Company is developing MyPillsOntime™, an automatic medication reminder/dispenser system for consumer market, MyHealthID, a patient controlled and managed online repository for personal medical records, as well as a commercial version of MyHealthTrends™ For Pain, for use in the hospital and healthcare facility market (commercial setting) that we are working to launch in the fiscal year 2010.

Other lines of products currently anticipated for future development include MyHealthTrends™ For Weight Control, intended to assist in weight loss and control, and MyHealthTrends™ For Smoking Cessation, designed to help persons who smoke end their use of cigarettes. As of the date of this prospectus, we have not commenced any significant development with regards to MyHealthTrends™ For Weight Control or MyHealthTrends™ For Smoking Cessation.

Organizational History

Our Company was incorporated in the State of New Jersey on August 14, 2007. On April 18, 2008, our shareholders approved an amendment to our Certificate of Incorporation so that, as amended: (a) our authorized capital stock was increased so that the authorized number of common shares was increased from 1,000 shares to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The amendment also gave our Board of Directors the right to establish one or more series of preferred stock in such amounts and with such rights, privileges, and preferences as our Board of Directors may, from to time, determine.

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares, which occurred on June 23, 2008. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted. Dr. Gak owns the 100 outstanding shares of Series A Preferred Stock.

On February 8, 2010, our Board of Directors and majority shareholders approved the designation of 10 shares of our preferred stock as Series B Preferred Stock (the “Series B Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series B Preferred Shares, which occurred on February 9, 2010. The outstanding shares of Series B Preferred Stock have no voting rights. Each share of Series B Convertible Preferred Stock carries with it the immediate right by its owner to convert such share of Series B Convertible Preferred Stock into the amount of shares of BAETA Corp. Common Stock equivalent to one percent (1%) of the total amount of BAETA Corp. Common Stock then issued and outstanding at the time of the conversion election.

On February 8, 2010, our Board of Directors and majority shareholders approved the filing of an Amendment to our Certificate of Incorporation with the State of New Jersey to increase the authorized number of common stock from 100,000,000 to 150,000,000. This Amendment to the Certificate of Incorporation was filed on February 9, 2010.

Objectives

Our Company, BAETA Corp. is a development stage medical technology company. Our mission is to develop and commercialize products related to our data collection and reporting proprietary technologies. Currently, the Company focuses on our product lines relating to pain monitoring, online software (medical record) repositories, and devices that assist patients to take their correct dosage of medication on time and correctly. Our flagship product is our patent-pending consumer pain monitoring system called  MyHealthTrends™ For Pain (formerly called “MyPainAway™”).`

Currently in the planning stage with no significant development made to date, we intend to use our proprietary technologies to expand into products relating to weight loss, smoking cessation, and other related healthcare technologies, of which we intend to successfully commercialize such technologies by offering several lines of products for consumers and for hospitals and other healthcare institutions.

Our immediate focus is to successfully market our pain monitoring system MyHealthTrends™ For Pain. Despite increased emphasis on pain management across the board, we believe the U.S. Health Care System has failed to significantly improve pain management to date. We believe that pain is still grossly under-treated in the medical profession and that the main reason for this failure is the fact that patients still lack effective tools to communicate their pain to health care providers. A patient's pain is a subjective, individual feeling and cannot be felt to the same degree by the doctor. Empathy of the doctor is the driving force of the pain management process today. The doctor assesses the degree of patient’s distress subjectively, and then implements the minimally effective regimen in fear of possible side effects.

We intend to enter the marketplace with a line of products to allow shifting control of pain management processes from the doctor to the patient.

Through use of our pain monitoring and recording products, patients become vocal advocates of their own pain management, voicing their opinion in the form of hard data that is easy to monitor, store, report, print, and evaluate.

Business Development

Our core business focus is on development and commercialization of vital signs monitoring technologies. At the present time BAETA is focusing on pain monitoring technology. The Company plans to expand into other vital sign monitoring technologies that complement the core business. This list currently includes pulse oximetry, EKG, blood pressure, cardiac output, carbon dioxide, and body temperature. The non-core business focuses on adapting core technologies to the consumer market. Our business includes design, development, manufacturing, and marketing of consumer products that embody BAETA’s proprietary technologies.

Since our inception, we have achieved the following milestones:

1.	August 2007:
-	BAETA Corp. is incorporated
-	Key Pain Monitoring Intellectual Property secured

2.	September 2007:
-	Development of proof of concept for MyPainAway™ Pain Tracking System (later renamed to MyHealthTrends™ For Pain) commenced

3.	November 2007:
-	Hardware and software engineering solutions for MyPainAway™ Pain Tracking System (later renamed to MyHealthTrends™ For Pain) delivered

4.	December 2007:
-	Advertising solution for MyPainAway™ (later renamed to MyHealthTrends™ For Pain) Internet Portal negotiated

5.	January 2008:
-	MyPainAway™ (later renamed to MyHealthTrends™ For Pain) Internet Gateway and Windows Application delivered

6.	February 2008:
-	MyPainAway™ (later renamed to MyHealthTrends™ For Pain) Internet Portal v1.0 delivered

7.	March 2008:
-	Manufacturing solution for MyPainAway™ (later renamed to MyHealthTrends™ For Pain) device delivered.
-	Securities Attorney and Investment Banking services retained for direct registration of securities

8.	May 2008:
-	Intellectual property secured for Automated Pill Reminding and Dispensing System.

9.	June 2008:
-	Design and development of MyPillsOnTime™ Pill Reminder and Dispenser started.

Products and Services

I. MyHealthTrends™ For Pain:

Product Overview

MyHealthTrends™ For Pain, a handheld consumer device, of which we formerly marketed under the name “MyPainAway™ Pain Tracking System”, allows patients and sufferers of chronic and acute pain, to track real-time pain onset, breakthrough and therapeutic pain intervention responses through a handheld device. The data collected by the MyHealthTrends™ For Pain device is transmitted by the patient, via standard USB connection, to their personal computer. The patient then sends the data to their medical practitioner. The online system displays daily graphs and charts that clearly display the onset and severity of the patient’s pain, as well as the duration of the sensations of pain, and most importantly, the efficacy of the doctor’s chosen regimen of therapeutic and/or pharmaceutical intervention. The data allows medical practitioners to clearly understand the efficacy of chosen treatment plans, while also helping to quantify and track pain management protocols. MyHealthTrends™ For Pain gives both patient and physician a clear visual representation of the benefit of a given treatment regimen, that can be analyzed and modified, based upon the patient’s response to various treatments.

We have developed the final version of its prototype, validated the technology and its functionality and have contracted with three manufacturers for the production of the MyHealthTrends™ For Pain device. We initially anticipated that it would require approximately $100,000 in additional development capital to manufacture the initial run of MyHealthTrends™ For Pain devices and initiate market testing of the product.

We began marketing and successfully launched the MyHealthTrends™ For Pain device for sale during the fourth quarter of 2008.We funded the launching of this product by use of proceeds raised from the sale and issuance of our equity securities (common stock), as well as from advances made by our President, Dr. Gak, to the Company.

MyHealthTrends™ For Pain Specifications

MyHealthTrends™ For Pain is an individual pain reporting system designed to produce high fidelity representation of temporal evolution of patients’ pain. Seeing the picture of daily pain dynamics allows a physician to identify breakthrough pain episodes, determine analgesic requirements, and prescribe the appropriate regimen with confidence. Pain reports serve as hard evidence of a patient's pain and as helpful aid in doctor’s decision making.

MyHealthTrends™ For Pain allows a patient to record changes in painful distress through a hand-held counter, upload the data to the personal computer through a USB connection, synchronize the data with the Internet Account, view and print Pain Reports Online or Offline.

Additionally, MyHealthTrends™ For Pain allows a health care practitioner to view changes in patients' painful distress through printed Pain Reports. The practitioner may also establish an Online Account to create a Census of patients, add multiple patients to the Census, view and print Pain Reports for selected patients Online or Offline.

Because it is a patient-driven service, MyHealthTrends™ For Pain is offered as a consumer product, not as a medical device. The product is neither a therapeutic device nor a diagnostic device that measures physiologic parameters therefore we are of the opinion that it does not require FDA approval.

Components

MyHealthTrends™ Pain Button

The Pain Button is a hand-held counter capable of acquiring patient data, storing it in self-contained memory, and uploading it to a personal computer/ Internet through a USB connection. MyHealthTrends™ Pain Button will be offered in several ergonomically designed embodiments as well as in combination with a medication dispensing case.

MyHealthTrends™ For Pain Stand Alone Windows Application and Internet Gateway

This component is designed to allow communication between MyHealthTrends™ Pain Button and the Internet via USB port. It is also designed to support data management, Report viewing and printing in case Internet is not available.

MyHealthTrends™ For Pain Internet Portal.

The Internet Portal consists of two specifically designated areas for Patients and Practitioners.

“Patient's Area” supports the following capabilities:

1. Report Viewing and Printing – patients are able to view and print Daily, Weekly, and Monthly Pain Reports:

2. Profile Management. Patients are able to modify access and personal information:

3. Device Management.

Patients are able to view device registration status, battery power, download software updates.

4. Ask a Question.

We intend to develop and offer a service where patients would be able to ask affiliated doctors questions regarding their pain management. Upon receipt of the questions, it is contemplated that a doctor on-call would provide medical advice within 24 hours.

Additionally, the Patient Area of MyHealthTrends™ For Pain Internet Portal will provide access to pain resources, the list of registered practitioners, and community tools.

Practitioner's Area supports the following capabilities:

1.	Viewing and printing Pain Reports.
2.	Creating a Census.
3.
Addition of new patients to Census. (In compliance with HIPAA regulations, addition of new patients to Census requires insertion of the patient's Pain Button into the practitioner's computer USB port. Such action constitutes Consent to accessing private information).

4.	Deleting a patient from Census.

Hospital-based Pain Monitoring System

The hospital-based pain monitoring system will allow hospital patients to project the degree of their painful distress to the health care team in real time. It will alert the health care team to the need of a pain management intervention.

The monitoring system will incorporate all technological elements developed for MyHealthTrends™ For Pain. Data acquisition device will be a modification of MyHealthTrends™ Pain Button. Data processing, storage and reporting solutions are already in place as integral parts of MyHealthTrends™ For Pain product. Data transmission will be accomplished using existing wireless data transmission protocols.

Development of the hospital-based pain monitoring system is projected to start in the Fourth Quarter of 2010. The Company originally planned to commence development of the hospital-based pain monitoring system in the Fourth Quarter of 2008, however due to a lack of cash on hand and a lack of revenues to date, Management has decided to delay this developmental project until the Fourth Quarter of 2010 so it can focus on the Company’s current line of products, including the MyHealthTrends™ For Pain consumer device.

II. MyPillsOnTime™ Automatic Medication Reminder Dispenser:

The MyPillsOnTime™ Automatic Medication Reminder Dispenser system is designed to address the central problem of oral medication therapy, namely, how to maintain therapeutic blood level of a prescribed medication. Leveraging the technology developed for MyHealthTrends™ For Pain product, the company is able to introduce a portable device that allows dispensing of multiple medication doses at the pre-programmed times. The system also allows for communication between the personal computer user interface, where the drug regimen is programmed, the device docking station, where medication storage and refill take place, and the portable device, where daily drug regimen is stored and dispensed.

This Reminder Dispenser will be offered in three versions targeting major consumer segments:

MyPillsOnTime LIFESAVER – entry level model with manual re-fill and automated reminding and dispensing capabilities. Estimated MSRP $299.00.

MyPillsOnTime MASTER – mid-level model with automated re-fill and automated reminding and dispensing capabilities. Estimated MSRP $599.00.

MyPillsOnTime FUTURO – high-end model with advanced design and elevated user experience.
Estimated MSRP $799.00.

The portable device is equipped with audio and visual alarms that prompt the patient to take an appropriate dose at the appropriate time. Once the daily regimen is completed, the device is inserted into the docking station for automatic refill.

MyPillsOnTime Internet Portal

The Internet Portal supports the following functions:

•	Programming medication regimen:

•	Requesting refill prescriptions:

•	Drug safety information:

Additionally, patients are able to view compliance reports and share the reports with their physicians.

III. MyHealthID™ Medical Records System:

On September 15, 2008, the BAETA management authorized the exclusive acquisition and license of MyHealthID™ Medical Records System from Extranome, Inc., a New Jersey corporation (“Extranome”). At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.1. MyHealthID™ is an innovative solution that shifts the paradigm for access to medical records from the doctor's office to a patient-controlled online repository.

Leveraging the latest electronic document management, security, and online technology, MyHealthID™ enables doctors to upload patient-requested medical records into their online portal. Patients can then provide selective access to individual documents to other doctors and healthcare practitioners.

MyHealthID™ enables key patient-driven medical records management. Patients using MyHealthID™ can perform the following:

•	Obtain and manage copies of their medical records - ensuring availability for new doctors and in emergency medical situations.
•	Electronically request their files - eliminating the need for physical visits to the doctor’s office or written and mailed/faxed letters.
•	Review and maintain a centralized repository of all medical records across all doctors, specialists, and healthcare providers.
•	Manage and provide selective access to files to other doctors, healthcare providers, or family members - speeding information delivery and healthcare management.

Upon establishing the account, patient’s identity is confirmed through a credit card-based verification. Once authenticated, the patient is free to request documents from their healthcare providers.

Patient requests are electronically initiated from MyHealthID™ directly to the provider's office. Upon receiving the request, the healthcare provider's administrative staff uploads the requested documents (images, faxes, .pdf, MS Word documents, etc.) into the patient’s secure repository. Once received, the patient is notified, who in turn, can review and optionally provide access to other healthcare providers.

MyHealthID™ can be used by anyone who interacts with a healthcare professional - enabling the patient to maintain their medical history and provide direct access to authorized healthcare providers.

BAETA Corp. acquired MyHealthID™ for no cash or equity consideration, due to the prototypical nature of the system’s current development. Instead, BAETA intends to commit additional development dollars to bring the MyHealthID™ Medical records System to economic and commercial viability through further investment into its development and market roll-out.

Under the terms of the Exclusive Software Agreement with the seller, Extranome, Inc., Extranome will receive perpetual royalties of 49% of net advertising revenues generated by the MyHealthID™ Medical Records System. Although management believes that this royalty is high, it further believes that the synergy that the software offers with MyPillsOnTime™ and MyHealthTrends™ For Pain is invaluable. Further, management has established an agreement that does not dilute its shareholders, nor negatively impacts its cash position, in exchange for an asset that it believes will significantly enhance BAETA’s overall market position and terminal value over time.

Management believes that MyHealthID™ is not only a key synergistic fit to fully enabling the functionality and value proposition of its core products and services, but also believes that it can become an integral component to the Company’s financial plan and future financial success. The Company believes that the nature of the MyHealthID™ Medical Records System can generate strong revenues from both consumer and potentially institutional subscription, but also from corporate advertising applied to the user interface (UI). The Company intends to seek to exploit the corporate advertising market at the earliest possible time that functioning prototypes or “beta” versions of the system become available for presentation, and well in advance of commercial release. Management hopes to offset the cost of final development and commercial launch through the sales of corporate advertisements, but anticipates the possibility that BAETA may need to source capital specifically for this purpose, if it cannot engage any early adopters to advertise at any significant level prior to initial launch. If no separate capital is available for this purpose, and assuming that it is indeed necessary, BAETA will allocate operating resources and capital, when and if it is available to achieve its objective and launch the system commercially.

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our Chairman and President, and Extranome, Inc., a New Jersey corporation entered into an Exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems for a period of twenty-five years, subject to renewal. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

Software Development Agreement with Extranome, Inc.

On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.12.

Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement (Exhibit 10.1) regarding MyHealthID product. In accordance with Section 2 of the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash form; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome 50% in shares of its common stock, and 50% in cash. Extranome has received 30,000 shares of common stock for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation, and as of the date of this registration statement, has received 420,000 shares of BAETA Corp. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash.

As of December 31, 2008, Extranome had received approximately $15,000 in cash and 30,000 shares of Common Stock of BAETA Corp. pursuant to the Software Development Agreement. As of February 12, 2010 Extranome had received approximately $115,000 in cash and 420,000 shares of Common Stock in BAETA Corp. As of January 31, 2010, BAETA owes approximately $95,000 in cash to Extranome, and $15,000 worth of common stock, which has been classified as an accounts payable on the Company’s financial statements. Due to the fact that Dr. Gak owns 100% of Extranome, the payment arrangement between Extranome and BAETA Corp. is required to be reported as executive compensation with respect to Dr. Gak.

IV. Planned Future Products:

As mentioned in this prospectus, we plan to development other lines of products that utilize our existing proprietary technologies. Planned for development and based off of our MyHealthTrends™ technology, such new product lines include MyHealthTrends™ For Weight Control, intended to assist in weight loss and control, and MyHealthTrends™ For Smoking Cessation, designed to help persons who smoke end their use of cigarettes.

As of the date of this prospectus, we have not commenced any significant development with regards to MyHealthTrends™ For Weight Control or MyHealthTrends™ For Smoking Cessation. Our ability to commence development on these concepts is contingent upon our ability to raise additional financing, as well as the favorable determination by our management of the viability and commercial success of our existing product lines. Therefore, we do not anticipate commencing development on these concepts within the next 12 months.

Cohesive Product Synergy

Our consumer products synergize around core values that support a total care value proposition to patients and practitioners. MyHealthTrends™ For Pain, MyPillsOnTime™ and MyHealthID™, although uniquely delivered, together offer a cohesive care package that starts with patient-driven data collection via the MyHealthTrends™ For Pain hand-held monitoring device. Practitioners and patients will work together to analyze the data collected over time and to develop and modify therapeutic regiments based upon the historical data collected.

Once the practitioner selects an appropriate therapeutic regiment, the system and its software integrated into MyPillsOnTime™ ensures that the patient is always able to comply with the prescribed therapeutic regiment. It also allows the medical practitioner the ability to modify the therapeutic regiment in real-time, as opposed to waiting until a prescription is “used up” by the patient over a long period of time, and the patient returns to the practitioner for a follow up. This process can take 3 – 6 months. BAETA’s solution allows practitioner and patient to modify and address the efficacy a given therapeutic regiment in real-time. The pill-dispensing unit automates the therapeutic delivery to avoid confusion and help to ensure patient compliance.

Finally, MyHealthID™ captures ongoing medical records, so there is a reliable, accessible and entirely portable detailed history of medical care that can be used by primary care practitioners to properly understand and respond to a patient’s ongoing medical requirements.

Plan of Operations

We anticipate that the Company will require approximately $1,000,000 to $1,500,000 in additional capital to execute its current 12-month plan of operations; including but not necessarily limited to expenses related to the patents pending for its developing products and technology, expansion of infrastructure and physical office space, hiring of key employees and sales and administrative and executive personnel as well as for the registration of its shares and compliance with securities regulations. We do not currently have sufficient capital to meet our needs for the next 12 months, and we are extremely reliant upon future financings to fund our operations.

During the next 12 months, we intend to continue to outsource our product research and development to Ionidea Ukraine of Crimea, Ukraine for technical development and prototyping and M.B. Turnkey Design, LLC of Manville, New Jersey for physical product prototyping and production. We anticipate that we will incur costs of approximately $10,000 to $20,000 per month for ongoing technology development. We have started the MyHealthTrends™ For Pain device manufacturing process with M.B. Turnkey Design, LLC of Manville, New Jersey.

We have also obtained the MyHealthTrends™ For Pain device manufacturing quotes from Ultraflex, Ronkonkoma, New York, and OCM Manufacturing, Ontario, Canada. We expect that the cost of production will be significantly lower than the average sale price of the product and that terms will be predicated on actual product ordered at any given time. We anticipate that we will use additional capital to hire sales personnel and administrative and executive personnel at a level consistent with available capital, but aggressively to support initial product sales and market penetration. We further anticipate that our current capital commitments can be sustained for approximately three to six months with no additional infusion of capital. We do not believe that we can sustain or execute our plan of operations, nor bring our proposed products to market without additional capital of approximately $1,000,000 to $1,500,000.

Intellectual Property

Our intellectual property consists of the following:

1.	MyPainAway brand trademark. Trademark registration filed January 2008.

2.	MyHealthTrends™ For Pain brand trademark. Trademark registration to be filed.

3.	MyHealthTrends™ and MyHealthTrends™ For Pain pain monitoring system integrated hardware and software technology.

4.	Patent pending for “Device, Method and/or System for Monitoring the Condition of a Subject,” docket No U.S. 1488/07, originally submitted July 2007.

5.	Patent pending for “Automatic Reminder and Dispensing Device, System and Method Therefore,” docket No U.S. 1509/08, originally submitted May 2008.

We believe that our patents will be essential in protecting our core technology from competition, but we do not believe that the granting of any patent will have a major impact on our ability to execute our plan of operations. We believe that our market opportunity exists at projected levels regardless of the status of our patent applications.

Market Size and Opportunity

Management believes that, if pain is to be monitored in one hospital patient, it should be monitored in all hospital patients. Therefore, the market for our pain monitoring technologies consists of all hospitals accredited by The Joint Commission on the Accreditation of Healthcare Organizations (“JCAHO”) in the US (7,000), all freestanding patient care facilities (5,000), all nursing homes (17,000), and multiple healthcare institutions abroad. With the U.S. population standing at approximately 303.4 million and the hospital admission rate at 80/1000, management estimates that there are approximately 24.2 million hospital admissions per year in the US alone. Ultimately, each patient should become the recipient of a pain monitoring device.

The Market for MyHealthTrends™ For Pain is expected to consist of all non-hospital patients concerned with their pain management. This population includes cancer patients, back pain patients, patients with postoperative pain, neuropathic pain, osteoarthritis, fibromyalgia, and refractory migraine.

Because MyHealthTrends™ For Pain has been designed to be a precise tool for identification of breakthrough pain episodes, we believe that it is an ideal Marketing tool for pharmaceutical companies that compete in what management estimates to be the $2 billion Breakthrough Pain Market.

Business Growth Strategies

Our target markets are the worldwide healthcare consumer market and the worldwide vital signs monitoring market.

Validation. A multi-center, randomized, controlled study is planned to begin upon roll out of the pain monitoring system to support wide acceptance of our product through validation of the pain monitoring technology in a hospital setting.

Advertising. We intend that a focused product awareness program will be the cornerstone of our marketing campaign. Since MyHealthTrends™ For Pain hand-held counter has been developed to target retailers as a branded/non-branded product we'll be able to pass the task of product advertising to retailers. We will leverage retail product advertising with news and events related to the pain monitoring system development and validation.

Sales. MyHealthTrends™ For Pain hand-held counter is expected to be sold through retail and e-retail channels as well as through “special interest” channels such as pharmaceutical companies involved in breakthrough pain market and philanthropic organizations engaged in fighting pain.

Strategic Alliances. We place a major focus on creating and maintaining strategic alliances with industry leaders.

Sales & Marketing Strategy

We intend to sell our products through major retail chains, online healthcare product companies and similar medical product distribution points. Upon completion of the pilot production, we intend to start product introduction to the identified distribution channels. As of this date, we have not obtained any distribution agreements and have only had minimal discussions with any potential sales distributors. Further, we intend to engage the services of a qualified medical product sales development consultant to develop plans of distribution and marketing, predicated upon the availability of final product specs and demonstration units, as well as capital for initial production, marketing and delivery.

Our sales and marketing strategy and the efforts it has undertaken to market and sell its products is the result of the efforts conducted solely by the Company and our management. We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in the institutional equity services marketplace.

Competition

We face competition from various other medical device and medical monitoring system companies already established in the marketplace. Each of these competitors will likely continue to maintain a senior position the overall market for the foreseeable future. In addition, most of its competitors may have substantially greater financial and managerial resources than the Company. However, management does not believe there are any current commercial competitors offering the same or even similar pain management and pain assessment tools for consumers and healthcare institutions. There are numerous competitors that already sell and market various medication dispensing products that would compete directly with our planned MyPillsOnTime medication dispenser. However, management has developed intellectual property in the form of functionality and design that is seeking to patent, which it believes is a major improvement in terms of current technologies that will offer significant advantage in the marketplace to those already available.

Although the patient monitoring market in the US is crowded by a large number of great companies such as GE Healthcare, HP, Philips, Nihon Kohden, Datascope, Spacelabs and others, we see no competition in the pain monitoring market due to Intellectual Property ownership of key real time painful distress assessment and state of distress assignment algorithms. Our US patent application was filed in July 2007. The International PCT application was filed in May 2008. We believe that we will sustain our competitive advantage for several years into the future by securing our intellectual property worldwide and by aggressively persecuting all identified patent infringement occurrences. Additionally, the company plans to build on the existing competitive advantage by incorporating new features and technologies into the developed platform.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

Sources and availability of raw materials and principle suppliers

We do not anticipate any potential problems with securing raw materials or product design at competitive pricing levels at the volume required to execute our plan of operations.

Required electronics components are readily available from global components distributors such as Nu Horizons Electronics and from OEM manufacturers such as Microchip, Fairchild Semiconductor, Atmel, and Siemens AG.

We are not aware of any present or anticipated shortages of plastic materials required for product encasing and packaging.

Dependence on one or a few major customers

Due to the broad nature of our products and services, we do not anticipate the reliance on any one particular customer over any other for sales.

Government Regulation

Our products do not currently require any government approval such as FDA 510(k) or clinical trials prior to selling and marketing its products.

While our product lines are not currently subject to regulation by the U.S. Food and Drug Administration (“FDA”), there is no guarantee that our products won’t become subject to future regulation. Any future regulation by the FDA or other governmental authority could prove costly, and could potentially have detrimental effects on our ability to conduct operations.

Effect of existing or probable governmental regulation on the business; civil lawsuit risk

Management is not aware of any current, anticipated or probable governmental regulation that would impact its ability to market and sell its products, execute its plan of operations or present risk of any civil lawsuit.

Planned Strategy of Acquisition

We intend to seek synergistic acquisitions in the future that management believes add significant value to the Company. We intend to seek to acquire only companies with profitable operations that can accrete to our financial results; and products and technologies that expand its product base in the global vital signs monitoring market.

We do not currently have any planned acquisition targets, nor have we undertaken as of yet, any comprehensive search or analysis of the market to identify any such potential acquisition targets.

Employees

We currently rely on the services of our President and Chairman, Dr. Alexander Gak, our Chief Executive Officer, Mr. Leonid Pushkantser, our Chief Financial Officer, Mr. Jeff Burkland, our Chief Medical Officer, Dr. Leonid Topper, our Chief Technology Officer, Mr. Eugene Gribov, our Chief Marketing Officer, Mr. Lee Smith as well as professional service providers and consultants to handle our day-to-day operations and administration. Dr. Gak, Mr. Burkland, Mr. Gribov, Mr. Lee and Dr. Topper serve our Company on a part-time basis. Mr. Pushkantser is currently our only fulltime employee. We currently have no internal sales staff or internal manufacturing or software development personnel. Management has established, and intends to rely on for the time being, relationships with outsourced sales, manufacturing and research & development firms to effectuate its business plan, until it determines that it is economically prudent to bring some or all of these functions in-house.

Aside from our Officers and Chairman, Dr. Gak, to a great extent we will rely on the following Scientific Advisory Board to assist Dr. Gak and management with implementing our business strategy and managing our operations:

Scientific Advisory Board:

The purpose of the BAETA Corp. Scientific Advisory Board (“SAB”) is to identify areas of use for BAETA products, such as MyHealthTrends™ For Pain, within the healthcare system and to establish and document the initial MyHealthTrends™ For Pain experiences in acute pain patients, chronic pain patients, and the palliative care patients. Additionally, based on the initial data, the SAB will develop and guide the validation strategy for MyHealthTrends™ For Pain and its derivative hospital-based pain monitoring system (to be developed) through identification of research endpoints for clinical trials and through advising the Company on the study design and implementation.

Since March 2009, the members of the SAB have completed the pertinent literature review and identified studies supporting electronic data acquisition in the field of Pain Management. All members of the SAB have tested the MyHealthTrends™ For Pain in their clinical practice. Communication between the SAB members and the Company occurs via group email, individual debriefings, and quarterly meetings.

The members of the SAB are compensated by grants of options to purchase BAETA Corp. common stock. For their service on the SAB for the year 2009, the members were compensated as follows:

On January 29, 2009, the Company granted stock options to Dr. Alex Y. Bekker. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Bekker in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

On February 7, 2009, the Company granted stock options to Dr. Marco Pappagallo. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Marco Pappagallo in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

On January 25, 2009, the Company granted stock options to Dr. Samyaden Datta. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Samyaden Datta in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

On February 19, 2009, the Company granted stock options to Dr. Lauren Shaiova. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Shaiova in consideration for her service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

The Members’ compensation for years subsequent to 2009 shall be determined by the Board of Directors in their sole discretion.

The Scientific Advisory Board Members:

Alex Y. Bekker, M.D., PH.D., joined BAETA’s Scientific Advisory Board on January 29, 2009, and is a Professor of Anesthesiology and Neurosurgery and Vice Chair for Research at NYU School of Medicine in New York; Attending Anesthesiologist, New York University Medical Center and Bellevue Hospital in New York. Dr. Bekker is Chairman of the Scientific Advisory Board for BAETA Corp.

Dr. Bekker earned his Ph.D. in Biomedical Engineering from the New Jersey Institute of Technology in Newark and his M.D. from University of Medicine and Dentistry of New Jersey. Completing his residency in anesthesiology at Columbia-Presbyterian Medical Center in New York, Dr. Bekker has a longstanding interest in the perioperative management of geriatric patients. Dr. Bekker has served as the principal investigator of numerous clinical trials related to perioperative care of the elderly, treatment of acute pain and postoperative nausea and vomiting, and clinical pharmacology of new analgesics and sedatives. The author of more than 50 original papers in peer-reviewed journals, Dr. Bekker is regularly invited to present lectures and moderate scientific panels at national and international anesthesiology/pain management meetings. Dr. Bekker is internationally recognized as an expert in clinical pharmacology, neuroanesthesia, postoperative pain management and perioperative organ protection.

Education:
1970-1974 B.S., Chemistry, Tbilisi University, Tbilisi, Georgia
1980-1983 M.S.,Chemical Engineering, New Jersey Institute of Technology, Newark.
1983-1987 Dr.Eng., Biomedical Engineering, New Jersey Institute of Technology
and University of Medicine and Dentistry of New Jersey, Department of
Physiology, Newark, NJ
1987-1991 M.D., University of Medicine and Dentistry of New Jersey -
New Jersey Medical School, Newark, NJ

Postdoctoral Training:
1991 – 1992 Intern in Medicine/Pediatrics, St. Joseph's Hospital and Medical
Center, Paterson, NJ
1992 - 1995 Resident, Anesthesiology, Columbia-Presbyterian Medical Center, New
York, NY
2007-2008 Physician Leadership Development Course, New York University, New
York, NY

Licensure & Certification:
1995 New Jersey State License Registration
1996 New York State License Registration
1996 American Board of Anesthesiology Certificate

Academic Appointments:
1996-present Adjunct Professor of Biomedical Engineering, New Jersey Institute of
Technology, Newark, NJ
1995-2001 Assistant Professor of Anesthesiology, New York University Medical
Center, New York, NY
2001-2008 Associate Professor of Anesthesiology, New York University Medical
Center, New York, NY
2004-2008 Associate Professor of Neurosurgery, New York University Medical
Center, New York, NY
2008-present Professor of Anesthesiology and Neurosurgery, New York University
Medical Center, New York, NY

Hospital Appointments:
1995-present Attending Anesthesiologist, New York University Medical Center, New
York, NY
1995-present Attending Anesthesiologist, Bellevue Hospital, New York, NY

Administrative Responsibilities:
1997-1999 Associate Director of Neuroanesthesia, New York University Medical
Center, New York, NY
1999-present Chief of Neuroanesthesia, New York University Medical Center, New
York, NY
2003-present Coordinator of Operating Rooms Scheduling, New York University
Medical Center, New York, NY
2004-present Director of Clinical Research, Department of Anesthesiology, New York
University Medical Center, New York, NY
2007-present Vice-Chair for Strategic Development, Department of Anesthesiology,
New York University Medical Center, New York, NY

Professional Positions:
1975-1977 Research Chemist, Iso
1979-1981 Project Engineer, Catalyst Research Corporation, Palisades Park, NJ
1980-1981 Visiting Scholar, Columbia University, Department of Chemical
Engineering, New York, NY
1981-1986 Research Engineer/Project Manager, Allied-Signal Corporation,
Corporate Technology Center, Morristown, NJ

Marco Pappagallo, M.D., joined BAETA’s Scientific Advisory Board on February 7, 2009, and is a Professor, Department of Anesthesiology and Director of Pain Medicine Research and Development at the Mount Sinai School of Medicine in New York, New York.

Dr. Pappagallo is one of the foremost experts in the field of pain medicine. Since mid-2006, Dr. Pappagallo has served as a Professor in the Department of Anesthesiology at Mount Sinai School of Medicine in New York City, where he is also an Director of Pain Medicine Research and Development and Attending Physician.

In the past, Dr. Pappagallo held the titles of Director-Division of Chronic Pain and Attending Physician in the Department of Pain Medicine and Palliative Care at Beth Israel Medical Center in New York City, and prior to this, Director of the Comprehensive Pain Treatment Center and Attending Physician in the Department of Neurology at the Hospital for Joint Diseases, in New York City. He also served as an Attending Physician in the Department of Neurology and Director, Division of Pain Medicine (Department of Neurology) at The Johns Hopkins Medical Institutions in Baltimore. Dr Pappagallo has also served as an Associate Professor in the departments of Neurology and Anesthesiology at Albert Einstein College of Medicine and the NYU School of Medicine, both in New York.

Education:
Nov 1976 - Nov 1982 Medical Doctor Degree "Summa cum Laude"
School of Medicine, University of Rome
Rome, Italy

Postdoctoral Training:
July 1986 – June 1987 Internship, Internal Medicine
Cabrini Medical Center, New York Medical College
New York, New York
July 1987 – June 1990 Residency, Neurology
State University of New York at Stony Brook
Stony Brook, New York
July 1990 – June 1993 Clinical & Research Fellowship in Pain Medicine
The Johns Hopkins Pain Treatment Center
Baltimore, Maryland

Certification:
Nov 1992 ABPN Neurology Board Certification # 36631
Sept 2000 ABMS Pain Management Board Certification #29
Recognized by the American Boards of Anesthesiology,
Psychiatry / Neurology, and Physical Medicine/ Rehabilitation

Licensure:
October 20, 1989 New York State Physician License # 180493

Academic Appointments:
July 1993 – June 1995 Clinical Instructor
Departments of Neurology, Neurosurgery, Anesthesiology
The Johns Hopkins University School of Medicine
Baltimore, Maryland
July 1995 - June 1999 Assistant Professor
Departments of Neurology, Neurosurgery, and Anesthesiology
The Johns Hopkins University School of Medicine
Baltimore, Maryland
July 1999 - June 2003 Associate Professor
Department of Neurology
NYU School of Medicine,
New York, New York
July 2003 – June 2006 Associate Professor
Departments of Neurology and Anesthesiology
Albert Einstein College of Medicine
Bronx, New York
July 2006 – Present Professor,
Department of Anesthesiology
Director – Pain Medicine Research and Development
Mount Sinai School of Medicine
New York, New York

Hospital Appointments:
July 1993 - June1999 Director, Division of Pain Medicine, Dept of Neurology
Attending Physician, Dept of Neurology
The Johns Hopkins Medical Institutions, Baltimore, Maryland
July 1999 – June 2003 Director - The Comprehensive Pain Treatment Center,
Attending Physician, Dept. of Neurology
Hospital for Joint Diseases, (HJD) Orthopedic Institute, Mt.
Sinai/NYU Health, New York, NY
July 2003 – June 2006 Director - Division of Chronic Pain
Attending Physician, Dept. of Pain Medicine & Palliative Care
Beth Israel Medical Center, New York, New York
July 2006 – Present Attending, Department of Anesthesiology
Mount Sinai Hospital, New York, New York

Samyadev Datta, M.B., B.S., FRCA., joined BAETA’s Scientific Advisory Board on January 25, 2009, and is a Director, Center for Pain Management in Hackensack, New Jersey.

Dr. Datta earned his medical degree from the Government Medical College in Mysore, India. Board Certified in anesthesiology from three countries, Dr. Datta conducted his most recent postdoctoral training in anesthesiology and pain management at Columbia Presbyterian Medical Center, Memorial Sloan-Kettering Cancer Center, and Cornell University Medical College, all in New York, New York.

An author of numerous articles, contributor to multiple books, and frequent guest speaker, Dr. Datta is a member of the Association of Anesthetists of Great Britain and Ireland, American Society of Anesthesiology, International Association for the Study of Pain, International Spinal Intervention Society, and American Society of Interventional Pain Physicians. As a nationally recognized expert in pain management, Dr. Datta has served on the Advisory Boards of Faulding Laboratories and Janssen Pharmaceuticals, among others. He is presently involved in multiple drug trials.

Education:
Kendriya Vidyalaya April, 1972 H.Sc. Shillong, India.
Government Medical College April, 1979 M.B.,B.S. Mysore, India.

Post Doctoral Training:
1978 - 1979 Rotating Internship Krishna Rajendra Hospital
Mysore, India
1979 - 1980 House Officer, Surgery/Medicine Safdarjung Hospital
New Delhi, India
1981 - 1982 Resident, Anaesthesia Safdarjung Hospital
New Delhi, India

Licensed Physician:
Karnataka State 1979 Bangalore, India
General Medical Council 1988 London, UK
Kansas 1995 Topeka, Kansas
New York 1996 Albany, NY
New Jersey 2000 Trenton, NJ

Board Certification:
Diploma in Anesthesia 1982 India
Doctor of Medicine (Anaesthesia) 1984 India
Diploma in Anaesthesia 1986 UK
Fellow of Royal College 1987 UK
Diplomate, American Board of Anesthesiology 1996 USA
American Board of Anesthesiology Certificate in 1998 USA

Positions And Appointments:
1980 - 1981 Research Officer All India Heart Foundation
New Delhi, India
1992 - 1994 Consultant, Anaesthesia, In charge Armed Forces Hospital
Pain Service Riyadh, Saudi Arabia
1996 - 1999 Clinical Assistant Anesthesiologist Memorial Hospital for Cancer
Department of Anesthesiology and Allied Diseases
and Critical Care Medicine(Division New York, NY
of Pain)
1996 - 1999 Clinical Assistant Memorial Sloan-Kettering Cancer Center
(Division of Pain) New York, NY
1996 - 2000 Instructor in Anesthesiology Weill Medical College of Cornell University

New York, NY
1999 - 2000 Assistant Attending Anesthesiologist Memorial Hospital for Cancer
Department of Anesthesiology and Allied Diseases
And Critical Care Medicine(Division New York, NY
of Pain)
1999 - 2000 Assistant Clinical Member Memorial Sloan-Kettering Cancer Center
(Division of Pain) New York, NY
2000 - 2000 Assistant Professor in Anesthesiology Weill Medical College of Cornell University
New York, NY
2000 - 2005 Consultant Anesthesiologist Holy Name Hospital, Teaneck, NJ
2002 - 2005 Director, Pain Management Services Holy Name Hospital, Teaneck, NJ
2005-present Director, Center for Pain Management Hackensack, NJ

Lauren Shaiova, M.D., B.S., joined BAETA’s Scientific Advisory Board on February 19, 2009, and is a Chief of Palliative Care and Pain Medicine, Metropolitan Hospital Center in New York, NY.

Dr. Shaiova earned her medical degree from The Autonomous University of Guadalajara, the oldest and largest private university in Mexico, and the Medical College in Valhalla, New York. Dr. Shaiova completed her most recent postdoctoral training in palliative care, pain management, physical medicine, and rehabilitation at Memorial Sloan- Kettering Cancer Center and St. Vincent's Hospital in New York, NY.

A nationally recognized academic and medical professional, Dr. Shaiova previously held positions at Memorial Sloan-Kettering Cancer Center, Medical College of Cornell University, Albert Einstein College, and Beth Israel Medical Center. Throughout her career, Dr. Shaiova has received numerous international awards recognizing her work.

Dr. Shaiova has been extensively involved in multiple research initiatives, is a scientific reviewer for 15 journals; has authored numerous articles for books and journals; and has been interviewed for magazine and television stories. Dr. Shaiova is a member of the American Pain Society, American Academy of Hospice and Palliative Medicine, and the American Academy of Physical Medicine and Rehabilitation, among other professional organizations.

Educational Background:
B.S. Indiana University July 1975-June 1979
Bloomington, Indiana
M.D. Autonomous Univ. of Guadalajara June 1982-July 1986
Guadalajara, Mexico
5th. Pathway Program, New York
Medical College, Valhalla, NY June 1989-July 1990

Postdoctoral Training:
Internship in Internal Medicine, Roosevelt Hospital, New
York July 1990-June 1991
Resident in Physical Medicine and Rehabilitation, Rush Presbyterian Hospital, New
York. June 1991-July 1992
Resident in Physical Medicine and Rehabilitation, St. Vincent’s Hospital,
New York July 1992-June 1994
Fellowship in Pain Medicine and Palliative Care
Dept. of Neurology, Pain and Palliative Care Service
Memorial Sloan-Kettering Cancer Center
July 1994- February 1996

Academic Appointments/Hospital Appointments:
Chief of Department of Pain Medicine and Palliative Care
Metropolitan Hospital Center

NYC NY Associate Professor NY Medical College( pending
Review September 2007 current
Associate Attending, Pain and Palliative Care Service, Department of Neurology
Memorial Sloan-Kettering Cancer Center, New York, New York.
Parallel Appointment Weill Medical College of Cornell University July 2006 – June
2007
Director of Inpatient Palliative Medicine unit Memorial Sloan-Kettering Cancer
Center
June 2006-June 2007
Assistant Professor, Department of Anesthesia, Albert Einstein College of Medicine,
June 2003 to June 2006.
Attending Physician Department of Pain and Palliative Care, Beth Israel Medical
Center. September 1997-June 30, 2006
Medical Director of Pain and Palliative Care Service, Rivington House HIV/AIDS Center
July 2005 to June 2006.
Director of Palliative Care, Kessler Institute for Rehabilitation, East Orange, New
Jersey. January 1997-August 1997.consultant, Pain and Palliative Medicine in HIV
Department, Broadway House, Newark, New Jersey. January 1997-August 1997.
Medical Director, West Essex Hospice, West Orange, New Jersey, Instructor University
Medicine and Dentistry of New Jersey, January 1997-September 1997.

Visiting Appointments/Professorships:
Visiting Professor Ben-Gurion Medical University of the Negev, Be’er Sheva, Israel
January 3, 2008-January 21 2008
Visiting Faculty Graduate School of Medicine of the University of Tokyo, Tokyo, Japan
September 4, 2007-September 17 2008
Medical University Of Zimbabwe, Africa. Visiting Professorship September 1999-
November 1999.
Instructor, ARC Venture National Medical Board Review, Rush University School of
Medicine. September 1987-July 1988.

DESCRIPTION OF PROPERTIES

From inception to March 31, 2009, and on a month-to-month basis thereafter until July 1, 2009, our Company leased its office space for its headquarters operation from its President at a monthly rent of $750. This arrangement terminated as of June 30, 2009.

On July 1, 2009, the Company began a one-year lease for office space for its headquarters operation from Regus at a minimum monthly rent of $952 which expires on June 30, 2010. The minimum full year rental commitment to June 30, 2010 is $11,424. The monthly rental fee typically varies in amount, with $952 being the minimum charged by the landlord Regus, based on the usage of services and utilities in a given month.

These executive offices are located at 1 Bridge Plaza, 2nd Floor, Suite 275, Fort Lee, NJ 07024.

A copy of the office space agreement with Regus is attached to this registration statement as Exhibit 10.16.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims. .

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The $1.00 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our common stock quoted on the OTC Bulletin Board upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus is a part. If our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Stockholders named in this prospectus.

DILUTION

The common stock to be sold by the Selling Stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering an aggregate of 915,400 shares of our common stock registered in a registration statement of which this prospectus forms a part. The Selling Stockholders acquired such shares of our common stock under the exemption from the registration requirements under Regulation D and Section 4(2) promulgated under the Securities Act. To the best of our knowledge, none of the Selling Stockholders are a broker-dealer, underwriter or affiliate thereof.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including, the number of shares of our common stock beneficially owned by each prior to this offering; the total number of shares of our common stock that are to be offered by each Selling Stockholder; the total number of shares that will be beneficially owned by each Selling Stockholder upon completion of the offering; the percentage owned by each upon completion of the offering.

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Dr. Alex Y. Bekker (10)	5,000	0.02%	5,000	0	0.00%
Liza Rodriguez (8)	2,000	0.01%	2,000	0	0.00%
Anroy Ottley (8)	100,000	0.45%	100,000	0	0.00%
Diane M. Ridley (8)	4,000	0.02%	4,000	0	0.00%
Zenaida B. Deocera (8)	2,000	0.01%	2,000	0	0.00%

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Jeff Smok (8)	8,000	0.04%	8,000	0	0.00%
Valentin Villaluz (8)	20,000	0.09%	20,000	0	0.00%
Nataliya Donskaya (8)	8,000	0.04%	8,000	0	0.00%
Michael Bibawy (8)	4,000	0.02%	4,000	0	0.00%
Keesha Duncan (8)	400	0.00%	400	0	0.00%
Donna-Vivian V. DeBelen (8)	2,000	0.01%	2,000	0	0.00%
Paul Weissman (8)	8,000	0.04%	8,000	0	0.00%
Yulia Mogilyansky (8)	4,000	0.02%	4,000	0	0.00%
Anatol Merson (8)	400	0.00%	400	0	0.00%
Leonid Levsky (8)	400	0.00%	400	0	0.00%
Elsa Wexler (8)	20,000	0.09%	20,000	0	0.00%
Francis Asamoah (8)	4,000	0.02%	4,000	0	0.00%
Michael Dubenko (8)	2,000	0.01%	2,000	0	0.00%
Dmitriy V. Kolesnik (8)	2,000	0.01%	2,000	0	0.00%
Mikhail Tsypenyuk (8)	66,000	0.29%	16,000	50,000	0.23%
Sanjay Lalla (8)	16,000	0.07%	16,000	0	0.00%
Fred Prendergass (8)	400	0.00%	400	0	0.00%
Mikhail Gurfinkel (8)	8,000	0.04%	8,000	0	0.00%
Bethany L. Taylor (8)	2,000	0.01%	2,000	0	0.00%
Reginald A. Jenkins (8)	400	0.00%	400	0	0.00%
Christopher Tully (8)	20,000	0.09%	20,000	0	0.00%
Elena Groisberg & Mikhail Zats (8)	30,000	0.13%	30,000	0	0.00%
Ignatius Scalia (8)	60,000	0.27%	50,000	10,000	0.04%
Debra K. Duhart-Ball (8)	20,000	0.09%	20,000	0	0.00%
Oliver S. Youssef (8)	20,000	0.09%	20,000	0	0.00%

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Lorna Ricafrente – Co (8)	6,000	0.03%	6,000	0	0.00%
Christine Debenedectis (8)	4,400	0.02%	4,400	0	0.00%
Jose F. Leyson (8)	4,000	0.02%	4,000	0	0.00%
Tomas & Barbara Barrios (8)	40,000	0.18%	40,000	0	0.00%
David E. Tenzer & Ana Lazo Tenzer (8)	40,000	0.18%	40,000	0	0.00%
Bruno Molino (8)	60,000	0.27%	60,000	0	0.00%
Erno Grunstein (8)	8,000	0.04%	8,000	0	0.00%
Richard & Diane Finkelstein (8)	8,000	0.04%	8,000	0	0.00%
Robert Farrar (8)	8,000	0.04%	8,000	0	0.00%
George A. Woroch (8)	20,000	0.09%	20,000	0	0.00%
Jan S. Youssef (8)	20,000	0.09%	20,000	0	0.00%
Susan Kaiser (8)	4,000	0.02%	4,000	0	0.00%
Alita L. Dizon (8)	4,000	0.02%	4,000	0	0.00%
Windows of Heaven and More, LLC (3) (9)	21,000	0.09%	1,000	20,000	0.09%
Philip Magri (9)	6,000	0.03%	1,000	5,000	0.02%
Joseph M. Patricola (9)	11,000	0.05%	1,000	10,000	0.05%
Daniel Z. Kobrinski (9)	1,000	0.00%	1,000	0	0.00%
Robert Sturtz (11)	1,000	0.00%	1,000	0	0.00%
Display Equation, LLC (4) (12)	1,000	0.00%	1,000	0	0.00%
M.B. Turnkey Design (5) (13)	20,000	0.09%	20,000	0	0.00%
Ultraflex Int’l, Inc. (6) (14)	100,000	0.45%	100,000	0	0.00%
Mark Donskoy (15)	20,000	0.09%	20,000	0	0.00%
Douglas A. Rogers (16)	304,000	1.36%	152,000	152,000	0.68%

	Beneficial Ownership Before Offering		Number of	Beneficial Ownership After Offering (1)
Name of Selling Stockholder (1)	Number of Shares (1)	Percent (2)	Shares Being Offered	Number of Shares	Percent (2)
Prime Studio, Inc. (7) (17)	11,000	0.05%	11,000	0	0.00%
Vasyl Rubyov (18)	26,000	0.12%	1,000	25,000	0.11%
Total	1,187,400	5.26%	915,400	272,000	1.21%

Notes:

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the Selling Stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 22,576,516 shares of common stock issued and outstanding.

(3)	Virginia K. Sourlis has sole voting and dispositive control over Windows of Heaven and More, LLC.

(4)	Frank Christiano has sole voting and dispositive control over Display Equation, LLC.

(5)	Mirek Bogdanowicz has sole voting and dispositive control over M.B. Turnkey Design.

(6)	Mario Metodiev has sole voting and dispositive control over Ultraflex International, Inc.

(7)	Stuart Harvey Lee has sole voting and dispositive control over Prime Studio, Inc.

(8)
From the period of August through September of 2008, the Company conducted an offering of its common stock to certain qualified investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. Pursuant to the terms of the offering, the Company offered up to 1,000,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.25 per share, to “accredited investors” only as defined in Rule 501(a) of Regulation D of the Securities. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600.

(9)
On June 23, 2008, the Company issued 4,000 shares of its common stock to members of The Sourlis Law Firm, including Virginia K. Sourlis, Esq., Philip Magri, Esq., Joseph M. Patricola, Esq., and Daniel Z. Kobrinski, Esq. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(10)
On July 17, 2008, the Company issued 5,000 shares of its common stock to Dr. Alex Y. Bekker. The Company issued the stock in consideration for scientific consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(11)
On July 17, 2008, the Company issued 1,000 shares of its common stock to Robert Sturtz. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(12)
On July 17, 2008, the Company issued 1,000 shares of its common stock to Display Equation, LLC. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(13)
On July 17, 2008, the Company issued 20,000 shares of its common stock to M.B. Turnkey Design. The Company issued the stock in consideration for product design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(14)
On July 17, 2008, the Company issued 100,000 shares of its common stock to Ultraflex International, Inc. The Company issued the stock in consideration for product engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(15)
On July 17, 2008, the Company issued 20,000 shares of its common stock to Mark Donskoy. The Company issued the stock in consideration for internet security consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(16)
On May 15, 2008, the Company entered into Consulting Agreement with Douglas Rogers, one of the Selling Stockholders named in the Selling Stockholders Table, and President of Rogers Consulting Group. Pursuant to the Consulting Agreement, the Company retained Mr. Rogers to provide the Company executive advisory consulting services for a term of four months, from May 15, 2008 to September 15, 2008. In consideration for services rendered by Mr. Rogers under the Consulting Agreement, Mr. Rogers received cash compensation in the aggregate amount of $12,000. Pursuant to a verbal agreement, on July 17, 2008, the Company issued to Mr. Rogers the 152,000 shares of common stock being registered for resale on behalf of Mr. Rogers due to the fact that Mr. Rogers was spending more time than originally contemplated by the Company and Mr. Rogers under the Consulting Agreement. The shares were issued for services already rendered as of September 15, 2008.

The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(17)
On July 17, 2008, the Company issued 11,000 shares of its common stock to Prime Studios, Inc. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

(18)
On September 2, 2008, the Company issued 1,000 shares of its common stock to Vasyl Rubyov. The Company issued the stock in consideration for software engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Company Relationships with Selling Stockholders

Douglas A. Rogers – Rogers Consulting Group
On May 15, 2008, the Company entered into Consulting Agreement with Douglas Rogers, one of the Selling Stockholders named in the Selling Stockholders Table, and President of Rogers Consulting Group. Pursuant to the Agreement, the Company retained Mr. Rogers to provide the Company executive advisory consulting services for a term of four months, May 15, 2008 through September 15, 2008. For these services, Mr. Rogers received cash compensation in the amount of $12,000, as well as 152,000 shares of the Company’s common stock (issuance date July 17, 2008) pursuant to a verbal modification to the original consulting agreement between BAETA Corp. and Rogers Consulting Group, attached hereto as Exhibit 10.2.2. This verbal modification took place on or about July 17, 2008 and was never memorialized in writing. The purpose of the modification to the contract was to compensate Rogers Consulting for much more time spent working with the Company than originally anticipated and contracted for in the original consulting agreement between Rogers Consulting and Baeta Corp., dated May 15, 2008. The 152,000 shares issued to Mr. Rogers on July 17, 2008 pursuant to the foregoing are being registered for sale in this registration statement.

On August 18, 2008 and October 28, 2008 in two agreement amendments , the Company and Rogers Consulting Group extended the term of Mr. Rogers’ consulting services to the Company and amended the aforementioned Consulting Agreement, whereby Mr. Rogers received additional $20,000 and 152,000 (issuance date October 28, 2008) shares to perform additional consulting services. This amendment to the Agreement is attached as Exhibit 10.4. The 152,000 shares issued to Mr. Rogers on October 28, 2008 pursuant to the foregoing are not being registered for sale in this registration statement.

Mr. Rogers is not an affiliate of a broker-dealer.

On January 29, 2009, the Company and Rogers Consulting Group executed a Settlement Agreement and Release to effectuate a termination of the aforementioned Consulting Agreement, as amended. A copy of this Settlement and Release Agreement is attached to this registration statement as Exhibit 10.7. In accordance with the Settlement and Release Agreement, Rogers Consulting Group is no longer providing any type of consulting or other services to the Company, going forward. Pursuant to the Settlement and Release Agreement, Rogers Consulting was required to assist the Company in preparing its annual audited financials, for the fiscal year ended December 31, 2008, with the Company’s independent auditing firm as well as assist the Company in preparing the registration on Form S-1 to be filed with the Securities and Exchange Commission. For these final services, Rogers Consulting was compensated in the amount of $5,000.

From May 15, 2008 through September 15, 2008, Rogers Consulting Group consulted BAETA Corp. with respect to the following functions:

•	Assisting management with PCAOB Annual Audits & Quarterly Financial Reporting;
•	Assisting management with the preparation & maintenance of Financial Statements;
•
Assisting management with the preparation & maintenance of supporting Sub-Ledgers including Equity Ledgers and Additional Paid-In Capital (“APIC”) Calculations, and Reconciliation & Accounting of all Financial Sub-Ledgers;

•	Assisting management with the development of Internal Control over Financial Report and associated Procedures and development;
•
Assisting management with Company Operations, including Budgeting & Pro-Forma Statements, Inventory Management, Sales Tracking & Reconciliation, Corporate Filings, Hiring & Financial Personnel Management, Corporate Governance, and Capital Formation.

For these consulting services, Rogers Consulting was compensated approximately $12,000, as well as 152,000 shares of the Company’s common stock.

In addition to the above-mentioned functions, from September 15, 2008 through January 1, 2009, Rogers Consulting Group was engaged to perform the following additional functions:

•
Capital Formation – attempted to act as independent agent to the Company for the purpose of securing an estimated $500,000 - $3,000,000 of equity, debt or equivalent form of operating capital from private capital sources. While contemplated per the October 28, 2008 agreement, this was never actively pursued.

•	Market Makers. – assisted management to identify, negotiate, engage and oversee with Market-Makers to support the Company’s transition to the public markets.

•	Transfer Agents – assisted management to identify, negotiate, engage and oversee with a Transfer Agent to support the Company’s transition to the public markets.

•
Financial Public Relations – assisted management to identify, negotiate, engage and oversee an appropriate Public Relations firm to enhance visibility for the Company’s products, services and public equity status. While contemplated per the October 28, 2008 agreement, this was never actively pursued.

For these consulting services, Rogers Consulting was compensated approximately $20,000, as well as 152,000 shares of the Company’s common stock.

As mentioned above, Rogers Consulting Group no longer provides consulting services to the Company, as the Company is transitioning from the use of consultants to the employment of a management team.

Dr. Alex Y. Bekker, MD
Upon inception, Dr. Bekker entered into a verbal consulting contract with the Company that covered the period of August 17, 2007 through December 31, 2008. A summary of this verbal consulting agreement is attached hereto as Exhibit 10.8. Pursuant to the terms of the verbal Agreement, Dr. Bekker was responsible for introducing Company product to colleagues and industry professionals, as well as for development and modification of content for healthcare providers relating to the Company’s products. For his services rendered for the initial month of service, Dr. Bekker received 5,000 shares of common stock, which are being registered in the registration statement.

For his services rendered for the remainder of his consulting contract with the Company, from the period of September 15, 2007 through December 31, 2008, and for his role as Member of the BAETA Corp. Scientific Advisory Board, Dr. Bekker received a stock option to purchase 50,000 shares of BAETA Common Stock at $0.50 per share, pursuant to the Company’s 2009 Stock Option Plan.

Other the forgoing, none of the Selling Stockholders:

1.	Is an affiliate of a broker-dealer;

2.	Has had a material relationship with us other than as a stockholder at any time within the past three years; or

3.	Has ever been one of our officers and directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the Selling Stockholders to sell their shares on a continuous or delayed basis after this registration statement is declared effective by the Securities and Exchange Commission. The Selling Stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	In public markets as the common stock may be trading from time to time;

•	In privately negotiated transactions;
•	Through the writing of options on the common stock;
•	In short sales; or
•	In any combination of the aforementioned methods of distributions.

The Selling Stockholders are offering their respective shares of common stock for sale at the disclosed fixed price of $1.00 per share. This offering price will be in effect until our common stock is quoted on the OTC Bulletin Board. Once our common stock is quoted on the OTC Bulletin Board, the selling stockholders’ offering price will be dictated by then prevailing market prices or privately negotiated prices.

Although we intend to request a registered broker-dealer apply to have our common stock quoted on the OTC Bulletin Board, public trading of our common stock may never materialize or if materialized, be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each Selling Stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	the market price of our common stock prevailing at the time of sale;

•	a price related to such prevailing market price of our common stock; or

•	such other price as the Selling Stockholders determine from time to time.

The Selling Stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Stockholders, or, if they act as an agent for the purchaser of such common stock, from such purchaser. The Selling Stockholders are expected to pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the Selling Stockholders named in this prospectus.

The estimated costs of this offering are $42,116. We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the Selling Stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and be required to, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

 The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the Selling Stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the Selling Stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with BAETA. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2009 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Dr. Alexander Gak, M.D. President and Chairman of the Board	40	August 14, 2007
Mr. Leonid Pushkantser Chief Executive Officer and Director (Principal Executive Officer)	55	May 29, 2009
Mr. Jeff Burkland Chief Financial Officer (Principal Financial and Accounting Officer)	38	March 1, 2009
Eugene Gribov Chief Technology Officer	44	May 29, 2009
Lee Smith Chief Marketing Officer	45	May 29, 2009
Dr. Leonid Topper Chief Medical Officer	42	April 1, 2009

Management and Director Biographies

Each of the foregoing persons may be deemed a “promoter” of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Dr. Alexander Gak, M.D., 40, is Chairman and President of BAETA Corp., and is currently serving on a part-time basis, dedicating approximately 50% of his time on matters relating to BAETA. An ABA Board Certified anesthesiologist, Dr. Gak is an Attending Anesthesiologist at Liberty Anesthesia Associates, LLC and is responsible for patient care throughout the Jersey City Medical Center and in various outpatient settings. Dr. Gak has held this position from 2006, through the present time. Prior to his tenure at Jersey City Medical Center, from 2001 – 2006, Dr. Gak served as an Attending Anesthesiologist at the Englewood Hospital and Medical Center in Englewood, New Jersey.

Dedicated to a career in the medical industry and based upon his ongoing efforts to improve patient care, Dr. Gak has been the creative force behind Baeta Corp.’s products and is cited as an inventor on multiple patent applications. Previously, Dr. Gak served as an Attending Anesthesiologist at the Englewood Hospital and Medical Center in Englewood, New Jersey, conducting his Residency at the Mount Sinai School of Medicine in New York. Dr. Gak obtained his Medical degree from the Stony Brook School of Medicine in Stony Brook, New York. A member of the Golden Key Honor Society and the Dean’s List, Dr. Gak graduated Magna Cum Laude from Hunter College, CUNY with a Bachelor’s degree in Chemistry.

Mr. Leonid Pushkantser, 55, joined BAETA Corp in May 2009 as the Company’s Chief Executive Officer, and is currently serving the Company on a fulltime basis in the capacity of Chief Executive Officer and Director. In January 2010, Mr. Pushkantser was elected to the Board of Directors by majority shareholder vote. Working in the manufacturing and medical industries for more than two decades, Mr. Pushkantser has experience manufacturing and bringing new products to market — both domestically and internationally. Prior to joining Baeta Corp., Mr. Pushkantser was the Vice President of Operations for AFC Industries where he was responsible for engineering, manufacturing, quality assurance, customer service, human resources, cost accounting and profitability, and compliance with FDA, EPA, and OSHA standards. Previously, Mr. Pushkantser was also a Director of Manufacturing, Plant Manager and Processing Manager for an FDA regulated automated cancer screening test.

Mr. Pushkantser received a Master's of Science in Business Operations and a Bachelor's of Science in Mechanical Engineering — both from Polytechnic University in Kiev, Ukraine.

Below is a timeline of Mr. Pushkantser’s employment experience since 1992:

2003 to 2009 Vice President of Operations; AFC Industries
2000 to 2003 Director of Manufacturing; Refcon, Inc.
1999 to 2000 Plant Manager; Superior Walls of the Hudson Valley
1992 to 1999 Processing Manager; NeuroMedical Systems, Inc.

Mr. Jeff Burkland, 38, is Chief Financial Officer of BAETA Corp. and is currently serving on a part-time basis, dedicating approximately 15% or 6 hours per week on matters relating to BAETA. Mr. Burkland has over 15 years of business experience in both strategic and tactical financial roles, building financial models, performing financial analysis and fund raising as well as in operation roles, managing and improving operational processes and leading marketing and product management efforts.

Education and Certification:
•	MBA, Harvard Business School, First Year Honors
•	BS, Electrical Engineering and Economics, Summa Cum Laude, Duke University
•	Oxford University, International Finance Studies

Since the beginning of 2008 to the present date, Mr. Burkland has provided independent consulting to startup and growth companies, performing strategic finance duties, including:

•	Critical financial modeling and other support for the Series B raise of a SaaS provider in the Consumer Packaged Goods and retailer space.
•	Fund raising and accounting management at eRealInvestor, a software service provider for real estate investors.
•	Cash management, business model development and organizational planning and analysis as CFO for CRC Results, an internal audit consulting company.
•	Fund raising as an advisor for firms raising money as well as in the roll of a potential investor.

From 2005 through 2008, Mr. Burkland was co-Principal of CRC Results and, as part of that role, led Sarbanes-Oxley Section 404 efforts for several large and small-cap telecommunications and financial services clients.

From early 2004 to the beginning of 2005, Mr. Burkland provided independent consulting, assisting companies with their Sarbanes-Oxley Section 404 efforts.

Mr. Burkland has previously held the role of VP of Finance and Operations for Synaptex, a software company. As a member of the senior management team, Mr. Burkland developed the business plan, financial forecasts, industry analysis and competitive analysis for the company.

Mr. Burkland’s permanent roles included employment with UTStarcom, a telecommunications equipment manufacturer, where he was a key member of a small team responsible for extending the company’s presence outside of China.

At Zhone Technologies, Mr. Burkland ran tactical segment marketing for the 500-person telecom equipment manufacturer. He prepared several board-level market-assessment presentations, developed and executed sales promotions, and interfaced with research analysts. Prior to Zhone, Mr. Burkland worked in product management at NorthPoint Communications, a heavily financed DSL service provider.

Mr. Burkland began his career at AT&T, where he was selected to the company’s Fast Track Program.

Mr. Burkland completed his MBA at Harvard Business School after his tenure with AT&T.

Mr. Eugene Gribov, 44, joined BAETA Corp in May 2009 as the Company’s Chief Technology Officer, and is currently serving the Company on a part-time basis devoting approximately 25% of his time on matters relating to BAETA Corp. Mr. Gribov has more than 20 years of international engineering management, product development, and offshore manufacturing management experience across a wide array of sectors including the Information Technology and Medical industries.

Mr. Gribov is currently the President of Globe Audio Design Inc. which develops high-power audio solutions. Previously Mr. Gribov designed semiconductor, integrated circuitry, optoelectronic, and software-based solutions for Kintek Inc. and Globe Ltd. Further showcasing Mr. Gribov's technical skills, he worked in a select group of researchers under the direct supervision of Nobel Prize winner, Zhores Alferov.

Mr. Gribov graduated with honors from Sankt-Peterburgskij Gosudarstvennyj Elektrotehniceskij Universitet (LETI) with a Master's of Science in Electrical Engineering.

Below is a timeline of Mr. Gribov’s employment history since 1989:

2004 – Present: Globe Audio Design Inc
2003 –2003 (10 months): Gemini Sound Products Corp
1996 –2002: Kintek Inc
1994 –1996: Globe Ltd
1989 –1993: Physical Technical Institute of Russian Academy of Science

Mr. Lee Smith, 45, joined BAETA Corp in May 2009 as the Company’s Chief Marketing Officer, and is currently serving the Company on a part-time basis devoting approximately 25% of his time on matters relating to BAETA Corp. With more than 20 years of experience in the technology, marketing, and advertising industries, Mr. Smith has a track record of developing new products, defining successful brands, creating marketplace awareness, and driving sales.

Mr. Smith is the President and CEO of Persuasive Brands, a marketing services agency dedicated to branding and sales generation. Previously, Mr. Smith was the founder, COO, and acting CEO of InsightExpress, a firm he grew to one of the 50 largest market research companies in the United States in six years. Mr. Smith's innovative ideas and business practices have been recognized via four U.S. patents.

Mr. Smith holds an MBA in Marketing and Finance from Carnegie Mellon University's Tepper Business School and a Bachelor's of Science in Computer Science from The Pennsylvania State University.

Below is a timeline of Mr. Smith’s employment experience since 1986:

2005 to Present: President & CEO; i-Decide and Persuasive Brands
1999 to 2005: Founder, President, COO, and Acting CEO; InsightExpress
1997 to 1999: Vice President, Marketing and Business Development; NFO

1995 to 1997: Product Strategist, Structured Finance; Moody’s Investors Service (a Dun & Bradstreet Company)
1993 to 1995: Management Executive; Dun & Bradstreet
1991 to 1993: MBA Program; Carnegie Mellon University’s Business School
1986 to 1991: Senior Systems Programmer; Unisys

Dr. Leonid Topper, M.D., 42, joined BAETA Corp in March 2009 as the Company’s Chief Medical Officer, serving the Company on a part-time basis dedicating approximately 5% if his time on matters relating to BAETA.

Dr. Topper is an attending neurologist with Pediatric Neurology Associates since October 2005. Prior to Pediatric Neurology Associates, Dr. Topper practiced at the Schneider Children’s Hospital in New York where he served as a pediatric neurology attending of the Brain Tumor Program and Epilepsy service. As a neurologist of the Brain Tumor Center, Dr. Topper conducted weekly multi-specialty clinic for children and adults with various forms of brain cancer. Along with neuro-oncologists, neurosurgeons, and radiation therapy doctors, Dr. Topper actively participated in decision making regarding the best possible care for these children.

Dr. Topper has extensive experience in the diagnosis and management of children with seizures and epilepsy. For number of years he was responsible for the reading and interpretation of in-patient and out-patient video EEG monitoring tests, averaging about 450 tests a year. He also cared for large number of patients with headaches, brain infections, stroke, tics and Tourette syndrome, nerve and muscle conditions, autistic disorders, ADHD, and neonatal brain problems.

Following his 5 years of general pediatric training, Dr. Topper completed 3 years of neurology and pediatric neurology fellowship at the Long Island Jewish Medical Center in New York. He is board certified in both pediatric and adult neurology. He serves as an examiner for the oral exams in pediatric neurology conducted by the American Board of Psychiatry and Neurology. Additionally, Dr. Topper is a member of the Royal College of Pediatrics and Child Health in the United Kingdom.

Teaching and medical publications are areas of his strong interests. Dr. Topper authored a number of teaching brochures for doctors in training, and composed an instructional compact disc explaining the techniques of neurological examination in infants and children. He conducted lecture series for general pediatricians, neurologists, and psychiatrists on various aspects of neurologic disorders in children. Dr. Topper has also co-authored articles in Pediatric Neurology and Headache journals.

Below is a timeline of Dr. Topper’s employment since 1989:

Pediatric Neurologist
Advocare Pediatric Neurology Associates, P.A.
Morristown, NJ
2005 - present

Pediatric Neurology Attending
Schneider Children’s Hospital
New Hyde Park, NY
2002 – 2005

Pediatric Neurology Attending
Chaim Sheba Medical Center, Israel
2000 – 2002

Pediatric Neurology fellowship
Long Island Jewish and Schneider Children’s Hospitals
New Hyde Park, NY
1997-2000

General pediatrics residency
Chaim Sheba Medical Center, Israel
1992 – 1995 and 1996 - 1997

Military physician
Israeli Defense Forces
1995 – 1996

Internship
Vilnius Children’s Hospital
Vilnius, Lithuania
1989 – 1991

Our Board of Directors

Dr. Alexander Gak, President and Chairman
Board Appointment:   Inception-Present

Mr. Leonid Pushkantser, Chief Executive Officer and Director
Board Appointment:   January 2010-Present

Former Promoters

Ralph Amato – Ventana Capital Partners, Inc.:
On March 1, 2008, the Company entered into Consulting Agreement with Ventana Capital partners, Inc. and Ralph Amato, president of Ventana Capital Partners, Inc. Pursuant to the Agreement, Ventana Capital Partners was retained to provide the following advisory services and business financing activities to the Company on an exclusive basis for a term of one year from the date of the Agreement, and on a non-exclusive basis for an additional one year thereafter:

•	Assist the Company in preparing documentation to be submitted to the Company’s legal counsel for the preparation of a Registration Statement to be submitted to the SEC.

•
Assist the Company in obtaining and engaging a PCAOB designated audit firm and to assist the Company with the preparation of financial statements to be submitted to the Company’s auditors as required for the transaction described in this Agreement.

•	Assist the Company with facilitating a broker dealer to file the Company’s 15-c2-11 with FINRA after the Company’s Registration Statement has deemed effective by the SEC.

•	Assist the Company with determining a valuation that is consistent within its industry and acceptable to the investment community.

•	Assist the Company with the formation of its capitalization and long term capital structure

•	Assist Company with the negotiations, transaction terms, conditions and structure of contractual agreements as required by the Company.

•	Assist the Company with all matters concerning the future growth and direction of the Company.

•	Assist the Company with retaining Investor and Public Relations professionals to represent the Company once it is publicly traded.

•
Assist the Company with the terms, conditions and formation of an initial offering of equity financing (the “Private Equity Financing”) for the Company in conjunction with the filing of the Company’s Registration Statement.

•	Assist the Company in obtaining a Market-Maker and Brokerage support to establish a public market for the common stock following the Company’s approval for trading on the OTC Bulletin Board.

•	Introduce the Company to equity funding sources for a second round of financing (the proposed “PIPE Funding”) after the company is publicly traded.

•	Assist the Company with retaining a Stock Transfer Agent and the coordination of stock issuances.

•	Assist the Company with sourcing a firm to Edgarize all documents as required by the SEC.

For these services, Ventana Capital Partners received cash compensation in the amount of $40,000, as well as 2,000,000 of the Company’s outstanding common stock directly from Dr. Gak. Ventana Capital Partners is not a registered broker–dealer under Section 15A of the Securities Exchange Act of 1934, as amended, or any similar state law.

This consulting agreement was terminated and rescinded pursuant to a Settlement Agreement and Mutual Release between the parties, executed on November 14, 2008, and attached hereto as Exhibit 10.6. Pursuant to the Settlement Agreement and Mutual Release, the 2,000,000 shares issued to Mr. Amato in uncertificated form were returned. The relationship between the Company and Ventana Capital Partners and Ralph Amato has been terminated in all capacities.

Involvement in Certain Legal Proceedings

None of the director(s) or executive officers of the Company, and to the best of our knowledge upon reasonable inquiry, no promoters (past or present) of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

While no salaries have been paid to date with the exception of issuances of common stock and options, the ultimate goal of our named executive officers’ compensation levels is the same as our goal for operating the Company – to create long-term value for our stockholders.  To this end, we establish compensation levels based on our named executive officers’ relevant experience and leadership experience and skills. We also consider the named executive officers’ ability and likelihood of contributing to our Company’s growth and success.  We also take into account comparable salary ranges at similar companies in order to attract and retain our named executive officers.

We do not have a formula or benchmark or necessarily react to short-term changes in business performance when reviewing our named executive officers’ salaries.  We consider their past and ongoing contributions to the Company, ability to work effectively amongst themselves and with 3rd parties, and our expectations regarding their future performance.  Executive officers have an active role in our determination of their compensation levels and we consider such executive officers’ opinions and expectations.

The table below summarizes the compensation we have paid our Named Executive Officers in the last two fiscal years.

Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended December 31, 2009, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2009 and 2008. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal years 2009 and 2008.

Name/Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Dr. Alexander Gak (2)
President and Chairman	2009	$100,000	$0	$340,000	$0	$0	$0	$0	$440,000
	2008	$15,000	$0	$15,000	$0	$0	$0	$0	$30,000
Mr. Jeff Burkland
Chief Financial Officer (PFO)	2009	$39,391	N/A	N/A	$29,215	N/A	N/A	N/A	$29,215
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dr. Leonid Topper
Chief Medical Officer	2009	N/A	N/A	$31,400	$1,295	N/A	N/A	N/A	$32,695
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Eugene Gribov
Chief Tech Officer	2009	N/A	N/A	$17,500	$1,300	N/A	N/A	N/A	$18,800
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Len Pushkantser
CEO and Director (PEO)	2009	N/A	N/A	$5,834	$8,055	N/A	N/A	N/A	$13,889
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Lee Smith
Chief Marketing Officer	2009	N/A	N/A	$32,268	$40,847	N/A	N/A	N/A	$73,115
	2008	N/A	N/A	$10.640	N/A	N/A	N/A	N/A	$10.640

1. There have been no forfeitures of any stock options during the years 2009 or 2008. Valuation assumptions are provided for in Note 4 to the September 30, 2009 financial statements included in this registration statement.

2. On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.12.

Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement (Exhibit 10.1) regarding MyHealthID product. In accordance with Section 2 of the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash form; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome 50% in shares of its common stock, and 50% in cash. Extranome has received 30,000 for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation, and to date has received 420,000 shares of BAETA Corp. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash.

As of December 31, 2008, Extranome had received approximately $15,000 in cash and 30,000 shares of Common Stock of BAETA Corp. pursuant to the Software Development Agreement. As of February 12, 2010 Extranome had received approximately $115,000 in cash and 420,000 shares of Common Stock in BAETA Corp. As of January 31, 2010, BAETA owes approximately $95,000 in cash to Extranome, and $15,000 worth of common stock, which has been classified as an accounts payable on the Company’s financial statements. Due to the fact that Dr. Gak owns 100% of Extranome, the payment arrangement between Extranome and BAETA Corp. is required to be reported as executive compensation with respect to Dr. Gak.

Cash Compensation

Aside from the disclosures in the “Summary Compensation Table” directly above, due to very limited cash on hand, we have not paid any salary, bonus or other compensation to our officers and directors as of our most recent fiscal year end and most recent fiscal quarter ended December 31, 2009.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Director Compensation

Our Board of Directors consists of Dr. Alexander Gak, Chairman, and Mr. Leonid Pushkantser. For the fiscal year ended December 31, 2009 and 2008, we paid no salaries to our Board members. We do not foresee compensating our Board for the foreseeable future.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held as of December 31, 2009 by our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS
Name:	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercised Price ($)	Option Expiration Date
Dr. Alexander Gak	0	0	0	N/A	N/A
Mr. Leonid Pushkantser	46,667	0	353,333	0.50	5/28/2015
Mr. Jeff Burkland	100,000	0	0	0.50	2/25/2019
Mr. Jeff Burkland	787	0	0	0.50	3/30/2019
Mr. Jeff Burkland	9,075	0	0	0.50	6/29/2019
Mr. Jeff Burkland	13,650	0	0	0.50	9/29/2019
Mr. Jeff Burkland	7,613	0	0	0.50	12/30/2019
Mr. Lee Smith	183,333	0	616,667	0.50	2/2/2019
Mr. Leonid Topper	7,500	0	42,500	0.50	3/20/2015
Mr. Eugene Gribov	5,833	0	44,167	0.50	4/20/2019

Grants of Plan-Based Awards

		GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
Name:	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dr. Alexander Gak	N/A	0	0	0	0	0	N/A	N/A
Mr. Leonid Pushkantser	5/29/2009	69,040	69,040	69,040	0	0	0.50	0.50
Mr. Jeff Burkland	2/26/2009	22,280	22,280	22,280	0	0	0.50	0.50
Mr. Lee Smith	2/3/2009	178,240	178,240	178,240	0	0	0.50	0.50
Mr. Leonid Topper	3/21/2009	8,630	8,630	8,630	0	0	0.50	0.50
Mr. Eugene Gribov	4/21/2009	11,140	11,140	11,140	0	0	0.50	0.50

1. There have been no forfeitures of any stock options during the years 2009 or 2008. Valuation assumptions are provided for in Note 4 to the September 30, 2009 financial statements included in this registration statement.

Stock Option Grants

Pursuant to the Company’s 2009 Stock Option Plan, the aggregate number of shares of common stock that may be issued pursuant to the exercise of Options granted under the Plan will not exceed 2,147,668 Shares of Common Stock, par value $0.0001 per share (the “Option Pool”), provided that such number will be increased by the number of shares of common stock that the Company subsequently may reacquire through repurchase or otherwise. Shares of Common Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired, will be deemed not to have been issued for purposes of computing the number of shares of Option Stock remaining in the Option Pool and available for issuance.

Pursuant to its 2009 Stock Option Plan, the Company has issued stock options to purchase an aggregate of 1,631,125 shares of common stock at $0.50 per share, subject to different vesting schedules. All stock option grants were issued in 2009:

On January 25, 2009, the Company granted stock options to Dr. Samyaden Datta. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Samyaden Datta in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  50,000 shares of Common Stock underlying Options outstanding after this issuance.

On January 29, 2009, the Company granted stock options to Dr. Alex Y. Bekker. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Bekker in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  100,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 3, 2009, the Company granted stock options to Leroy Smith. The stock option agreement is exercisable for 800,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Smith in consideration for marketing consultation services rendered, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  900,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 7, 2009, the Company granted stock options to Dr. Marco Pappagallo. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Marco Pappagallo in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  950,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 19, 2009, the Company granted stock options to Dr. Lauren Shaiova. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Shaiova in consideration for her service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  1,000,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 26, 2009, the Company granted stock options to Mr. Jeff Burkland. The stock option agreement is exercisable for 100,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  1,100,000 shares of Common Stock underlying Options outstanding after this issuance.

On March 21, 2009, the Company granted stock options to Dr. Leonid Topper. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Topper in consideration for his service as the Company’s Chief Medical Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  1,150,000 shares of Common Stock underlying Options outstanding after this issuance.

On April 21, 2009, the Company granted stock options to Eugene Gribov. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Gribov in consideration for his service as the Company’s Chief Tech Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                  1,200,000 shares of Common Stock underlying Options outstanding after this issuance.

On May 29, 2009, the Company granted stock options to Leonid Pushkantser. The stock option agreement is exercisable for 400,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Pushkantser in consideration for his service as the Company’s Chief Executive Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,600,000 shares of Common Stock underlying Options outstanding after this issuance.

To date, Mr. Jeff Burkland has received additional stock options with immediate vesting rights exercisable for 31,125 shares of common stock at a purchase price of $0.50 per share pursuant to his employment agreement attached to this registration statement as Exhibit 10.9.1, The stock options (see Exhibit 10.9.2) were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Total:	1,631,125 shares of Common Stock underlying Options outstanding after this issuance, and as of the date of this Registration Statement.

Employment Agreements

We currently have employment agreements with all of our Named Executive Officers and Directors. These agreements are attached to this registration statement as Exhibits.

Summary of Significant Terms of Employment Agreements:

Leonid Pushkantser

Term:

Commencing on June 1, 2009 and ending on June 1, 2014.

Position/Services:

To serve as the Chief Executive Officer of the Company, and will perform the duties commensurate with such position with a standard of care and diligence that are required persons in similarly situated positions. Executive will devote the proper attention and energies on a full-time basis to the above duties, and Executive will not, during the term of this Agreement, actively engage in any other for profit business activity, except Executive may, so long as such activities do not impair Executive's performance of his duties under this Agreement, (a) serve as a director of up to two entities other than the Company so long as each company is not in any way, either directly or indirectly, a competitor of Company or otherwise detrimental to Company’s well-being, as determined by the Company’s President in his sole discretion, and (b) write, teach and publish articles and books.

Salary:

• First six months of Original Term:	$180,000
· Second six months of Original Term:	$250,000
· Second year of Original Term:	$250,000
· Third year of Original Term:	$250,000
· Fourth year of Original Term:	$250,000
· Fifth year of Original Term:	$250,000

On May 29, 2009, the Company approved the grant to Mr. Pushkantser of options to acquire up to 400,000 shares of the Company's common stock under the Company's 2009 Equity Compensation Plan.

Mr. Pushkantser Post-Termination Payment Obligations:

Expiration of Term

If Mr. Pushkantser elects not to renew his employment for an additional term, the Company will pay to Mr. Pushkantser the base salary and benefits otherwise payable to him under his employment agreement, pro rata through the last day of his actual employment by the Company.

If the Company elects not to renew Mr. Pushkantser’s employment for any Additional Term, the Company will pay to Mr. Pushkantser (1) severance equal to 12 months of base salary then applicable under his employment agreement (2) an amount equal to the average bonus paid to Mr. Pushkantser for the most recent two years of the initial term or additional term under his employment agreement, and (3) for the period that Mr. Pushkantser is receiving severance, an additional amount equal to the Company's then applicable contribution to Mr. Pushkantser’s standard full-time health benefits, or, if greater, the amount Mr. Pushkantser would be required to pay to maintain full-time health benefits under COBRA.

Termination for Cause

If the Company terminates Mr. Pushkantser’s employment for cause under his employment agreement, the Company will pay to Mr. Pushkantser (1) severance equal to 6 months of base salary then applicable under his employment agreement (2) an amount equal to the average Bonus paid to Mr. Pushkantser for the most recent two years of the Initial Term or additional term, and (3) for the period that Mr. Pushkantser is receiving severance, an additional amount equal to the Company's then applicable contribution to Mr. Pushkantser’s standard full-time health benefits, or, if greater, the amount Mr. Pushkantser would be required to pay to maintain full-time health benefits under COBRA.

Termination Without Cause

(a) If the Company terminates Mr. Pushkantser’s employment under his employment agreement for any reason other than for cause at any time during the original term or any additional term, the Company will pay to Mr. Pushkantser (1) severance equal to 12 months of base salary then applicable under his employment agreement (2) an amount equal to the average Bonus paid to Mr. Pushkantser for the most recent two years of the initial term or additional term, and (3) for the period that Mr. Pushkantser is receiving severance, an additional amount equal to the Company's then applicable contribution to Mr. Pushkantser’s standard full-time health benefits or, if greater, the amount Mr. Pushkantser would be required to pay to maintain full-time health benefits under COBRA.

Jeff Burkland:

Term:

March 1, 2009 through September 1, 2009 (month-to-month thereafter)

Position/Services:

Chief Financial Officer. CFO Support: Financial Modeling, Accounting, Financial Statement production, HR advice and support, Fundraising support, Tax return assistance, Management reports, strategic advice.

Business Plan Development: Assistance with production of documenting the company’s business plan to help with fundraising.

Salary:

Hourly fee of $187.50 plus an immediately vested option to purchase 150 shares of common stock at an exercise price of $0.50 per share. Any options shall be exercisable for at least five years and include standard terms for long expiration options.

Flat fee of $2,000 per month, beginning March 1, 2009, plus options to purchase 100,000 shares of common stock, as outlined in the separate Stock Option Purchase Agreement. This work will terminate on September 1, 2009, unless otherwise extended by mutual agreement of both parties or terminated earlier as provided for in this agreement.

Lee Smith:

Term:

Commencing on June 1, 2009 and ending on June 1, 2014.

Position/Services:

Chief Marketing Officer of the Company, and will perform the duties commensurate with such positions and such other duties as the Company's Board of Directors (the "Board") or the Chairman may assign to Executive consistent with his position. Executive will devote attention and energies on a part-time basis to the above duties, and Executive will maintain, during the term of this Agreement, the ability to actively engage in any other for profit business activity.

Salary:

Common stock in the amount of 60,000 shares per year, in twelve monthly installments. Has received stock options in the amount of 800,000, exercisable at $0.50 per share subject to a vesting schedule.

Eugene Gribov

Term:

Commencing on June 1, 2009 and ending on June 1, 2014.

Position/Services:

Chief Technology Officer of the Company, and will perform the duties commensurate with such positions and such other duties as the Company's Board of Directors (the "Board") or the Chairman may assign to Executive consistent with his position. Executive will devote attention and energies on a part-time basis to the above duties, and Executive will maintain, during the term of this Agreement, the ability to actively engage in any other for profit business activity.

Salary:

Common stock in the amount of 60,000 shares per year, in twelve monthly installments. Has received stock options in the amount of 50,000, exercisable at $0.50 per share subject to a vesting schedule.

Dr. Leonid Topper:

Term:

Commencing on April 1, 2009 and ending on April 1, 2014.

Position/Services:

Chief Medical Officer of the Company, and will perform the duties commensurate with such positions and such other duties as the Company's Board of Directors (the "Board") or the Chairman may assign to Executive consistent with his position. Executive will devote attention and energies on a part-time basis to the above duties, and Executive will maintain, during the term of this Agreement, the ability to actively engage in any other for profit business activity.

Salary:

Common stock in the amount of 60,000 shares per year, in twelve monthly installments. Has received stock options in the amount of 50,000, exercisable at $0.50 per share subject to a vesting schedule.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board of Directors

Our audit committee presently consists of our officers and Chairman. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. Unless otherwise noted, the address for each reporting person below is c/o Baeta Corp., 1 Bridge Plaza, 2nd Floor, Suite 275, Fort Lee, NJ 07024.

As of the date of this Prospectus, we have 22,576,516 shares of common stock issued and outstanding,100 shares of the Series A Preferred Stock issued and outstanding, and 2 shares of the Series B Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock(1)		Percentage of Class (Common)		Shares of Preferred Stock(1) (2)	Percentage of Class (Preferred)
Dr. Alexander Gak President and Chairman	20,740,000		91.87	% (3)	100	100%
Mr. Jeff Burkland (4) Chief Financial Officer (Principal Financial and Accounting Officer)	131,125		0.58%		0	0.00%
Dr. Leonid Topper (5) Chief Medical Officer	72,500		0.32%		0	0.00%
Mr. Leonid Pushkantser (6) Chief Executive Officer and Director (Principal Executive Officer)	23,334		0.10%		0	0.00%
Mr. Eugene Gribov (7) Chief Technology Officer	40,000		0.18%		0	0.00%
Mr. Lee Smith (8) Chief Marketing Officer	301,278	(8)	1.32%		0	0.00%
Directors and Officers as a group (6 people)	21,308,237		93.00%		100	100%

Footnotes:

(1)
As of February 12, 2010, we had 22,576,516 shares of our common stock issued and outstanding and 100 shares of our Series A Preferred Stock (the “Series A Preferred Shares”) issued and outstanding which together represents an aggregate of 22,576,616 voting securities.

(2)	Each of the Series A Preferred Shares maintains preferential voting rights to the holder equivalent to 80% of the total votes of common shares.
(3)
Dr. Gak individually owns 20,000,000 shares of the Company’s common stock. His spouse, Marina Suni individually owns 320,000; Extranome, Inc., a corporation wholly owned by Dr. Gak currently owns 420,000  shares of the Company’s common stock (as of February 12, 2010); therefore Dr. Gak beneficially owns 20,740,000 shares of BAETA common stock.

(4)
Mr. Jeff Burkland was issued stock options to purchase 131,125 shares at a purchase price of $0.50 per share. Such options are exercisable within a sixty day period; therefore, they are being reported as beneficial ownership per the SEC regulations.

(5)
Dr. Leonid Topper was issued stock options to purchase 50,000 shares at a purchase price of $0.50 per share. According to the stock option agreement, 10,000 worth (of the 50,000 issued to Dr. Topper) of options will vest as of March 21, 2010. Such options are exercisable within a sixty day period; therefore, they are being reported as beneficial ownership per the SEC regulations.

(6)
Mr. Leonid Pushkantser was issued stock options to purchase 400,000 shares at a purchase price of $0.50 per share. Such options are not exercisable within a sixty day period; therefore, they are not being reported as beneficial ownership per the SEC regulations.

(7)
Mr. Eugene Gribov was issued stock options to purchase 50,000 shares at a purchase price of $0.50 per share. Such options are not exercisable within a sixty day period; therefore, they are not being reported as beneficial ownership per the SEC regulations.

(8)
Mr. Leroy Smith was issued stock options to purchase 800,000 shares at a purchase price of $0.50 per share. According to the stock option agreement, 200,000 worth (of the 800,000 issued to Mr. Smith) of options will vest as of February 12, 2010. Such options are exercisable within a sixty day period; therefore, they are being reported as beneficial ownership per the SEC regulations.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 160,000,000 shares of capital stock, of which 150,000,000 are shares of common stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 22,576,516 shares of our common stock are issued and outstanding, and there are approximately 77 holders of record of our Common Stock. Currently there are 100 shares of Series A Preferred Stock issued and outstanding with one holder of record, Dr. Alexander Gak, our President and Chairman of the Board of Directors. With regards to our Series B Preferred Stock, currently there are 2 shares of Series B Preferred issued and outstanding with one holder of record, MBB Holdings, Inc., a non-affiliate.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.
Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our President and Chairman. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak. Currently, there are 22,576,516 shares of the Company’s common stock issued and outstanding to approximately 77 shareholders of record as of the date of this prospectus.

There is no active market for our common stock.

Currently, there is no active trading market for our common stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our common stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our common stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our common stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our common stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

Series A Preferred Stock

As of the date of this Registration, we have 100 shares of Series A Preferred Stock issued and outstanding, which shares are all held by Dr. Alexander Gak, our President and Chairman. The shares of Series A Preferred Stock vote together with our shares of common stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any of our annual or special meeting of shareholders or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Series B Preferred Stock

On February 8, 2010, our Board of Directors and majority shareholders approved the designation of 10 shares of our preferred stock as Series B Preferred Stock (the “Series B Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series B Preferred Shares, which occurred on February 9, 2010. The outstanding shares of Series B Preferred Stock have no voting rights. Each share of Series B Convertible Preferred Stock carries with it the immediate right by its owner to convert such share of Series B Convertible Preferred Stock into the amount of shares of BAETA Corp. Common Stock equivalent to one percent (1%) of the total amount of BAETA Corp. Common Stock then issued and outstanding at the time of the conversion election. All of the outstanding shares of Series B Preferred Stock (2 outstanding) are held by MBB Holdings, Inc., a non-affiliate.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

Pursuant to its 2009 Stock Option Plan, the Company has issued stock options to purchase 1,600,000 shares of common stock at $0.50 per share, subject to different vesting schedules. All stock option grants were issued in 2009.

On January 25, 2009, the Company granted stock options to Dr. Samyaden Datta. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Samyaden Datta in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 50,000 shares of Common Stock underlying Options outstanding after this issuance.

On January 29, 2009, the Company granted stock options to Dr. Alex Y. Bekker. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Bekker in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 100,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 3, 2009, the Company granted stock options to Leroy Smith. The stock option agreement is exercisable for 800,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Smith in consideration for marketing consultation services rendered, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 900,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 7, 2009, the Company granted stock options to Dr. Marco Pappagallo. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Marco Pappagallo in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 950,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 19, 2009, the Company granted stock options to Dr. Lauren Shaiova. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Shaiova in consideration for her service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 1,000,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 26, 2009, the Company granted stock options to Mr. Jeff Burkland. The stock option agreement is exercisable for 100,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 1,100,000 shares of Common Stock underlying Options outstanding after this issuance.

On March 21, 2009, the Company granted stock options to Dr. Leonid Topper. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Topper in consideration for his service as the Company’s Chief Medical Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 1,150,000 shares of Common Stock underlying Options outstanding after this issuance.

On April 21, 2009, the Company granted stock options to Eugene Gribov. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Gribov in consideration for his service as the Company’s Chief Tech Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:                 1,200,000 shares of Common Stock underlying Options outstanding after this issuance.

On May 29, 2009, the Company granted stock options to Leonid Pushkantser. The stock option agreement is exercisable for 400,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Pushkantser in consideration for his service as the Company’s Chief Executive Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,600,000 shares of Common Stock underlying Options outstanding after this issuance.

To date, Mr. Jeff Burkland has received additional stock options with immediate vesting rights exercisable for 31,125 shares of common stock at a purchase price of $0.50 per share pursuant to his employment agreement attached to this registration statement as Exhibit 10.9.1, The stock options (see Exhibit 10.9.2) were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Total:	1,631,125 shares of Common Stock underlying Options outstanding after this issuance, and as of the date of this Registration Statement.

Convertible Securities

We have not issued, and do not have outstanding, any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Sourlis Law Firm, Virginia K. Sourlis, Esq. has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Sourlis Law Firm has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

W.T. Uniack & Co., CPAs, P.C., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. W.T. Uniack & Co., CPAs, P.C. has presented its report with respect to our audited financial statements. The report of W.T. Uniack & Co., CPAs, P.C. is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “BAETA” in this prospectus collectively refers to the Company, Baeta Corp.

Organizational History

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufactures advanced products for the global vital signs monitoring industry. The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone.

All activity through September 30, 2009 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our President and Chairman. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak. Currently, there are 22,576,516 shares of the Company’s common stock issued and outstanding to approximately 77 shareholders of record as of the date of this prospectus.

Plan of Operations

We anticipate that the Company will require approximately $1,000,000 to $1,500,000 in additional capital to execute its current 12-month plan of operations; including but not necessarily limited to expenses related to the patents pending for its developing products and technology, expansion of infrastructure and physical office space, hiring of key employees and sales and administrative and executive personnel as well as for the registration of its shares and compliance with securities regulations. We do not currently have sufficient capital to meet our needs for the next 12 months, and we are extremely reliant upon future financings to fund our operations. We intend procure this additional capital by way of private offerings of our common stock, exempt from the registration requirements of the Federal and state securities laws. We may retain the services of one or more placement agents to obtain this financing. To date, we have been in discussions with potential placement agents regarding the commencement of such private offerings, however, no such private offerings have yet commenced.

During the next 12 months, we intend to continue to outsource our product research and development to Ionidea Ukraine of Crimea, Ukraine for technical development and prototyping and M.B. Turnkey Design, LLC of Manville, New Jersey for physical product prototyping and production. We anticipate that we will incur costs of approximately $10,000 to $20,000 per month for ongoing technology development. We have started the MyHealthTrends™ For Pain device manufacturing process with M.B. Turnkey Design, LLC of Manville, New Jersey.

We have also obtained MyHealthTrends™ For Pain device manufacturing quotes from Ultraflex, Ronkonkoma, New York, and OCM Manufacturing, Ontario, Canada. We expect that the cost of production will be significantly lower than the average sale price of the product and that terms will be predicated on actual product ordered at any given time. We anticipate that we will use additional capital to hire sales personnel and administrative and executive personnel at a level consistent with available capital, but aggressively to support initial product sales and market penetration. We do not believe that we can sustain or execute our plan of operations, nor bring our proposed products to market without additional capital of approximately $1,000,000 to $1,500,000.

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our President and Chairman, and Extranome, Inc., a New Jersey corporation entered into an Exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems for a twenty five year term. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

Software Development Agreement with Extranome, Inc.

On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.12.

Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement (Exhibit 10.1) regarding MyHealthID product. In accordance with Section 2 of the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash form; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome 50% in shares of its common stock, and 50% in cash. Extranome has received 30,000 for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation, and to date has received 420,000 shares of BAETA Corp. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash.

As of December 31, 2008, Extranome had received approximately $15,000 in cash and 30,000 shares of Common Stock of BAETA Corp. pursuant to the Software Development Agreement. As of February 12, 2010 Extranome had received approximately $115,000 in cash and 420,000 shares of Common Stock in BAETA Corp. As of January 31, 2010, BAETA owes approximately $95,000 in cash to Extranome, and $15,000 worth of common stock, which has been classified as an accounts payable on the Company’s financial statements. Due to the fact that Dr. Gak owns 100% of Extranome, the payment arrangement between Extranome and BAETA Corp. is required to be reported as executive compensation with respect to Dr. Gak.

Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company’s accumulated operating loss since inception is ($1,087,193). As of September 30, 2009, the Company has total liabilities of $499,374 compared to total assets of $224,894, limited cash on hand in the amount of $1,924, and stockholders’ deficit of ($274,480).

The Company will actively pursue its business activities, offer noncash consideration, secure additional or refinance the debt and/or raise equity as a means of financing its operations and meet the credit obligations. If the Company is unable to return to its profitability or obtain necessary financing, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward. There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management intends to seek additional equity or obtain additional credit facilities. The sale of additional equity could result in additional and substantial dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

Restatement of 2008 Financial Results

On May 26, 2009, Stan J.H. Lee, CPA, CMA, declined to stand for re-election and effectively resigned as auditor of BAETA Corp.

Subsequently, the Company hired W.T. Uniack & Co., CPAs, P.C. as independent public auditor going forward, as of 6/30/2009. At this time, Management conducted a review of the December 31, 2008 audited financial statements, and determined that many material errors were present necessitating a re-audit, and as such, directed W.T. Uniack & Co., CPAs, P.C. to re-audit the Company financials for the year ending December 31, 2008. The re-audited and corrected financial statements for the year ending December 31, 2008, are now provided. The errors resulted in a change in Net Income Before Tax from ($596,661) to ($547,700) and Net Income from ($597,193) to ($548,200).

Results of Operations for the fiscal year ended December 31, 2008 compared to December 31, 2007.

1.	Assets.

a.
Cash. The Company’s cash increased 42.61% from $10,150 for the fiscal year ended December 31, 2007 to $14,475 as of December 31, 2008.The increase is attributable to proceeds from the sale of common stock and multiple loans for the company’s primary shareholder.

b.
Total Assets. Total Assets increased 687.43%, from $10,471 as of December 31, 2007 to $82,452 as of December 31, 2008 as a result of the acquisition of property, the rescission of previously realized tax assets and various deposits.

2.	Liabilities.

a.
Shareholder Advance. Shareholder Advance increased to $182,600 as of December 31, 2008. The advances have been made in multiple installments by the Company’s founder and CEO. Shareholder Advance is accounted for as a long-term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time. The Company intends to repay the advances, possibly with reasonable interest, when funds are available to do so without negatively impacting the overall financial condition of the Company.

On August 19, 2009, the Company and Dr. Alexander Gak entered into an agreement to document the terms of the Shareholder Advance. The agreement converted the advance into a loan. The material terms are that the Company will owe an interest rate of 8% per year, beginning on August 19, 2009, for the outstanding loan amount. The company will begin payment of the principal and accrued interest only after the Company’s operating checking account exceeds $250,000 in net cash on hand, at which time the company will pay $5,000 per month. Any principal and accrued interest not already repaid is due on August 18, 2019. The Company is allowed to pre-pay the note without penalty, but the debt-holder does not have the right to demand pre-payment.

3.	Stockholder’s Equity.

a.
Common Stock. The value of the Company’s common equity decreased 2,112% from December 31, 2007 to December 31, 2008, as the Company continued to record operating losses during its development phase in the form of accumulated deficits of approximately $559,729 at December 31, 2008.

b.
Retained Earnings. The Company’s Accumulated Deficit increased 5,179.92% from December 31, 2007, to December 30, 2008. The increase is attributable to the increase in operating expenditures and development costs of the company’s products during the development stages of the Company.

4.	Revenue & Sales. The Company is a development stage company and as of December 31, 2008, did not generate any substantial revenue from sales.

5.
Amortization Expense. Amortization Expense increased approximately 744% from December 31, 2007 to December 31, 2008, from $29 to $245, respectively. This change is attributable to the realization of amortization expense for tangible and intangible assets acquired and capitalized by the Company during the period.

6.
Software Development Expense. Software development costs for the period ended December 31, 2008 were $73,412. The Company has expensed approximately $73,412 to date in the development of proprietary software that supports and integrates with its commercial products.

7.
Other Miscellaneous Operating Expenses. Other miscellaneous operating expenses for the fiscal year ended December 31, 2008 were $471,629. Total operating expenses for the fiscal year ended December 31, 2007 were $2,500. Other miscellaneous operating increased because of an increase in all elements of the daily operations of the Company, including increases in consulting fees for general administration from $2,500 for fiscal year ended December 31, 2007 to $269,475 for fiscal year ended December 31, 2008, marketing from $0 for fiscal year ended December 31, 2007 to $52,388 for fiscal year ended December 31, 2008, legal fees from $0 for fiscal year ended December 31, 2007 to $71,857 for fiscal year ended December 31, 2008, accounting fees from $0 for fiscal year ended December 31, 2007 to $11,680 for fiscal year ended December 31, 2008, and various other regular operating expenses.

8.
Net Loss. Net loss for fiscal years ended December 31, 2008 and December 31, 2007 were ($548,200) and ($11,529), respectively. The Company’s total Net Loss since inception to December 31, 2008 was ($559,729).

Liquidity and Capital Resources; Going Concern

Cash Balance. At December 31, 2008, we had $14,475 cash on-hand and our stockholder’s deficit was ($176,559), and there is substantial doubt as our ability to continue as a going concern. We anticipate incurring losses in the near future. We do not have an established source of revenue sufficient to cover our operating costs in the next 12 months. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

Results of Operations at September 30, 2009 compared to December 31, 2008

Assets.   Our total assets were $224,894 at September 30, 2009 compared to $82,452 as of December 31, 2008 primarily as a result of the acquisition of property, the development of our Software Asset, and reductions in cash and inventory.

Liabilities. Our total liabilities were $499,374 at September 30, 2009 compared to $259,001 at December 31, 2008. This increase was primarily due to an increase in Accounts Payable, an increase in Other Current Liabilities, and an increase in the Shareholder Note.

Total Stockholders’ Deficit. Our stockholders’ deficit was $274,480 at September 30, 2009 compared to $176,559 at December 31, 2008. This increase in deficit was primarily due to increased losses offset some by additional paid in capital.

Results of Operations for the three months ended September 30, 2009 compared to the three months ended September 30, 2008.

Revenues.  No revenue was recorded in either period.

Research & Development expenses.  Research & Development costs were $0 for the three months ended September 30, 2009, compared to $28,350 for the three months ended September 30, 2008. The decrease in research & development costs for this time period is attributed to the elimination of non-capitalized direct expenses on development.

Sales & Marketing expenses.  Sales & Marketing costs were $40,463 for the three months ended September 30, 2009, compared to $0 for the three months ended September 30, 2008. The increase in sales & marketing costs for this time period is attributed to initial marketing efforts related to company products.

Other miscellaneous operating expenses.  Other miscellaneous operating expenses include general and administrative expenses, legal and professional fees. Our total operating expenses were $177,506 for the three months ended September 30, 2009, compared to $152,928 for the three months ended September 30, 2008. The increase in operating expenses for this time period is attributed to an increase in general expenses, including hiring a full-time CEO.

Net Loss. We had a net loss of $223,386 for the three months ended September 30, 2009, compared to a net loss of $181,383 for the three months ended September 30, 2008. This increase in net loss is due primarily to an increase in Sales & Marketing and Other Miscellaneous Expenses.

Results of Operations for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008.

Revenues.  Our revenues were $9,003 for the nine months ended September 30, 2009. We did not have any revenue for the nine months ended September 30, 2008. The increase in revenue was due to a sale of several units of the My Pain Away beta products to one customer.  The units were delivered upon receipt of payment from the customer.  As stated in the Company’s Revenue Recognition policy, the Company has no significant post delivery obligations and the customer does not have any significant refund rights, acceptance terms, discounts, or other terms that serve to reduce the amount recorded relative to the sales price nor to delay the timing of recognition of revenue.

Research & Development expenses.  Research & Development costs were $0 for the nine months ended September 30, 2009, compared to $50,587 for the nine months ended September 30, 2008. The decrease in research & development costs for this time period is because development costs began being capitalized after reaching technological feasibility.  The decrease in Research & Development is attributable to the determination of technological feasibility being achieved and no further Research & Development expenses have been incurred, whether amortization of previously capitalized expenditures or new Research & Development Expenses.

Sales & Marketing expenses.  Sales & Marketing costs were $81,825 for the nine months ended September 30, 2009, compared to $0 for the three months ended September 30, 2008. The increase in sales & marketing costs for this time period is attributed to initial marketing efforts related to company products.

Other miscellaneous operating expenses.  Other miscellaneous operating expenses include software development fees, general and administrative expenses, legal and professional fees. Our total operating expenses were $444,266 for the nine months ended September 30, 2009, compared to $372,184 for the nine months ended September 30, 2008. The increase in operating expenses for this time period is attributed to an increase in general expenses, including hiring a full-time CEO.

Net Loss. We had a net loss of $527,464 for the nine months ended September 30, 2009, compared to a net loss of $422,879 for the nine months ended September 30, 2008. This increase in net loss is due primarily to an increase in Sales & Marketing and Other Miscellaneous Expenses.

Liquidity and Capital Resources; Going Concern

Cash Balance. At September 30, 2009, we had $1,924 cash on-hand and our stockholder’s deficit was ($274,480), and there is substantial doubt as our ability to continue as a going concern. We anticipate incurring losses in the near future. We do not have an established source of revenue sufficient to cover our operating costs in the next 12 months. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations. To date, we have primarily funded our operations through the sale of our equity securities in private transactions, as well as advances and a note from our Chairman and President, Dr. Gak which total $291,583 as of September 30, 2009.

From the period of August through September of 2008, the Company conducted an offering of its common stock solely to accredited investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600. The Company’s President and Chairman, Dr. Alexander Gak’s spouse, Marina Suni was a participant to this offering, purchasing 320,000 shares of common stock at the purchase price of $0.25 per share, for an aggregate purchase price of $80,000. By law, her shares are not being registered for sale in this registration statement.

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements included herein were prepared in accordance with United States generally accepted accounting principles. Significant accounting policies are as follows:

a. Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

b. Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

c. Income Taxes

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

d. Fair Value of Financial Instruments

The carrying value of cash equivalents, software development costs, and accrued expenses approximates fair value.

e. Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Evidence of a sales arrangement and a fixed or determinable price can be provided by a purchase order from the customer or from the customer paying for and accepting the product.  Unless indicated differently in a contract between the customer and the Company, the Company assumes delivery to have occurred and title to have passed upon receipt of the product by the customer.  Because the Company does not have a history with its customers yet, it assures collectability by recognizing revenue only after payment for product is received.

The Company has no significant post delivery obligations and its customers do not have any significant refund rights, acceptance terms, discounts, or other terms that serve to reduce the amount recorded relative to the sales price nor to delay the timing of recognition of revenue.

f. Software Development Costs

The Company complies with the provisions of SFAS No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”.  The Software Application Asset is for software that will be used in the company’s products and began being capitalized after technological feasibility was established, which as required by SFAS No. 86, was after a working model was delivered to BAETA Corp and the working model software was tested for completeness, functionality, and consistency with expected product design.  The testing was performed by the vendor that developed and delivered the product as well as by BAETA Corp and select potential customers.  Capitalized software costs will begin being amortized when the software product is available for general release to customers.  The asset is reviewed for impairment at an executive management meeting quarterly, during the review of the Company’s financial results.  Impairment is reviewed on a product-by-product basis by comparing the unamortized capitalized costs to the asset’s net realizable value.  The amount by which the unamortized capitalized costs exceed the net realizable value would be recognized as an impairment charge.

g. Stock Options

The Company complies with the provisions of SFAS No. 123R “Accounting for Stock-Based Compensation”.  The company uses the Black-Scholes-Merton closed-form model to value it’s stock options.  Using that model, the Company includes as inputs to the model assumptions for the exercise price of each option, the expected term of each option, the current price of the underlying share, the expected volatility in the price of the underlying share for the expected term of each option, the expected dividends on the underlying share for the expected term of each option, and the risk free rate for the expected term of each option.

The exercise date of each option is included on the contractual agreements with each compensated provider.  To estimate the expected term of options, the company used the “simplified” method as allowed in Staff Accounting Bulletin No. 110. The price of the underlying share is valued at the time of option grant with the most relevant measurement at the time being either current stock price of the company stock in a recent private placement or equity offering or vendor invoice/contract that most closely reflects the value of services performed or product delivered. Volatility is estimated by using the implied volatility a comparable company that is public, with publicly traded options, that is in a similar industry, with a similar product set, at a stage of life and size as close to the Company as possible for the set of similar companies with publicly traded options.  The Company is using implied volatility, because historic volatility for the Company does not exist and is not practicable to obtain from comparable companies.  There are no dividends expected to be paid on the underlying shares during the expected term of any options.  And, the risk free rate is obtained from the yield on a similar term U.S. Treasury.

h. Stock Compensation

Stock issued for services rendered is valued at the time of service with the most relevant measurement at the time being either current stock price of the company stock in a recent private placement or equity offering or vendor invoice/contract that most closely reflects the value of services performed or product delivered.

Recent Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 164, “Not-for-Profit Entities: Mergers and Acquisitions—Including an amendment of FASB Statement No. 142” (“SFAS 164”). The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. The Company does not believe that SFAS 164 will have an impact on the financial statements.

In May 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (“SFAS 165”). The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth:

1.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company does not believe that SFAS 164 will have a significant impact on the financial statements.

In June 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The Board’s objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The Board undertook this project to address (1) practices that have developed since the issuance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.

This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date.

Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes. Therefore, formerly qualifying special-purpose entities (as defined under previous accounting standards) should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance. If the evaluation on the effective date results in consolidation, the reporting entity should apply the transition guidance provided in the pronouncement that requires consolidation.

Additionally, the disclosure provisions of this Statement should be applied to transfers that occurred both before and after the effective date of this Statement. The Company has not determined the impact of SFAS 166 on its financial position or results of operations.

In June 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). The Board’s objective in issuing this Statement is to improve financial reporting by enterprises involved with variable interest entities. The Board undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FASB Statement No. 166, Accounting for Transfers of Financial Assets, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not believe that SFAS 164 will have a significant impact on the financial statements.
In April 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards CodificationTM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Following this Statement, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, which became effective on November 13, 2008, identified the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. Statement 162 arranged these sources of GAAP in a hierarchy for users to apply accordingly. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and non-authoritative. As a result, this Statement replaces Statement 162 to indicate this change to the GAAP hierarchy. The Company does not believe that SFAS 164 will have an impact on the financial statements. The Company has not determined the impact of SFAS 168 on its financial position or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Described below are transactions, since our inception on August 14, 2007, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets for the last three completed fiscal years, and in which any of our directors, nominee directors, executive officers, security holders who beneficially own 5% or more of our voting securities, and any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest. We believe that terms of each transaction below were comparable to those obtainable from unaffiliated third parties.

Issuance of Founders Stock

On August 15, 2007, in connection with the formation of the Company, Dr. Alexander Gak, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000.

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our President and Chairman. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak.

Currently, there are 22,576,516 shares of the Company’s common stock issued and outstanding to approximately 77 shareholders of record as of the date of this prospectus.

Issuance of Series A Preferred Stock

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares, which occurred on June 23, 2008. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted. Dr. Gak was issued the 100 shares of Series A Preferred Stock on that same day for consideration of $100. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

Private Offering Participation of Officer Family Member

From the period of August through September of 2008, the Company conducted an offering of its common stock to certain qualified investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. Pursuant to the terms of the offering, the Company offered up to 1,000,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.25 per share, solely to “accredited investors” only as defined in Rule 501(a) of Regulation D of the Securities. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600.

The Company’s President and Chairman, Dr. Alexander Gak’s spouse, Marina Suni was a participant to this offering, purchasing 320,000 shares of common stock at the purchase price of $0.25 per share, for an aggregate purchase price of $80,000. By law, her shares are not being registered for sale in this registration statement.

Revolving line of credit

The Company is obligated under an unsecured line of credit of $50,000 from Bank of America under a Platinum Visa Business Credit Card program. The principal balance of this line of credit was $46,023 at September 30, 2009. At December 31, 2008, the principal balance of this line of credit was $44,161. At December 31, 2007, the principal balance of this line of credit was $0.00. As of February 12, 2010, the principal balance of this line of credit is $45,723.

This Visa Business Credit is personally guaranteed by our President and Chairman, Dr. Alexander Gak. The balance of this credit card is due in increments periodically, and the current interest rate on this line of credit is 9.24%, with no maturity date.

 Shareholder Advance and Shareholder Note:

Dr. Alexander Gak

On August 19, 2009, the Company and Dr. Alexander Gak entered into an agreement to document the terms of the Shareholder Advance of $ 288,850 that had accrued to that point. The agreement converted the $288,850 advance into a loan of $288,850. The material terms are that the Company will owe an interest rate of 8% per year, beginning on August 19, 2009, for the outstanding loan amount. The Company will begin payment of the principal and accrued interest only after the Company’s operating checking account exceeds $250,000 in net cash on hand, at which time the company will pay $5,000 per month. Any principal and accrued interest not already repaid is due on August 18, 2019. The Company is allowed to pre-pay the note without penalty, but the debt-holder does not have the right to demand pre-payment.  As of the date of this registration statement, the principal balance of the Shareholder note is $288,850.

At December 31, 2007, the principal balance of the Shareholder Advance was $0.00. At December 31, 2008, the principal balance of this particular liability was $182,600. Shareholder Advance decreased to $2,733 as of September 30, 2009 due to the conversion of the Shareholder Advance, by written agreement (see Exhibit 10.17), into the form of a loan by and between the Company and Dr. Gak, as described above plus an addition to the shareholder advance from $2,733 in accrued interest on the loan.

As of the date of this registration statement, the Shareholder Advance had increased to $34,010 from an additional advance from the Company’s founder, Alexander Gak, in the amount of $25,500 plus additional accrued interest of $5,777 from the Shareholder Note.

The advances have been made in multiple installments by the Company’s founder. Shareholder Advance is accounted for as a long-term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder, because the Company and its Founder have verbally agreed that repayment shall not occur prior to one year from the point when repayment terms are documented. In addition, the Company intends to repay the advances with reasonable interest when funds are available to do so without negatively impacting the overall financial condition of the Company.

Mr. Leonid Pushkantser

On December 29, 2009, Mr. Leonid Pushkantser lent the Company $10,000.00. In accordance with the promissory note agreement, attached to this registration statement as Exhibit 10.20, the Company will pay an interest rate of 5% per year, with the entirety of the principal plus all accrued interest being due six months from the date of the note. The Company is allowed to pre-pay the note without penalty, but Mr. Pushkantser does not have the right to demand pre-payment.

Software Development Agreement with Extranome, Inc.

On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.12.

Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement (Exhibit 10.1) regarding MyHealthID product.

In accordance with Section 2 of the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash at a fixed fee of $30,000 per month for services rendered; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome 50% in shares of its common stock, and 50% in cash. Extranome has received 30,000 for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation, and to date has received 420,000 shares of BAETA Corp. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash.

As of December 31, 2008, Extranome had received approximately $15,000 in cash and 30,000 shares of Common Stock of BAETA Corp. pursuant to the Software Development Agreement. As of February 12, 2010 Extranome had received approximately $115,000 in cash and 420,000 shares of Common Stock in BAETA Corp. As of January 31, 2010, BAETA owes approximately $95,000 in cash to Extranome, and $15,000 worth of common stock, which has been classified as an accounts payable on the Company’s financial statements. Due to the fact that Dr. Gak owns 100% of Extranome, the payment arrangement between Extranome and BAETA Corp. is required to be reported as executive compensation with respect to Dr. Gak.

Please be advised that Extranome is not assessing BAETA any penalties or interest on the amount in arrears due Extranome.

From November 2008 through January 31, 2010, BAETA has made cash payments to Extranome in the aggregate amount of $115,000. BAETA’s payments to Extranome are outlined below:

MONTH SERVICES RENDERED	CASH PAYMENTS		EQUITY PAYMENTS	PAYMENT DATE
November 2008	$15,000		30,000 shares Common	December 12, 2008
December 2008	*		30,000 shares Common	January 23, 2009
January 2009	$15,000		30,000 shares Common	February 25, 2009
February 2009	$15,000		30,000 shares Common	March 25, 2009
March 2009	*		30,000 shares Common	April 26, 2009
April 2009	$15,000		30,000 shares Common	May 28, 2009
May 2009	$15,000		30,000 shares Common	June 29, 2009
June 2009	$15,000		30,000 shares Common	July 23, 2009
July 2009	$12,500	**	30,000 shares Common	August 23, 2009
August 2009	$12,500	**	30,000 shares Common	September 29, 2009
September 2009	*		30,000 shares Common	October 29, 2009
October 2009	*		30,000 shares Common	November 29, 2009
November 2009	*		30,000 shares Common	December 29, 2009
December 2009	*		30,000 shares Common	January 29, 2009

Totals:	$115,000 through 1/29/2010		420,000 Shares of Common Stock Through 1/31/2010***	—

*	Monthly cash payment was missed due to shortages in cash on hand. This payment was classified as an Account Payable in the amount of $15,000.
**	Monthly cash payment was reduced to $12,500 due to shortages in cash on hand. The balance of $2,500 for this month has been classified as an Account Payable in the amount of $2,500.
***Extranome has received 420,000 shares of BAETA Corp. common stock through February 12, 2010.

Acquisition of MyHealthID™ Medical Records System:

On September 15, 2008, the BAETA management authorized the exclusive acquisition and license of MyHealthID™ Medical Records System from Extranome, Inc., a New Jersey corporation (“Extranome”). At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and Chairman. This Exclusive Software Agreement is attached to this prospectus as Exhibit 10.1.

Pursuant to the Exclusive Software Agreement, Extranome sold to BAETA all commercial rights to its software entitled MyHealthID Medical Records Systems. Under the terms of the Agreement, Baeta agreed to license the MyHealthID™ Medical Records System from Extranome for a term of 25 years with renewal for an additional 25 years under the same terms, upon mutual acceptance of Extranome and Acquirer. The Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. This payment can take the form of cash, or Baeta stock with equivalent value to be determined by Baeta management.

Lease of Office Space

From inception to March 31, 2009, and on a month-to-month basis thereafter, our Company leased its office space for its headquarters operation from its President at a monthly rent of $750. This arrangement terminated as of June 30, 2009.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our Board of Directors is currently comprised of two members. Dr. Alexander Gak, is our President and Chairman, and therefore is not “independent” under this rule. Mr. Leonid Pushkantser is our Chief Executive Officer and a Director, and as such, is also not “independent” under this rule.

The OTCBB on which we intend to have our shares of common stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Directors are not independent at this time.

No member of management is currently required by us to work on a full time basis, although our Chief Executive Officer and Director currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We intend to request a registered broker-dealer to apply to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we had 77 holders of record of our common stock.

Forward Stock Split

On May 16, 2008, BAETA filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New Jersey thereby effectuating a forward stock split of 20,000-to-1, effective 12:01 a.m. on May 16, 2008. The Company did not amend the par value of the Company’s common stock.

Prior to the Forward Split, there were 1,000 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, all held by Dr. Alexander Gak, our President and Chairman. Upon the effectiveness of the Forward Split as of May 16, 2008, there became 20,000,000 shares of the Company’s Common Stock issued and outstanding, all held by Dr. Gak.

Currently, there are 22,576,516 shares of the Company’s common stock issued and outstanding to approximately 77 shareholders of record as of the date of this prospectus.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

On May 26, 2009, Stan J.H. Lee, CPA, CMA, declined to stand for re-election and effectively resigned as auditor of BAETA Corp.

Since inception of our Company of which Stan J.H. Lee, CPA, CMA has been the Company’s independent public auditor, never in its principal accountant's report on the financial statements has such report contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There have also been no material disagreements with Stan J.H. Lee, CPA, CMA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Stan J.H. Lee, CPA, CMA, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

A copy of Stan J.H. Lee, CPA, and CMA’s declination to stand for re-election is attached to this registration statement as Exhibit 16.1.

Subsequently, the Company hired W.T. Uniack & Co., CPAs, P.C. as independent public auditor going forward, as of June 30, 2009. Prior to its engagement, neither the Company nor anyone on its behalf has consulted W.T. Uniack & Co., CPAs, P.C., regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event, as there were none.

Management conducted a review of the December 31, 2008 audited financial statements, and determined that many material errors were present necessitating a re-audit, and as such, directed W.T. Uniack & Co., CPAs, P.C. to re-audit the Company financials for the year ending December 31, 2008. The re-audited (restated) and corrected financial statements for the year ending December 31, 2008 are enclosed with this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL INFORMATION
BAETA CORP.
Restated Audited Financial Statements for the Period ended December 31, 2008

Item:	Page No.:

Auditors’ Report	F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholder Equity (Deficit)	F-5

Statement of Cash Flows	F-6

Notes	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Baeta Corp.
Fort Lee, New Jersey

We have audited the accompanying balance sheet of Baeta Corp. (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2008 and for the period from August 14, 2007 (inception of the development stage) through December 31, 2007. Additionally, we have audited the cumulative data in the related statement of operations, stockholders’ deficit, and cash flows for the period from August 14, 2007 (inception of the development stage) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and changes in stockholders’ deficit and its cash flows for the year ended, and for the period from August 14, 2007 (inception of the development stage) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 of the notes to the accompanying financial statements, the financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the footnotes, the Company has a working capital deficit of $57,628. In addition, the Company has an accumulated operating loss of $559,729 and stockholders’ deficit of $176,559. The Company does not have any revenue and is dependent upon private placement funds raised and shareholder loans to pay operating expenses. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ W.T. Uniack & Co., CPAs, P.C.
Alpharetta, Georgia

July 1, 2009

Baeta Corp.
( a Developmental Stage Company)
Balance Sheets

	As of	As of
	December 31,	December 31,
	2008 (Restated)	2007

ASSETS

Current Assets
Cash	$14,475	$10,150
Inventory	4,308	-
Total Current Assets	18,783	10,150

Other Assets
Software Application	47,357	-
PP,E Net of accumulated depreciation of $255	16,061	-
Organization, net of accumulated amortization of $ 99	251	321
Total Other Assets	$63,669	321

TOTAL ASSETS	$82,452	$10,471

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$2,250	$-
Accounts Payable Related Party	30,000	-
Line of Credit	44,161	-
Total Current Liabilities	76,411	-

Long-Term Liabilities
Shareholder Advance	182,600	20,000

Total Long-Term Liabilities	182,600	20,000

TOTAL LIABILITIES	259,011	20,000

Stockholders' Equity (Deficit)

Preferred stock, 10,000,000 shares authorized with a par value of $ 0.0001. 100 shares of Series A issued or outstanding (100 issued and outstanding as of, 2008) - in S-1/A	-	-

Common stock, 100,000,000 shares authorized with a par value of $ 0.0001 ,issued and outstanding 21,476,680 shares at	2,148	2,000
Paid-in capital	381,022	-
Losses that have accumulated during the development stage	(559,729)	(11,529)
Total Stockholders' Equity (Deficit)	(176,559)	(9,529)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$82,452	$10,471

See Notes Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Operations

			Cumulative during
			development stage
	Year Ended December 31, 2008 (Restated)	Year Ended December 31, 2007	August 14, 2007 to December 31, 2008 (Restated)

Revenues
Revenue	$71	$-	$71
Net Revenue	71	-	71

Total Revenue	71	-	71

Cost of Goods Sold
Cost of Goods Sold	17	-	17
Total Cost of Goods Sold	17	-	17
			-
Gross Income	54	-	54

Operating Expenses

Amortization	245	29	274
Software development	73,412	9,000	82,412
Other miscellaneous operating expenses	471,629	2,500	474,129
Total Operating Expenses	545,286	11,529	556,815

Loss From Operations	(545,232)	(11,529)	(556,761)

Other income (expense)
Charitable Donation	(2,500)		(2,500)
Interest expense	32	-	32

Net Loss Before Provision For Income Taxes	(547,700)	(11,529)	(559,229)

Provision For Income Taxes	500	-	500

Net Loss	$(548,200)	$(11,529)	$(559,729)

Basic earning (Loss) per share	$(0.03)	$(0.00)	$

Weighted average number of common shares - basic and diluted	20,683,456	20,000,000

See Notes to Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Stockholder Equity (Deficit)

					Additional	Retained
	Preferred Shares		Common Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, August 14, 2007			-	-	-	-	-

Commn stock issued,August 14, 2007			20,000,000	2,000	-	-	2,000
Loss for the period beginning Aug 14, 2007 ( inception) to December 31, 2007						(11,529)	(11,529)

Balance, December 31, 2007			20,000,000	2,000	-	(11,529)	(9,529)

Preferred Stock - Series A	100	-
Stocks issued for service and consulting			536,280	54	146,016		146,070
Private placements, August 1, 2008			930,400	93	232,507		232,600
Charitable donation, Nov 17, 2008			10,000	1	2,499		2,500
Loss for the year ended Dec 31, 2008						(548,200)	(548,200)

Balance, December 31, 2008 (Restated)	100	-	21,476,680	2,148	381,022	(559,729)	(176,559)

See Notes to Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Cash Flows

				Cumulative during
				development stage
	Year Ended December 31, 2008 (Restated)		Year Ended December 31, 2007	August 14, 2007 to December 31, 2008 (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)		$(548,200)	$(11,529)	$(559,729)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation		175		175
Amortization		70	29	99
Increase in current assets and liabilities;
Increase in accounts payable		2,250		2,250
Increase in accounts payable Related Party		30,000		30,000
Increase in Inventory		(4,308)		(4,308)
Increase stock issued for services, consulting and charity		146,070		146,070
Net cash used by operating activities		(373,943)	(11,500)	(385,443)

CASH FLOWS FROM INVESTING ACTIVITIES

PP&E		(16,236)		(16,236)
Expenditure for organization expense		-	(350)	(350)
Software Application		(47,357)		(47,357)
Net cash provided by (used in) investing activities		(63,593)	(350)	(63,943)

CASH FLOWS FROM FINANCING ACTIVITIES

Shareholder Advance		162,600	20,000	182,600
Line of Credit		44,161		44,161
Additional Fianncing Fees				0
Change in Comon Stock Value				0
Proceeds from stock issuances		235,100	2,000	237,100
Net cash provided by (used in) financing activities		441,861	22,000	463,861

Net increase (decrease) in cash & cash equivalents		4,325	10,150	14,475

Cash at beginning of period		10,150	-	-
Cash at end of period		$14,475	$10,150	$14,475

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$		$-	$
Income taxes paid		500	-	500
		$500	$-	$500

NON CASH TRANSACTIONS:

Common stocks issued for service		$146,070	$-	$146,070

		$146,070	$-	$146,070

See Notes to Financial Statements

Baeta Corp.
(a Development Stage Company)
December 31, 2008
Notes to the Restated Audited Financial Statements

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business and Basis of Presentation

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufactures advanced products for the global vital signs monitoring industry. The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone.

As of December 31, 2008, the Company had not yet commenced any substantive commercial operations. All activity through December 31, 2008 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Evidence of a sales arrangement and a fixed or determinable price can be provided by a purchase order from the customer or from the customer paying for and accepting the product. Unless indicated differently in a contract between the customer and the Company, the Company assumes delivery to have occurred and title to have passed upon receipt of the product by the customer. Because the Company does not have a history with its customers yet, it assures collectability by recognizing revenue only after payment for product is received.

The Company has no significant post delivery obligations and its customers do not have any significant refund rights, acceptance terms, discounts, or other terms that serve to reduce the amount recorded relative to the sales price nor to delay the timing of recognition of revenue.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Software Application Asset:

The Company complies with the provisions of SFAS No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. The Software Application Asset is for software that will be used in the company’s products and began being capitalized after technological feasibility was established, which as required by SFAS No. 86, was after a working model was delivered to BAETA Corp and the working model software was tested for completeness, functionality, and consistency with expected product design. The testing was performed by the vendor that developed and delivered the product as well as by BAETA Corp and select potential customers. Capitalized software costs will begin being amortized when the software product is available for general release to customers. The asset is reviewed for impairment at an executive management meeting quarterly, during the review of the Company’s financial results. Impairment is reviewed on a product-by-product basis by comparing the unamortized capitalized costs to the asset’s net realizable value. The amount by which the unamortized capitalized costs exceed the net realizable value would be recognized as an impairment charge.

Property, Plant and Equipment:

Property, Plant and Equipment is capitalized at historical cost. Property, Plant and Equipment for the Company currently consists of Computer and Office Equipment and of Tooling. Computer and Office Equipment is depreciated over the time of its useful life. Tooling is depreciated in proportion to the units produced by the related tooling relative to the total number of units the tooling is expected to be able to produce. Each asset in Property, Plant and Equipment is reviewed for impairment at an executive management meeting quarterly, during the review of the Company’s financial results, and an impairment charge would be recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Expenditures incurred that enhances the productivity of the asset and/or extends the existing asset's life are capitalized. Expenditures for typical normal wear and tear items are expensed when incurred.

Stock Compensation:

Stock issued for services rendered is valued at the time of service with the most relevant measurement at the time being either current stock price of the company stock or vendor invoice/contract that most closely reflects the value of services performed or product delivered.

Income Taxes:

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected, by management in management’s quarterly financial review and based on available evidence, that is more likely than not to be realized.

Income (Loss) Per Share:

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period presented. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

As at December 31, 2008, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

As of December 31, 2008 the Company has cash balance of $ 14,475 and no accounts receivable.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that SFAS 160 will have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) will change the accounting for business combinations. Under SFAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141(R) will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) will impact the Company in the event of any future acquisition.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”), which establishes, among other things, the disclosure requirements for derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for fiscal periods and interim periods beginning after November 15, 2008. The Company has not determined the impact of SFAS 159 on its financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162 “ The Hierarchy of Generally Accepted Accounting Principles” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy).The Board is responsible for identifying the sources of accounting principles and providing entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.The Board believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present

In May 2008, the FASB issued SFAS No. 163 “ Accounting for Financial Guarantee Insurance Contracts” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities. This Statement requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of this Statement. Except for those disclosures, earlier application is not permitted. This Statement interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement

Management believes that this statement will not have a significant impact on the financial statements

Fiscal Year

Company adopted December 31 for its accounting fiscal year

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets or business.

NOTE 2: Revolving line of credit

As of December 31, 2008, the Company is obligated under unsecured line of credit of $ 50,000 from a bank and principal balance of such a loan is $ 44,161. The current interest rate on this line of credit is 9.24%, with no maturity date. The debt is also guaranteed by a personal liability of an officer and shareholder.

NOTE 3: Related Party Transactions

On August 15, 2007, in connection with the formation of the Company, the founder of the Company received 20,000,000 shares of common stock from the Company for an aggregate of $2,000.

Shareholder Advance increased to $182,600 as of December 31, 2008. The advances have been made in multiple installments by the Company’s founder and CEO. Shareholder Advance is accounted for as a long-term liability, although there are no contractual stated rates or terms for repayment between the Company and its Founder & CEO at this time. The Company intends to repay the advances, possibly with reasonable interest, when funds are available to do so without negatively impacting the overall financial condition of the Company, however the Company and debt holder have agreed that the debt will not be payable prior to December 31, 2010, nor does the debt holder have the right to demand payment of the debt prior.

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an Exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems for a period of twenty-five years, subject to renewal. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and CEO. Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement regarding MyHealthID product. In accordance with the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash form; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome is shares of its common stock. Extranome has received 30,000 for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash. Through December 31, 2008, BAETA has issued 30,000 shares to Extranome.

Beginning April 1, 2008, the Company entered into a lease agreement with Dr. Alexander Gak, our Chief Executive Officer and President, for office space. The monthly rent for this space is $750.

NOTE 4: Stockholders’ Equity:

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $ 0.0001. As of December 31, 2008, Company has 21,476,680 shares issued and outstanding.

The Company was incorporated in the State of New Jersey on August 14, 2007 with 1,000 common shares, no par value.

On August 15, 2007, the Company issued 1,000 to the founder for the service.

On May 15, 2008, the shareholders approved an amendment to the Certificate of Incorporation so that, as amended: (a) the authorized capital stock was increased so that the authorized number of common shares was increased from 1,000shares, no par value, to 100,000,000 shares of commons stock, $0.001 par value, and 10,000,000 shares of preferred stock; and, (b) that the existing outstanding stock of 1,000 shares would be split forward at a rate of 20,000 to 1. The amendment also gave the Board of Directors the right to establish one or more series of preferred stock in such amounts and with such rights, privileges and preferences as the Board of Directors may, from time to time, determine.

On May 15, 2008, the existing outstanding stock of 1,000 shares were split at 20,000 to 1. The Statement of Stockholder’s Equity is presented as if the Company had issued 20,000,000 shares at inception.

As of the close of the offering on September 25, 2008, the Company had conducted offerings of its common stock solely to approximately 44 accredited investors and issued a total of 930,400 shares. The investors purchased the shares at $0.25 per share.

On June 23, 2008, the Company issued 4,000 shares of its common stock for legal service. The shares are accounted for at $0.25 per share, based the assumption that the market price was equal to that used in the private placement that closed on September 25, 2008, and because the legal bill paid for by the shares was for $1,000. The recipient of these shares is not a related party to the Company.

On July 17, 2008 the Board of Directors authorized the issuance of 321,000 common shares in-lieu-of-cash payments to a number of its service providers and consultants for services rendered under contract or on invoice. All issuances for services have been accounted for  a per-share rate of $0.25 / share based the assumption that the market price was equal to that used in the private placement that closed on September 25, 2008, and because the bills paid for by the shares were for an amount equal to $0.25 per share compensation. Of the 321,000 shares issued, 15,000 were issued to related parties, and balance was issued to non-related parties.

On September 2, 2008, the Company issued 11,280 shares of its common stock in consideration for marketing services rendered. The shares are accounted for at $0.25 per share, based the assumption that the market price was equal to that used in the private placement that closed on September 25, 2008, and because the bills paid for by the shares were for an amount equal to $0.25 per share compensation. The recipient of these shares is an officer of the Company.

On October 28, 2008, the Company issued 152,000 shares pursuant to an amendment to the original consulting agreement. The shares are accounted for at $0.25 per share, based the assumption that the market price was equal to that used in the private placement that closed on September 25, 2008, and because the bills paid for by the shares were for an amount equal to $0.25 per share compensation. The recipient of these shares is not a related party to the Company.

On November 17, 2008 the Board of Directors authorized the issuance of 10,000 common shares of its common stock to a charitable organization. The shares are accounted for at $0.25 per share, based the assumption that the market price was equal to that used in the private placement that closed on September 25, 2008. The recipient of these shares is not a related party to the Company.

On December 12, 2008, the Company issued 8,000 shares of its common stock to a consulting company in lieu of payment for service. The shares are accounted for at $0.50 per share, based on a decision by the board of directors that the per share valuation had increased to $0.50 per share, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Further evidence is provided by subsequent investments in the company by outside investors in early 2009 at $0.50 per share. The recipient of these shares is not a related party to the Company.

On December 12, 2008, the Company issued 10,000 shares of its common stock to members of a law firm in consideration for legal service. The shares are accounted for at $0.50 per share, based on a decision by the board of directors that the per share valuation had increased to $0.50 per share, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Further evidence is provided by subsequent investments in the company by outside investors in early 2009 at $0.50 per share. The recipient of these shares is not a related party to the Company.

On December 12, 2008, the Company issued 30,000 shares of common stock pursuant to the software contract. The shares are accounted for at $0.50 per share, based on a decision by the board of directors that the per share valuation had increased to $0.50 per share, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Further evidence is provided by subsequent investments in the company by outside investors in early 2009 at $0.50 per share. The recipient of these shares is a related party to the Company.

Preferred stocks

The Company is also authorized to issue 10,000,000 shares of preferred stock with a par value of $ 0.0001.On June 23, 2008, the Board of Directors approved the designation of 100 shares of preferred stock as Series A Preferred Stock. As of December 31, 2008, Company has 100 preferred share Series A issued or outstanding.

NOTE 5: Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax asset related to the net operating loss carryforward has been fully offset by a valuation allowance.

On June 23, 2008, the Company converted from a subchapter S corporation to a C corporation. As a result, all losses prior to June 23, 2008, flowed through to the sole shareholder during that time, Dr. Alexander Gak.

Resulting from activity beginning June 23, 2008, The Company has a net operating loss carry forward for tax purposes totaling approximately $ 310,085 at December 31, 2008. The net operating loss carries forwards for income taxes, which may be available to reduce future years' taxable income. These carry forwards will expire, if not utilize, through 2028 and are subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership. Management believes that the realization of the benefits from these losses appears uncertain due to the Company's continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

 The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2008 and 2007:

	Year Ended	Year Ended
	December 31	December 31
	2008	2007
Tax benefit computed at "expected" statutory rate	$(108,530)	-
Other permanent differences	-	-
Increase in valuation allowance	108,530	-
Net income tax benefit	$-	$-

	December 31	December 31
	2008	2007
Tax benefit of net operating loss carryforward	$108,530	-

Valuation allowance	108,530	-
Net deferred tax asset recorded	$-	$-

NOTE 6: Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company’s accumulated operating loss since inception was $ 559,729, working capital deficit of $ 57,628 and stockholders’ equity deficit of $ 176,559 as of December 31, 2008.

The Company will actively pursue its business activities, offer noncash consideration, secure additional or refinance the debt and/or raise equity as a means of financing its operations and meet the credit obligations. If the Company is unable to return to its profitability or obtain necessary financing, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

NOTE 7: Commitment and contingencies

Company leases its office space for its headquarters operation from its CEO at a monthly rent of $ 750 which expires on March 31, 2009.

Minimum future monthly rental commitment to March 31, 2009 is $ 2,250.

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

NOTE 8: Weighted Average number of common shares

The weighted average number of common shares presented in the income statement treats the shares as if the forward stock split occurred from inception. The weighted average number of common shares if treated as though 19,999,000 new shares were issued on May 15, 2008, when the forward stock split occurred, would be 13,286,565 for 2008 and 1,000 for 2007.

NOTE 9: Restatement

Management conducted a review of the December 31, 2008 audited financial statements, and determined that many material errors were present necessitating reentry of all transactions, reperformance of all reconciliations, and a re-audit, and as such, engaged W.T. Uniack & Co., CPAs, P.C. to re-audit the Company financials for the year ending December 31, 2008. The re-audited and corrected financial statements for the year ending December 31, 2008, are now provided. The errors were primarily due to mis-classification of accounting entries and included many entries into the accounting system that were incorrectly entered and some that were incorrectly not entered. The material errors that we noted were the following:

1.
A $25,000 shareholder advance repayment was incorrectly booked as an expense. The result of correcting this error was to increase Other Miscellaneous Operating expenses and to increase Shareholder Advance.

2.
Extranome's work in December resulted in a material, $30,000, expense accrual that was not booked. The result of correcting this error was to increase Other Miscellaneous Operating expenses and to increase Accounts Payable.

3.
$47,357 of capitalizable software development was not capitalized and instead expensed. The result of correcting this error was to increase Software Asset and to decrease Other Miscellaneous Operating expenses and Software Development expenses.

4.	$15,000 of tooling was not capitalized and instead was expensed. The result of correcting this error was to decrease Other Miscellaneous Operating expenses and to increase PP&E.
5.
No bank or other transaction could be identified to account for incorrectly booked $7,750 of Accounts Payable. The result of correcting this error was to decrease Accounts Payable and increase Paid in Capital.

All other errors that we discovered were not material individually or in aggregate.

The corrections are identified below. Only 2008 was in error:

Financial Statement Line Item	Before the Change; full year 2008	Restated; full year 2008	Adjustment; Increase/(Decrease)
Revenue	$0	$71	$71
Cost of Goods Sold	$0	$17	$17
Amortization	$291	$245	$46
Software Development	$88,412	$73,412	$(15,000)
Other Miscellaneous Operating Expenses	$507,990	$471,629	$(36,361)
Total Operating Expenses	$596,693	$545,286	$(51,407)
Loss from Operations	$(596,693)	$(545,232)	$51,407
Charitable Donation	$0	$(2,500)	$(2,500)
Net Loss before Income Taxes	$(596,661)	$(547,700)	$(48,907)
Net Loss	$(597,193)	$(548,200)	$(48,407)
Basic earnings (Loss) per share	$(0.06)	$(0.03)	$0.03
Weighted average number of common shares – basic and diluted	10,571,629	20,683,456	10,111,827
Inventory	$0	$4,308	$4,308
Total Current Assets	$14,475	$18,783	$4,308
Deposits	$1,000	$0	$(1,000)
Software Application Asset	$0	$47,357	$47,357
PP&E	$1,136	$16,061	$14,925
Total Other Assets	$2,387	$63,669	$61,282
Total Assets	$16,862	$82,452	$65,590
Accounts Payable	$7,750	$2,250	$(5,500)
Accounts Payable Related Party	$0	$30,000	$30,000
Total Current Liabilities	$51,911	$76,411	$24,500
Loans from a Shareholder	$175,769	$0	$(175,769)
Shareholder Advance	$0	$182,600	$182,600
Total Long-Term Liabilities	$175,769	$182,600	$6,831
Total Liabilities	$227,680	$259,011	$31,331
Paid-in Capital	$395,756	$381,022	$(14,734)
Deficits/Losses that have accumulated during the development stage	$(608,722)	$(559,729)	$48,993
Stockholders’ Equity (Deficit)	$(210,819)	$(176,559)	$34,260
Total Liabilities and Stockholders’ Equity (Deficit)	$16,862	$82,452	$65,590

NOTE 10: Material Subsequent Events (unaudited)

On June 1, 2009, the Company founder and CEO, Dr. Alexander Gak, moved to become Chairman of the Board and hired Mr. Leonid Pushkantser as CEO. The significant compensation for Mr. Pushkantser is described next. Mr. Pushkantser is compensated with a base salary of $180,000 per year for the first six months and $250,000 per year after. In addition, Mr. Pushkantser has been granted options to acquire 400,000 shares, which options vest 25% of the amount for each of four years.

On July 1, 2009, the Company began a one-year lease for office space for its headquarters operation from Regus at a minimum monthly rent of $ 952 which expires on June 30, 2010. The minimum full year rental commitment to June 30, 2010 is $ 11,424.

On August 19, 2009, the Company and Dr. Alexander Gak entered into an agreement to document the terms of the Shareholder Advance. The agreement converted the advance into a loan. The material terms are that the Company will owe an interest rate of 8% per year, beginning on August 19, 2009, for the outstanding loan amount. The company will begin payment of the principal and accrued interest only after the Company’s operating checking account exceeds $250,000 in net cash on hand, at which time the company will pay $5,000 per month. Any principal and accrued interest not already repaid is due on August 18, 2019. The Company is allowed to pre-pay the note without penalty, but the debt-holder does not have the right to demand pre-payment.

FINANCIAL INFORMATION
BAETA CORP.
Unaudited Financial Statements for the Period ended September 30, 2009

Item:	Page No.:

Balance Sheet	F-18

Statement of Operations	F-19

Statement of Stockholder Equity (Deficit)	F-20

Statement of Cash Flows	F-21

Notes	F-22

Baeta Corp.
( a Developmental Stage Company)
Balance Sheets

	As of	As of
	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Current Assets
Cash	$1,924	$14,475
Inventory	1,713	4,308

Total Current Assets	3,637	18,783

Other Assets
Software Application	182,357	47,357
Plant Property & Equipment, net of accumulated depreciation of $425	36,797	16,061
Organization, net of accumulated amortization of $152	198	251
Deposit	1,904
Total Other Assets	221,257	63,669

TOTAL ASSETS	$224,894	$82,452

Current Liabilities
Accounts Payable	$39,646	$2,250
Accounts Payable Related Party	65,000	30,000
Line of Credit	46,023	44,161
Other Current Liabilities	57,122
Total Current Liabilities	207,791	76,411

Long-Term Liabilities
Shareholder Advance	2,733	182,600
Shareholder Note	288,850

Total Long-Term Liabilities	291,583	182,600

TOTAL LIABILITIES	499,374	259,011

Stockholders' Equity (Deficit)

Preferred stock, 10,000,000 shares authorized with a par value of $ 0.0001. 100 shares of Series A issued or outstanding (100 issued and outstanding as of 2008)	-	-
Common stock, 100,000,000 shares authorized with a par value of $ 0.0001; 22,197,388 shares issued and outstanding at September 30, 2009	2,220	2,148
Paid-in capital	810,493	381,022
Losses that have accumulated during the development stage	(1,087,193)	(559,729)
Total Stockholders' Equity (Deficit)	(274,480)	(176,559)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$224,894	$82,452

See Notes to Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Operations

	Three-Months Period Ended September 30, 2009	Three-Months Period Ended September 30, 2008	Nine-Months Ended September 30, 2009	Nine-Months Ended September 30, 2008	Cumulative during development stage August 14, 2007 to September 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Revenue	$-	$-	$9,003	$-	$9,074
Net Revenue	-	-	9,003	-	9,074

Total Revenue	-	-	9,003	-	9,074

Cost of Goods Sold
Cost of Goods Sold	-	-	2,595	-	2,612
Total Cost of Goods Sold	-	-	2,595	-	2,612

Gross Income	-	-	6,408	-	6,462

Operating Expenses

Amortization	105	105	227	140	501
Research & Development		28,350		50,587	82,412
Sales & Marketing	40,463		81,825		81,825
Other miscellaneous operating expenses	177,506	152,928	444,266	372,184	918,395
Total Operating Expenses	218,074	181,383	526,318	422,911	1,083,133

Loss From Operations	(218,074)	(181,383)	(519,910)	(422,911)	(1,076,671)

Other income (expense)	-	-	-	-
Charitable Donation	-	-	-	-	(2,500)
Interest expense	(3,814)	0	(6,056)	32	(6,024)

Net Loss Before Provision For Income Taxes	(221,888)	(181,383)	(525,966)	(422,879)	(1,085,195)

Provision For Income Taxes	1,498		1,498	-	1,998

Net Loss	$(223,386)	$(181,383)	$(527,464)	$(422,879)	$(1,087,193)

Basic and fully diluted earnings (loss) per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)	$

Weighted average number of common shares - basic and diluted	21,995,642	20,745,543	21,723,583	20,372,772

See Notes to Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Stockholder Equity (Deficit)

	Preferred Shares		Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance, August 14, 2007			-	-	-	-	-

Commn stock issued,August 14, 2007			20,000,000	2,000	-	-	2,000
Loss for the period beginning Aug 14, 2007 ( inception) to December 31, 2007						(11,529)	(11,529)

Balance, December 31, 2007			20,000,000	2,000	-	(11,529)	(9,529)

Preferred Stock - Series A	100	-
Stock issued for service and consulting			536,280	54	146,016		146,070
Private placements, August 1, 2008			930,400	93	232,507		232,600
Charitable donation, Nov 17, 2008			10,000	1	2,499		2,500
Loss for the year ended Dec 31, 2008						(548,200)	(548,200)

Balance, December 31, 2008	100	-	21,476,680	2,148	381,022	(559,729)	(176,559)

Stocks issued for service and consulting			109,282	11	54,630	-	54,641
Option Holder's Equity					12,615
Private Placements			6,000	1	2,999		3,000
Loss for the year to date ended March 31, 2009						(111,742)	(111,742)

Balance, March 31, 2009 - Unaudited	100	-	21,591,962	2,159	451,267	(671,471)	(230,660)

Stocks issued for service and consulting			149,496	15	74,733		74,748
Option Holder's Equity					28,298
Private Placements			-				-
Loss for the quarter to date ended June 30, 2009						(192,336)	(192,336)

Balance, June 30, 2009 - Unaudited	100	-	21,741,458	2,174	554,298	(863,807)	(348,248)

Stock issued for service and consulting			181,930	18	90,947		90,965
Option Holder's Equity					28,276
Private Placements			274,000	27	136,973		137,000
Loss for the quarter to date ended September 30, 2009						(223,386)	(223,386)

Balance, September 30, 2009 - Unaudited	100	-	22,197,388	2,220	810,493	(1,087,193)	(343,669)

See Notes to Financial Statements

Baeta Corp.
( a Developmental Stage Company)
Statement of Cash Flows

	Nine-Months Period Ended September 30, 2009	Nine-Months Period Ended September 30, 2008	Cumulative during development stage August 14, 2007 to September 30, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(527,464)	$(422,879)	$(1,087,193)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	175	87	350
Amortization	53	53	152
Increase in current assets and liabilities;
Increase in accounts payable	37,396	-	39,646
Increase in accounts payable related party	35,000	-	65,000
Increase in Other Current Liabilities	57,122	-	57,122
Increase in Inventory	2,595	-	(1,713)
Increase in Deposit	(1,904)	-	(1,904)
Stock Based Compensation	289,543	84,070	435,613
Net cash used by operating activities	(107,484)	(338,669)	(492,927)

CASH FLOWS FROM INVESTING ACTIVITIES
PP&E	(20,911)	(1,311)	(37,147)
Expenditure for organization expense	-	-	(350)
Software Application	(135,000)	-	(182,357)
Net cash provided by (used in) investing activities	(155,911)	(1,311)	(219,854)

CASH FLOWS FROM FINANCING ACTIVITIES

Shareholder Advance	(179,867)	160,350	2,733
Shareholder Note	288,850	0	288,850
Line of Credit	1,862	47,511	46,023
Common Stock Issued	140,000	152,125	377,100
Net cash provided by (used in) financing activities	250,845	359,986	714,706

Net increase (decrease) in cash & cash equivalents	(12,550)	20,007	1,925
Cash at beginning of period	14,475	10,150	-
Cash at end of period	$1,924	$30,157	$1,924

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$	$	$-
Income taxes paid	1,498		1,998

	$1,498	$-	$1,998

See Notes to Financial Statements

Baeta Corp.
(a Development Stage Company)
September 30, 2009
Notes to the Unaudited Financial Statements

NOTE 1: Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

Nature of Business and Basis of Presentation

BAETA Corp. (a development stage company) (“the Company”) was incorporated in the State of New Jersey on August 14, 2007 as a product-driven medical technology company that manufactures advanced products for the global vital signs monitoring industry. The Company has developed a patent-pending pain management and pain assessment product for the estimated 25 million chronic pain sufferers in the U.S. alone.

As of September 30, 2009, the Company had not yet commenced any substantive commercial operations. All activity through September 30, 2009 relates to the Company’s formation and initial research and development.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

The interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Evidence of a sales arrangement and a fixed or determinable price can be provided by a purchase order from the customer or from the customer paying for and accepting the product. Unless indicated differently in a contract between the customer and the Company, the Company assumes delivery to have occurred and title to have passed upon receipt of the product by the customer. Because the Company does not have a history with its customers yet, it assures collectability by recognizing revenue only after payment for product is received.

The Company has no significant post delivery obligations and its customers do not have any significant refund rights, acceptance terms, discounts, or other terms that serve to reduce the amount recorded relative to the sales price nor to delay the timing of recognition of revenue.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Cash and Cash Equivalents:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

Software Application Asset:

The Company complies with the provisions of SFAS No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. The Software Application Asset is for software that will be used in the company’s products and began being capitalized after technological feasibility was established, which as required by SFAS No. 86, was after a working model was delivered to BAETA Corp and the working model software was tested for completeness, functionality, and consistency with expected product design. The testing was performed by the vendor that developed and delivered the product as well as by BAETA Corp and select potential customers. Capitalized software costs will begin being amortized when the software product is available for general release to customers. The asset is reviewed for impairment at an executive management meeting quarterly, during the review of the Company’s financial results. Impairment is reviewed on a product-by-product basis by comparing the unamortized capitalized costs to the asset’s net realizable value. The amount by which the unamortized capitalized costs exceed the net realizable value would be recognized as an impairment charge.

Property, Plant and Equipment:

Property, Plant and Equipment is capitalized at historical cost. Property, Plant and Equipment for the Company currently consists of Computer and Office Equipment and of Tooling. Computer and Office Equipment is depreciated over the time of its useful life. Tooling is depreciated in proportion to the units produced by the related tooling relative to the total number of units the tooling is expected to be able to produce. Each asset in Property, Plant and Equipment is reviewed for impairment at an executive management meeting quarterly, during the review of the Company’s financial results, and an impairment charge would be recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Expenditures incurred that enhances the productivity of the asset and/or extends the existing asset's life are capitalized. Expenditures for typical normal wear and tear items are expensed when incurred.

Stock Compensation:

Stock issued for services rendered is valued at the time of service with the most relevant measurement at the time being either current stock price of the company stock in a recent private placement or equity offering or vendor invoice/contract that most closely reflects the value of services performed or product delivered..

Stock Options Issued for Services Rendered:

The Company complies with the provisions of SFAS No. 123R “Accounting for Stock-Based Compensation”. The company uses the Black-Scholes-Merton closed-form model to value its stock options. Using that model, the Company includes as inputs to the model assumptions for the exercise price of each option, the expected term of each option, the current price of the underlying share, the expected volatility in the price of the underlying share for the expected term of each option, the expected dividends on the underlying share for the expected term of each option, and the risk free rate for the expected term of each option.

The exercise date of each option is included on the contractual agreements with each compensated provider. To estimate the expected term of options, the company used the “simplified” method as allowed in Staff Accounting Bulletin No. 110. The price of the underlying share is valued at the time of option grant with the most relevant measurement at the time being either current stock price of the company stock in a recent private placement or equity offering or vendor invoice/contract that most closely reflects the value of services performed or product delivered.. Volatility is estimated by using the implied volatility a comparable company that is public, with publicly traded options, that is in a similar industry, with a similar product set, at a stage of life and size as close to the Company as possible for the set of similar companies with publicly traded options. The Company is using implied volatility, because historic volatility for the Company does not exist and is not practicable to obtain from comparable companies. There are no dividends expected to be paid on the underlying shares during the expected term of any options. And, the risk free rate is obtained from the yield on a similar term U.S. Treasury.

Income Taxes:

The Company complies with the provisions of SFAS No. 109 “Accounting for Income Taxes”. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected, by management in management’s quarterly financial review and based on available evidence, that is more likely than not to be realized.

Income (Loss) Per Share:

In accordance with SFAS No. 128, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period presented. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at September 30, 2009, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

As of September 30, 2009 the Company has cash balance of $1,924 and no accounts receivable.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Recent Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 164, “Not-for-Profit Entities: Mergers and Acquisitions—Including an amendment of FASB Statement No. 142” (“SFAS 164”). The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. The Company does not believe that SFAS 164 will have an impact on the financial statements.

In May 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (“SFAS 165”). The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth:

1.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company does not believe that SFAS 164 will have a significant impact on the financial statements.

In June 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The Board’s objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  The Board undertook this project to address (1) practices that have developed since the issuance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.

This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited.  This Statement must be applied to transfers occurring on or after the effective date.

Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes.  Therefore, formerly qualifying special-purpose entities (as defined under previous accounting standards) should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance.  If the evaluation on the effective date results in consolidation, the reporting entity should apply the transition guidance provided in the pronouncement that requires consolidation.

Additionally, the disclosure provisions of this Statement should be applied to transfers that occurred both before and after the effective date of this Statement. The Company has not determined the impact of SFAS 166 on its financial position or results of operations.

In June 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). The Board’s objective in issuing this Statement is to improve financial reporting by enterprises involved with variable interest entities. The Board undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FASB Statement No. 166, Accounting for Transfers of Financial Assets, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity.  This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not believe that SFAS 164 will have a significant impact on the financial statements.
In April 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162” (“SFAS 168”). The FASB Accounting Standards CodificationTM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.  This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Following this Statement, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The Board will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.

FASB Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles, which became effective on November 13, 2008, identified the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. Statement 162 arranged these sources of GAAP in a hierarchy for users to apply accordingly. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative. As a result, this Statement replaces Statement 162 to indicate this change to the GAAP hierarchy. The Company does not believe that SFAS 164 will have an impact on the financial statements. The Company has not determined the impact of SFAS 168 on its financial position or results of operations.

Fiscal Year

Company adopted December 31 for its accounting fiscal year

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets or business.

NOTE 2: Revolving line of credit

As of September 30, 2009, the Company is obligated under unsecured line of credit of $ 50,000 from a bank and principal balance of such a loan is $ 46,023. The current interest rate on this line of credit is 9.24%, with no maturity date. The debt is also guaranteed by a personal liability of an officer and shareholder.

NOTE 3: Related Party Transactions

On August 19, 2009, the Company and Dr. Alexander Gak entered into an agreement to document the terms of the Shareholder Advance of $ 288,850 that had accrued to that point. The agreement converted the advance into a loan. The material terms are that the Company will owe an interest rate of 8% per year, beginning on August 19, 2009, for the outstanding loan amount. The company will begin payment of the principal and accrued interest only after the Company’s operating checking account exceeds $250,000 in net cash on hand, at which time the company will pay $5,000 per month. Any principal and accrued interest not already repaid is due on August 18, 2019. The Company is allowed to pre-pay the note without penalty, but the debt-holder does not have the right to demand pre-payment.

Shareholder Advance decreased to $2,733 as of September 30, 2009. The advance relates to accrued interest from the Shareholder Loan and is due to Dr. Alexander Gak.

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an Exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems for a period of twenty-five years, subject to renewal. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

On November 1, 2008, BAETA Corp. entered into a Software Development Contract with Extranome, Inc. At the time of the transaction, BAETA and Extranome were controlled by Dr. Alexander Gak, our President and CEO. Pursuant to the Software Development Agreement, Extranome has been providing ongoing software development and product support services for BAETA since November 01, 2008. The Software Development Agreement is a non-exclusive agreement and is not related to BAETA’s Exclusive Software Agreement regarding MyHealthID product. In accordance with the Software Development Agreement, BAETA is to pay Extranome for the contracted work in cash form; however BAETA currently does not have a sufficient amount of cash on hand. Therefore, BAETA is paying Extranome is shares of its common stock. Extranome has received 30,000 for each month since November as non-cash part of compensation for services rendered which represent approximately 50% of Extranome’s due monthly compensation. BAETA will continue to issue company shares to Extranome in the amount of 50% of the monthly compensation for services rendered until it is able to compensate Extranome fully in cash. Through September 30, 2009, BAETA has issued 300,000 shares to Extranome.

NOTE 4: Stockholders’ Equity:

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $ 0.0001. As of December 31, 2008, the Company had 21,476,680 shares issued and outstanding. As of September 30, 2009, the Company has 22,197,388 shares issued and outstanding.

On January 14, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 6,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On January 23, 2009, the Company issued 39,282 shares of its common stock for marketing and software services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. The recipient of these shares is now an officer of the Company.

On February 25, 2009, the Company issued 40,000 shares of its common stock for software services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. 10,000 of the issued shares were issued to a non-related party of the Company. 30,000 of the issued shares were issued to a related party of the Company.

On March 25, 2009, the Company issued 30,000 shares of its common stock for software services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. The recipient of these shares is a related party to the Company.

On April 26, 2009, the Company issued 44,496 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Each of the recipients are related parties to the Company.

On May 28, 2009, the Company issued 60,000 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. 25,000 shares were issued to service providers. 35,000 shares were issued to related parties of the Company.

On June 29, 2009, the Company issued 45,000 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on January 14, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. All of the recipients of the shares are related parties of the Company.

On July 1, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 50,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On July 2, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 84,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On July 23, 2009, the Company issued 45,000 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on July 2, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. All of the recipients of the shares are related parties of the Company.

On August 10, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 20,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On August 16, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 40,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On August 18, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 10,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On August 23, 2009, the Company issued 70,334 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on August 18, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Of the 70,334 shares issued, 53,334 were issued to related parties, and 17,000 were issued to non-related parties of the Company.

On September 1, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 30,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On September 2, 2009, the Company conducted an offering of its common stock to an accredited investor and issued 40,000 shares to that investor. The investor purchased the shares at $0.50 per share. The recipient of these shares is not a related party to the Company.

On September 29, 2009, the Company issued 66,596 shares of its common stock for services. The shares are accounted for at $0.50 per share, based the assumption that the market price was equal to that used in the private placement that closed on September 2, 2009, and because the bills paid for by the shares were for an amount equal to $0.50 per share compensation. Each of the recipients are related parties of the Company.

Stock Options

As of December 31, 2008, the Company had granted options to purchase 0 shares. As of September 30, 2009, the Company had granted options to purchase 1,623,512 shares, of which options to purchase 123,512 shares had vested. During the period, the Company awarded option grants to purchase a total of 1,623,512 shares, which had an average contract life of 8.89 years until they expire, and options to purchase 123,512 shares vested. For those grants during the period, the company used the valuation method described in the Significant Accounting Policies (Footnote 1 “Stock Options Issued for Services Rendered” section) and used the options with the closest expiration date available for the similar entity, with the closest strike price to the current share price because all of the Company’s option grants are issued at a strike price equal to the current share price at the time, which resulted in an implied volatility, from the average of the bid and ask implied volatilities, of 45.4, a risk free rate of 3.72%, and a resulting total value of $339,128 for those option grants. Of that value, $55,094 was expensed as compensation costs and $0 was on the balance sheet.

During the six-month period, the following aggregate option grants were made:

Shares Available for the Grant(s)	Vesting Period (same as Service Period)	Maximum Contractual Life
100,000	6 months	10 years
9,862	Immediate	10 years
800,000	4 years	10 years
450,000	5 years	6 years
250,000	5 years	10 years

Below is information about the options outstanding:

	Number of Shares	Weighted Average Exercise Price	Average Remaining Contractual Life (years)	Value
Outstanding December 31, 2008	0	N/A	N/A	N/A
Granted	1,623,512	$0.50	8.89	$339,128
Exercised	0
Forfeited	0
Expired	0
Outstanding September 30, 2009	1,623,512	$0.50	8.89	$339,128
Vested during the Period	123,512	$0.50	10	$27,518
Total vested at September 30, 2009	123,512	$0.50	10	$27,518
* All vested options are currently exercisable

Total nonvested awards that are not yet recognized as compensation cost have a value of $269,939 and are expected to be recognized over a weighted-average period of 3.9 years.

Preferred stocks

The Company is also authorized to issue 10,000,000 shares of preferred stock with a par value of $ 0.0001. As of December 31, 2008, Company had 100 preferred share Series A issued and outstanding. As of September 30, 2009, the Company has 100 preferred share Series A issued and outstanding.

NOTE 5: Income Tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. Accordingly, the net deferred tax asset related to the net operating loss carryforward has been fully offset by a valuation allowance.

The Company has a net operating loss carry forward for tax purposes totaling approximately $ 837,549 at September 30, 2009. The net operating loss carries forward for income taxes, which may be available to reduce future years' taxable income. These carry forwards will expire, if not utilized, through 2028 and are subject to the Internal Revenue Code Section 382, which places a limitation on the amount of taxable income that can be offset by net operating losses after a change in ownership. Management believes that the realization of the benefits from these losses appears uncertain due to the Company's continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

	September 30	December 31
	2009	2008
Tax benefit of net operating loss carryforward	$293,142	$108,530

Valuation allowance	(293,142)	(108,530)
Net deferred tax asset recorded	$-	$-

NOTE 6: Going Concern

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company accumulated operating loss since inception was $ 1,087,193, a working capital deficit of $ 204,154 and stockholders’ equity deficit of $ 274,480 as of September 30, 2009.

The Company will actively pursue its business activities, offer noncash consideration, secure additional or refinance the debt and/or raise equity as a means of financing its operations and meet the credit obligations. If the Company is unable to return to its profitability or obtain necessary financing, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. The company’s management is currently seeking additional capital to support operations, but has not received any firm or other commitments from any parties and may, or may not, be successful in obtaining capital sufficient to perpetuate the operations of the Company.

 NOTE 7: Commitment and contingencies

Exclusive Software Agreement

On September 16, 2008, Dr. Alexander Gak, our Chief Executive Officer and President, and Extranome, Inc., a New Jersey corporation entered into an exclusive Software Agreement (the “Agreement”). Pursuant the Agreement, Extranome sold to Baeta Corp. all commercial rights to its software entitled MyHealthID Medical Records Systems. Pursuant to the Agreement, the Company agreed to pay Extranome $0.00 upfront, and in perpetuity approximately forty-nine percent of all net revenues generated from advertising by MyHealthID. Our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome, Inc., a New Jersey corporation.

NOTE 8: Interest Expense

Interest Expense on the Income Statement is for interest paid on the Line of Credit.

NOTE 9: Material Subsequent Events

Subsequent events were evaluated through January 11, 2010.

On December 29, 2009, Leonid Pushkantser lent the Company $10,000.00. The material terms are that the Company will pay an interest rate of 5% per year and that the principal plus interest is due six months from the date of the note. The Company is allowed to pre-pay the note without penalty, but the debt-holder does not have the right to demand pre-payment.

NOTE 10: Restatement of 2008 Financial Results

Management conducted a review of the December 31, 2008 audited financial statements, and determined that many material errors were present necessitating a re-audit, and as such, engaged W.T. Uniack & Co., CPAs, P.C. to re-audit the Company financials for the year ending December 31, 2008. The re-audited and corrected financial statements for the year ending December 31, 2008, are now provided. The errors resulted in a change in Net Income Before Tax from ($596,661) to ($547,700) and Net Income from ($597,193) to ($548,200).

 [OUTSIDE BACK COVER OF PROSPECTUS]

BAETA CORP.
915,400 SHARES COMMON STOCK

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$116.00
Transfer Agent Fees	$2,000.00
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Printers	$5,000
Total	$$42,116

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.	Indemnification of Directors and Officers

We are incorporated in the State of New Jersey. The New Jersey Business Corporation Act and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by New Jersey law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities

On August 15, 2007, in connection with the formation of the Company, Dr. Alexander Gak, the founder of the Company received 1,000 shares of common stock from the Company for an aggregate of $2,000. By Amendment to the Articles of Incorporation, the Company subsequently conducted a forward stock split of 20,000 to 1, whereby Dr. Gak currently owns 20,560,000 shares of the Company’s common stock. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,000,000 shares of Common Stock outstanding after this issuance.

On April 18, 2008, our Board of Directors approved the designation of 100 shares of our preferred stock as Series A Preferred Stock (the “Series A Preferred Shares”) and authorized our officers to file a Certificate of Designation for the Series A Preferred Shares, which occurred on June 23, 2008. The Series A Preferred Stock vote with our Common Stock as a single class and have 80% of the voting power of the aggregate number of shares voted. Dr. Gak was issued the 100 shares of Series A Preferred Stock on that same day for consideration of $100. The shares were issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder, as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	100 shares of Preferred Stock outstanding after this issuance.

From the period of August through September of 2008, the Company conducted an offering of its common stock solely to accredited investors. The offering was conducted in accordance with exemptions from registration pursuant to Section 4(2) and Rule 506 of Regulation D under the Securities Act. As of the close of the offering on September 25, 2008, the Company had sold approximately 930,400 shares of its common stock to approximately 44 accredited investors, and had raised an aggregate of $232,600. The Company’s President and Chairman, Dr. Alexander Gak’s spouse, Marina Suni was a participant to this offering, purchasing 320,000 shares of common stock at the purchase price of $0.25 per share, for an aggregate purchase price of $80,000. By law, her shares are not being registered for sale in this registration statement.

Sub-Total:	20,930,400 shares of Common Stock outstanding after this issuance.

On June 23, 2008, the Company issued 4,000 shares of its common stock to members of The Sourlis Law Firm. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,934,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 5,000 shares of its common stock to Dr. Alex Y. Bekker. The Company issued the stock in consideration for scientific consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,939,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 1,000 shares of its common stock to Robert Sturtz. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,940,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 1,000 shares of its common stock to Display Equation, LLC. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,941,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 20,000 shares of its common stock to M.B. Turnkey Design. The Company issued the stock in consideration for product design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	20,961,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 100,000 shares of its common stock to Ultraflex International, Inc. The Company issued the stock in consideration for product engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,061,400 shares of Common Stock outstanding after this issuance.

On July 17, 2008 and September 2, 2008, the Company issued 10,000 and 11,280 (for an aggregate of 21,280) shares respectively of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,082,680 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 20,000 shares of its common stock to Mark Donskoy. The Company issued the stock in consideration for internet security consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,102,680 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 152,000 shares of its common stock to Douglas A. Rogers. The Company issued the stock in consideration for executive and financial consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,254,680 shares of Common Stock outstanding after this issuance.

On July 17, 2008, the Company issued 11,000 shares of its common stock to Prime Studios, Inc. The Company issued the stock in consideration for graphic design services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,265,680 shares of Common Stock outstanding after this issuance.

On September 2, 2008, the Company issued 1,000 shares of its common stock to Vasyl Rubyov. The Company issued the stock in consideration for software engineering services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,266,680 shares of Common Stock outstanding after this issuance.

On October 28, 2008, the Company issued an additional 152,000 shares of its common stock to Douglas A. Rogers pursuant to an Amendment to the original consulting agreement between Rogers Consulting and Baeta Corp. The Company issued the stock in consideration for executive and financial consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,418,680 shares of Common Stock outstanding after this issuance.

On November 17, 2008, the Company issued 10,000 shares of its common stock to Chabad of Fort Lee as a charitable donation to a religious organization, upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,428,680 shares of Common Stock outstanding after this issuance.

On December 12, 2008, the Company issued 8,000 shares of its common stock to Cutting Edge Consulting, Inc. The Company issued the stock in consideration for marketing consulting services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,436,680 shares of Common Stock outstanding after this issuance.

On December 12, 2008, the Company issued 10,000 shares of its common stock to members of The Sourlis Law Firm, including Philip Magri, Esq. and Joseph M. Patricola, Esq. Mr. Magri and Mr. Patricola each received 5,000 shares. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,446,680 shares of Common Stock outstanding after this issuance.

On December 12, 2008, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,476,680 shares of Common Stock outstanding after this issuance.

Year ended 12/31/2008:	21,476,680 shares of Common Stock outstanding at the 2008 fiscal year end.

On January 14, 2009, the Company issued its common stock to Yevgeny Litvak, a qualified and accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 6,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Litvak, for an aggregate of $3,000.

Sub-Total:	21,482,680 shares of Common Stock outstanding after this issuance.

On January 23, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,512,680 shares of Common Stock outstanding after this issuance.

On January 23, 2009, the Company issued 9,282 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,521,962 shares of Common Stock outstanding after this issuance.

On February 25, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,551,962 shares of Common Stock outstanding after this issuance.

On February 25, 2009, the Company issued 10,000 shares of Common Stock to Vasyl Rubyov of IonIdea, Inc. of Ukraine. The Company issued the stock in consideration for software development services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,561,962 shares of Common Stock outstanding after this issuance.

On March 25, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,591,962 shares of Common Stock outstanding after this issuance.

Quarter Ended 3/31/2009:               21,591,962 shares of Common Stock outstanding as of the Quarterly Period ended 3/31/2009 (1st Quarter ended).

On April 26, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,621,962 shares of Common Stock outstanding after this issuance.

On April 26, 2009, the Company issued 5,000 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,626,962 shares of Common Stock outstanding after this issuance.

On April 26, 2009, the Company issued 9,496 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,636,458 shares of Common Stock outstanding after this issuance.

On May 28, 2009, the Company issued 25,000 shares of its common stock to members of The Sourlis Law Firm, including Windows of Heaven and More LLC FBO Virginia K. Sourlis, Esq., and Joseph M. Patricola, Esq. Ms. Sourlis received 20,000 to her LLC and Mr. Patricola received 5,000 shares. The Company issued the stock in consideration for professional legal services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,661,458 shares of Common Stock outstanding after this issuance.

On May 28, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,691,458 shares of Common Stock outstanding after this issuance.

On May 28, 2009, the Company issued 5,000 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,696,458 shares of Common Stock outstanding after this issuance.

On June 29, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,701,458 shares of Common Stock outstanding after this issuance.

On June 29, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,731,458 shares of Common Stock outstanding after this issuance.

On June 29, 2009, the Company issued 5,000 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,736,458 shares of Common Stock outstanding after this issuance.

On June 29, 2009, the Company issued 5,000 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,741,458 shares of Common Stock outstanding after this issuance.

Quarter Ended 6/30/2009:               21,741,458 shares of Common Stock outstanding as of the Quarterly Period ended 6/30/2009 (2nd Quarter end).

On July 1, 2009, the Company issued its common stock to Mikhail Tsypenyuk, a qualified and accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 50,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Tsypenyuk, for an aggregate of $25,000.

Sub-Total:	21,791,458 shares of Common Stock outstanding after this issuance.

On July 2, 2009, the Company issued its common stock to Boris Mordkovich, a qualified and accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 84,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Mordkovich, for an aggregate of $42,000.

Sub-Total:	21,875,458 shares of Common Stock outstanding after this issuance.

On July 23, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,880,458 shares of Common Stock outstanding after this issuance.

On July 23, 2009, the Company issued 5,000 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,885,458 shares of Common Stock outstanding after this issuance.

On July 23, 2009, the Company issued 5,000 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,890,458 shares of Common Stock outstanding after this issuance.

On July 23, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	21,920,458 shares of Common Stock outstanding after this issuance.

On August 10, 2009, the Company issued its common stock to Daniel Lundin, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 20,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Lundin, for an aggregate of $10,000.

Sub-Total:	21,940,458 shares of Common Stock outstanding after this issuance.

On August 16, 2009, the Company issued its common stock to Aleksander Fridman, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 40,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Fridman, for an aggregate of $20,000.

Sub-Total:	21,980,458 shares of Common Stock outstanding after this issuance.

On August 18, 2009, the Company issued its common stock to Yakov Burman, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 10,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Burman, for an aggregate of $5,000.

Sub-Total:	21,990,458 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 5,000 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	21,995,458 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 5,000 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,000,458 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,030,458 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,035,458 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,043,792 shares of Common Stock outstanding after this issuance

On August 23, 2009, the Company issued its common stock to Richard Kline, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 2,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Richard for an aggregate of $1,000.

Sub-Total:	22,045,792 shares of Common Stock outstanding after this issuance.

On August 23, 2009, the Company issued 15,000 shares of Common Stock to Vasyl Rubyov of IonIdea, Inc. of Ukraine. The Company issued the stock in consideration for software development services rendered and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,060,792 shares of Common Stock outstanding after this issuance, and as of the date of this registration statement.

On September 1, 2009, the Company issued its common stock to ServiTek Communications, Inc., an entity owned by Daniel Fiegmann, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 30,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to ServiTek for an aggregate of $15,000.

Sub-Total:	22,090,792 shares of Common Stock outstanding after this issuance.

On September 2, 2009, the Company issued its common stock to S4 Engineering, P.C., an entity owned by Henry Schwartzburg, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 40,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to S4 for an aggregate of $20,000.

Sub-Total:	22,130,792 shares of Common Stock outstanding after this issuance.

On September 29, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,160,792 shares of Common Stock outstanding after this issuance.

On September 29, 2009, the Company issued 10,762 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered by Mr. Smith as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,171,554 shares of Common Stock outstanding after this issuance.

On September 29, 2009, the Company issued 12,500 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,184,054 shares of Common Stock outstanding after this issuance.

On September 29, 2009, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,192,388 shares of Common Stock outstanding after this issuance.

On September 29, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,197,388 shares of Common Stock outstanding after this issuance.

Quarter Ended 9/30/2009:               22,197,388 shares of Common Stock outstanding as of the Quarterly Period ended 9/30/2009 (3nd Quarter end).

On October 16, 2009, the Company issued its common stock to Kristruga, Inc., a corporation beneficially owned by Denis Chistruga, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 30,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Denis Chistruga for an aggregate of $15,000.

Sub-Total:	22,227,388 shares of Common Stock outstanding after this issuance.

On October 29, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,257,388 shares of Common Stock outstanding after this issuance.

On October 29, 2009, the Company issued 7,880 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered by Mr. Smith as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,265,268 shares of Common Stock outstanding after this issuance.

On October 29, 2009, the Company issued 12,500 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,277,768 shares of Common Stock outstanding after this issuance.

On October 29, 2009, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,286,102 shares of Common Stock outstanding after this issuance.

On October 29, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,291,102 shares of Common Stock outstanding after this issuance.

On November 6, 2009, the Company issued its common stock to Kirill Sobolev, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 20,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Kirill for an aggregate of $10,000.

Sub-Total:	22,311,102 shares of Common Stock outstanding after this issuance.

On November 13, 2009, the Company issued its common stock to Ignatius Scalia, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 10,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Ignatius for an aggregate of $5,000.

Sub-Total:	22,321,102 shares of Common Stock outstanding after this issuance.

On November 19, 2009, the Company issued its common stock to Kristruga, Inc., a corporation beneficially owned by Denis Chistruga, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 10,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Kristruga for an aggregate of $5,000.

Sub-Total:	22,331,102 shares of Common Stock outstanding after this issuance.

On November 29, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,361,102 shares of Common Stock outstanding after this issuance.

On November 29, 2009, the Company issued 7,115 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered by Mr. Smith as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,368,217 shares of Common Stock outstanding after this issuance.

On November 29, 2009, the Company issued 12,500 shares of Common Stock to Dr. Leonid Topper. The Company issued the stock in consideration for services rendered as the Company’s Chief Medical Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,380,717 shares of Common Stock outstanding after this issuance.

On November 29, 2009, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,389,051 shares of Common Stock outstanding after this issuance.

On November 29, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,394,051 shares of Common Stock outstanding after this issuance.

On December 2, 2009, the Company issued its common stock to Nancy Herbst, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 10,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Nancy for an aggregate of $5,000.

Sub-Total:	22,404,051 shares of Common Stock outstanding after this issuance.

On December 2, 2009, the Company issued its common stock to Joseph T. Cusack, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 7,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Ignatius for an aggregate of $3,500.

Sub-Total:	22,411,051 shares of Common Stock outstanding after this issuance.

On December 7, 2009, the Company issued 10,000 shares of its common stock to the Conservative Synagogue Adath Israel of Riverdale as a charitable donation to a religious organization, upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,421,051 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued its common stock to Dr. Robert Lichtenstein, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 20,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Dr. Lichtenstein for an aggregate of $10,000.

Sub-Total:	22,441,051 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,471,051 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued 5,000 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered by Mr. Smith as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,476,051 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,484,385 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,489,385 shares of Common Stock outstanding after this issuance.

On December 29, 2009, the Company issued 11,667 shares of its common stock to Leonid Pushkantser. The Company issued the stock in consideration for executive services rendered as the Company’s Chief Executive Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,501,052 shares of Common Stock outstanding after this issuance.

Fiscal Year Ended 12/31/2009:       22,501,052 shares of Common Stock outstanding as of the period ended 12/31/2009 (Fiscal Year End).

On January 8, 2010, the Company issued its common stock to Abraham Finer, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 10,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Mr. Finer for an aggregate of $5,000.

Sub-Total:	22,511,052 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued 30,000 shares of Common Stock due to Extranome pursuant to the Software Development Contract (Exhibit 10.12) between BAETA Corp. and Extranome, Inc. As noted above, our President and Chairman, Dr. Alexander Gak, is the 100% owner of Extranome. Therefore he is deemed to beneficially own these 30,000 shares as he maintains voting and dispositive control over Extranome.

Sub-Total:	22,541,052 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued 5,463 shares of its common stock to Leroy and Lisbet Smith. The Company issued the stock in consideration for marketing consultation services rendered by Mr. Smith as the Company’s Chief Marketing Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,546,515 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued 8,334 shares of Common Stock to Boris Mordkovich MD. The Company issued the stock in consideration for product development services, in accordance with the August 2009 consulting agreement between BAETA Corp. and Boris Mordkovich MD, attached to this registration as Exhibit 10.18, and issued upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,554,849 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued 5,000 shares of its common stock to Eugene Gribov. The Company issued the stock in consideration for technology services rendered as the Company’s Chief Tech Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,559,849 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued 11,667 shares of its common stock to Leonid Pushkantser. The Company issued the stock in consideration for executive services rendered as the Company’s Chief Executive Officer and upon reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the issuance of the stock did not involve a public offering of securities.

Sub-Total:	22,571,516 shares of Common Stock outstanding after this issuance.

On January 29, 2010, the Company issued its common stock to Joseph T. Cusack, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 5,000 shares of its Common Stock, par value $0.0001 per share, at a purchase price of $0.50 per share, to Ignatius for an aggregate of $2,500.

Total:	22,576,516 shares of Common Stock outstanding after this issuance, and as of the date of this Registration Statement.

On February 9, 2010, the Company issued its 2 shares of Series B Preferred Stock to MBB Holdings, Inc., a New York corporation. The shares are beneficially held by Mr. Shmyer Breuer, a qualified and sophisticated investor. The sale was made in accordance with the exemption from registration pursuant to Section 4(2) under the Securities Act, as it did not constitute a public offering of securities. The Company sold 2 shares of the Series B Preferred, par value $0.0001 per share, at a purchase price of $50,000 per share, to MBB Holdings, Inc. for an aggregate purchase price of $100,000.

Total:	2 Shares of Series B Preferred Stock issued and outstanding after this issuance and as of the date of this Registration Statement.

Issuance of Stock Options

On January 25, 2009, the Company granted stock options to Dr. Samyaden Datta. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Samyaden Datta in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	50,000 shares of Common Stock underlying Options outstanding after this issuance.

On January 29, 2009, the Company granted stock options to Dr. Alex Y. Bekker. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Bekker in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	100,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 3, 2009, the Company granted stock options to Leroy Smith. The stock option agreement is exercisable for 800,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Smith in consideration for marketing consultation services rendered, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	900,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 7, 2009, the Company granted stock options to Dr. Marco Pappagallo. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Marco Pappagallo in consideration for his service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	950,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 19, 2009, the Company granted stock options to Dr. Lauren Shaiova. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Shaiova in consideration for her service as a Member of the Company’s Scientific Advisory Board for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,000,000 shares of Common Stock underlying Options outstanding after this issuance.

On February 26, 2009, the Company granted stock options to Mr. Jeff Burkland. The stock option agreement is exercisable for 100,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,100,000 shares of Common Stock underlying Options outstanding after this issuance.

On March 21, 2009, the Company granted stock options to Dr. Leonid Topper. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Dr. Topper in consideration for his service as the Company’s Chief Medical Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,150,000 shares of Common Stock underlying Options outstanding after this issuance.

On April 21, 2009, the Company granted stock options to Eugene Gribov. The stock option agreement is exercisable for 50,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Gribov in consideration for his service as the Company’s Chief Tech Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,200,000 shares of Common Stock underlying Options outstanding after this issuance.

On May 29, 2009, the Company granted stock options to Leonid Pushkantser. The stock option agreement is exercisable for 400,000 shares of the Company’s common stock for a purchase price of $0.50 per share. The stock options were granted to Mr. Pushkantser in consideration for his service as the Company’s Chief Executive Officer for the year 2009, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Sub-Total:	1,600,000 shares of Common Stock underlying Options outstanding after this issuance.

To date, Mr. Jeff Burkland has received additional stock options with immediate vesting rights exercisable for 31,125 shares of common stock at a purchase price of $0.50 per share pursuant to his employment agreement attached to this registration statement as Exhibit 10.9.1, The stock options (see Exhibit 10.9.2) were granted to Mr. Burkland in consideration for his service as the Company’s Chief Financial Officer, and the Company relied upon the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) promulgated thereunder as the grant of such options did not involve a public offering of securities.

Total:	1,631,125 shares of Common Stock underlying Options outstanding after this issuance, and as of the date of this Registration Statement.

Item 16.	Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of BAETA Corp. (1)

3.1.1	Amended Articles of Incorporation of BAETA Corp. (1)

3.1.2	Amended Articles of Incorporation of BAETA Corp.

3.2	Bylaws (1)

5.1	Legal Opinion of The Sourlis Law Firm

10.1	Exclusive Software Agreement between Extranome, Inc. and BAETA Corp. (1)

10.2.1	Consulting Agreement with Douglas A. Rogers dated May 15, 2008 (2)

10.2.2	Summary of Verbal Modification to Consulting Agreement with Douglas A. Rogers dated May 15, 2008 (7)

10.3	Amended Consulting Agreement with Douglas A. Rogers dated August 18, 2008 (2)

10.4	Amended Consulting Agreement with Douglas A. Rogers dated October 28, 2008 (6)

10.5	Consulting Agreement with Ventana Capital Partners dated March 1, 2008 (3)

10.6	Settlement and Release with Ventana Capital Partners dated November 14, 2008 (4)

10.7	Settlement and Release with Rogers Consulting Group dated January 29, 2009 (4)

10.8	Summary of verbal Consulting Agreement with Dr. Alex Y. Bekker (4)

10.9.1	Employment Agreement with Jeff Burkland, BAETA Chief Financial Officer (9)

10.9.2	Jeff Burkland Stock Option Agreement (9)

10.10	Employment Agreement with Dr. Leonid Topper, BAETA Chief Medical Officer (7)

10.11	BAETA 2009 Stock Option Plan and Agreement (4)

10.12.1	Software Development Contract with Extranome, Inc. (5)

10.12.2	Statement of Work dated 11-01-2008 (7)

10.12.3	Statement of Work dated 12-01-2008 (7)

10.12.4	Statement of Work dated 01-01-2009 (7)

10.12.5	Statement of Work dated 02-01-2009 (7)

10.12.6	Statement of Work dated 03-01-2009 (7)

10.12.7	Statement of Work dated 04-01-2009 (7)

10.12.8	Statement of Work dated 05-01-2009 (7)

10.12.9	Statement of Work dated 06-01-2009 (7)

10.12.10	Statement of Work dated 07-01-2009 (7)

10.12.11	Statement of Work dated 08-01-2009 (7)

10.12.12	Statement of Work dated 09-01-2009 (7)

10.12.13	Statement of Work dated 10-01-2009 (9)

10.12.14	Statement of Work dated 11-01-2009 (9)

10.12.15	Statement of Work dated 12-01-2009 (10)

10.12.16	Statement of Work dated 01-01-2010 (11)

10.12.17	Statement of Work dated 02-01-2010

10.13	Employment Agreement with Mr. Leonid Pushkantser, BAETA Chief Executive Officer (6)

10.14	Employment Agreement with Mr. Eugene Gribov, BAETA Chief Technology Officer (6)

10.15	Employment Agreement with Mr. Leroy Smith, BAETA Chief Marketing Officer (6)

10.16	Office Service Agreement with Regus for BAETA’s Executive Offices at 1 Bridge Plaza, Fort Lee NJ (7)

10.17	Shareholder Advance Agreement (7)

10.18	Consulting Agreement between BAETA Corp. and Boris Mordkovich MD. (7)

10.19	Lee Smith Stock Option Agreement (11)

10.20	Promissory Note Agreement between CEO Leonid Pushkantser and Baeta Corp. (11)

14.1	BAETA Corp. Code of Ethics (1)

14.1	BAETA Corp. Code of Business Conduct (1)

16.1	Stan J.H. Lee, CPA, CMA’s Resignation and Declination Letter to stand for re-election as Company auditor (8)

23.1	Consent of W.T. Uniack & Co., CPAs, P.C.

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-154243) filed on October 14, 2008.

(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 1 (SEC File No.: 333-154243) filed on December 22, 2008.

(3)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 2 (SEC File No.: 333-154243) filed on February 10, 2009.

(4)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 3 (SEC File No.: 333-154243) filed on April 9, 2009.

(5)	Incorporated by reference and filed as Exhibit 10.12 in the Company’s Registration Statement on Form S-1/Amendment No. 3 (SEC File No.: 333-154243) filed on April 9, 2009.

(6)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 4 (SEC File No.: 333-154243) filed on July 28, 2009.

(7)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 5 (SEC File No.: 333-154243) filed on September 29, 2009.

(8)	This exhibit has been revised to incorporate certain disclosures as required by the Securities and Exchange Commission.

(9)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 6 (SEC File No.: 333-154243) filed on November 12, 2009.

(10)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 7 (SEC File No.: 333-154243) filed on December 15, 2009.

(11)	Incorporated by reference from the Company’s Registration Statement on Form S-1/Amendment No. 8 (SEC File No.: 333-154243) filed on January 14, 2009.

Item 17.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.
(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lee, State of New Jersey, on February 12, 2010.

BAETA CORP.

By:	/s/ LEONID PUSHKANTSER
Leonid Pushkantser Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DR. ALEXANDER GAK	President and Chairman of the Board	February 12, 2010
Dr. Alexander Gak

/s/ LEONID PUSHKANTSER	Chief Executive Officer and Director	February 12, 2010
Leonid Pushkantser	(Principal Executive Officer)

/s/ JEFF BURKLAND	Chief Financial Officer	February 12, 2010
Jeff Burkland	(Principal Financial Officer, Accounting Officer and Controller)

/s/ DR. LEONID TOPPER	Chief Medical Officer	February 12, 2010
Dr. Leonid Topper

/s/ EUGENE GRIBOV	Chief Technology Officer	February 12, 2010
Mr. Eugene Gribov

/s/ LEE SMITH	Chief Marketing Officer	February 12, 2010
Mr. Lee Smith